Exhibit 10.1
Table of Contents
SECTION 1	CREDIT FACILITY
1.1	Loans
1.2	Letters of Credit
SECTION 2	INTEREST, FEES AND CHARGES
2.1	Interest
2.2	Computation of Interest and Fees
2.3	Fee Letter
2.4	Letter of Credit and LC Guaranty Fees
2.5	Unused Line Fee
2.6	Canadian Revolving Credit Loan Participation Fee
2.7	Audit Fees
2.8	Reimbursement of Expenses
2.9	Bank Charges
2.10	Collateral Protection Expenses; Appraisals
2.11	Payment of Charges
2.12	Taxes
SECTION 3	LOAN ADMINISTRATION
3.1	Manner of Borrowing Revolving Credit Loans
3.2	Payments
3.3	Mandatory and Optional Prepayments
3.4	Application of Payments and Collections
3.5	All Loans to Constitute One Obligation
3.6	Loan Account
3.7	Statements of Account
3.8	Increased Costs
3.9	Basis for Determining Interest Rate Inadequate
3.10	Sharing of Payments, Etc.
SECTION 4	TERM AND TERMINATION
4.1	Term of Agreement
4.2	Termination
SECTION 5	SECURITY INTERESTS
5.1	Security Interest in Collateral
5.2	Lien Perfection; Further Assurances
SECTION 6	COLLATERAL ADMINISTRATION
6.1	General
6.2	Administration of Accounts
6.3	Administration of Inventory
SECTION 7	REPRESENTATIONS AND WARRANTIES
7.1	General Representations and Warranties
7.2	Continuous Nature of Representations and Warranties
7.3	Survival of Representations and Warranties
SECTION 8	COVENANTS AND CONTINUING AGREEMENTS
8.1	Affirmative Covenants
8.2	Negative Covenants
8.3	Specific Financial Covenants
SECTION 9	CONDITIONS PRECEDENT
9.1	Documentation
9.2	No Default
9.3	Other Conditions
9.4	Availability
9.5	No Litigation
9.6	Material Adverse Effect
9.7	Approvals
9.8	Opinion of Borrowers’ Counsel
9.9	Financing Statements
9.10	No Material Misstatements
9.11	Legal Matters Generally
9.12	Corporate Documents
9.13	Fees
9.14	Lien Search
9.15	Borrowing Base Certificate
9.16	Projections
9.17	Kelso Transaction
SECTION 10	EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT
10.1	Events of Default
10.2	Acceleration of the Obligations
10.3	Other Remedies
10.4	Set Off and Sharing of Payments
10.5	Remedies Cumulative; No Waiver
SECTION 11	THE ADMINISTRATIVE AGENT
11.1	Authorization and Action
11.2	Administrative Agent’s and Canadian Agent’s Reliance, Etc.
11.3	Fleet and Affiliates
11.4	Lender Credit Decision
11.5	Indemnification
11.6	Rights and Remedies to be Exercised by Administrative Agent and Canadian Agent Only
11.7	Agency Provisions Relating to Collateral
11.8	Administrative Agent’s and Canadian Agent’s Right to Purchase Commitments
11.9	Right of Sale, Assignment, Participations
11.10	Amendment
11.11	Resignation of Administrative Agent; Appointment of Successor
11.12	Audit and Examination Reports; Disclaimer by Lenders
11.13	Arranger
SECTION 12	CROSS-GUARANTY
12.1	Cross-Guaranty
12.2	Waivers by Borrowers
12.3	Benefit of Guaranty
12.4	Subordination of Subrogation, Etc.
12.5	Election of Remedies
12.6	Limitation
12.7	Contribution with Respect to Guaranty Obligations
12.8	Liability Cumulative
SECTION 13	MISCELLANEOUS
13.1	Power of Attorney
13.2	Indemnity
13.3	Sale of Interest
13.4	Severability
13.5	Successors and Assigns
13.6	Cumulative Effect; Conflict of Terms
13.7	Execution in Counterparts
13.8	Notice
13.9	Consent
13.10	Credit Inquiries
13.11	Time of Essence
13.12	Entire Agreement
13.13	Interpretation
13.14	Confidentiality
13.15	Registry
13.16	Judgment
13.17	GOVERNING LAW; CONSENT TO FORUM
13.18	WAIVERS BY BORROWERS
13.19	Advertisement
13.20	Company Credit Facility
SECTION 14	CANADIAN PROVISIONS
14.1	Interest Act (Canada)
14.2	Quebec Borrowers
14.3	English Language

$200,000,000

LOAN AND SECURITY AGREEMENT

Dated as of July 25, 2002

Among

NORTEK, INC. AND CERTAIN OF ITS SUBSIDIARIES,
as Borrowers,

FLEET SECURITIES, INC.,
as Sole Advisor, Lead Arranger and Book Manager,

FLEET CAPITAL CORPORATION
Individually and as Administrative Agent

FLEET CAPITAL CANADA CORPORATION,
Individually and as Canadian Agent

CONGRESS FINANCIAL CORPORATION,
as a Co-Syndication Agent,

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Co-Syndication Agent,

CIT GROUP/BUSINESS CREDIT,
as a Co-Documentation Agent,

and

PNC BANK, NATIONAL ASSOCIATION,
as a Co-Documentation Agent

LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT is made as of July 25, 2002 by and among Fleet Capital Corporation (“Fleet”), a Rhode Island corporation with an office at 1633 Broadway, New York, New York 10019, individually as a Lender and as administrative agent (“Administrative Agent”) for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a “Lender” and collectively as the “Lenders”), Fleet Capital Canada Corporation (“Fleet Canada,”) a Canadian corporation with an office at 300 The East Mall, Suite 120, Toronto, Ontario, M9B 6B7 Canada, individually as the Canadian Lender and as Canadian agent (“Canadian Agent”) for itself, the Canadian Lender and any other financial entity which is or becomes a Canadian Participating Lender, Fleet Securities, Inc., as sole advisor, lead arranger and book manager (in such capacity, the “Arranger”), the Lenders and Nortek, Inc., a Delaware corporation (“Nortek”), Broan-NuTone LLC, NuTone Inc. (“NuTone”), Linear Corporation, Nordyne Inc., Governair Corporation, Mammoth, Inc., Temtrol, Inc., Webco, Inc., Great Lakes Window, Inc., Kroy Building Products, Inc., Napco, Inc., Napco Window Systems, Inc., Variform, Inc., Rangaire LP, Jensen Industries, Inc., Multiplex Technology, Inc., Xantech Corporation, Richwood Building Products, Inc., Thermal-Gard, Inc., Aubrey Manufacturing, Inc., Rangaire LP, Inc. (each a “Domestic Borrower” and, collectively, the “Domestic Borrowers”), Broan-NuTone Canada Inc. (“BNC”), Venmar Ventilation Inc. (“VVI”), Venmar CES, Inc. (“CES”), Venmar Ventilation (H.D.H.) Inc. (“H.D.H.”) and Ventrol Air Handling Systems Inc. (“VAH,” and together with BNC, VVI, CES and H.D.H., each, a “Canadian Borrower,” and, collectively, the “Canadian Borrowers,” and, together with the Domestic Borrowers, each, a “Borrower” and collectively, the “Borrowers”). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1. CREDIT FACILITY

          Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a Total Credit Facility of up to $200,000,000 available upon Borrowers’ request therefor, as follows:

1.1. Loans.

          1.1.1.Domestic Revolving Credit Loans. Each Lender having a Domestic Revolving Credit Loan Commitment agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make loans denominated in U.S. Dollars (such loans relative to such lender, its “Domestic Revolving Credit Loans”) to Domestic Borrowers from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrower Representative in the manner set forth in subsection 3.1.1(a) hereof; provided, that no Domestic Revolving Credit Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, the aggregate amount of the Domestic Revolving Credit Exposure of all the Lenders would exceed the Domestic Borrowing Base then in effect. Domestic Revolving Credit Loans may be borrowed as Base Rate Loans or LIBOR Loans. Amounts borrowed under this subsection 1.1.1 may be repaid in whole or in part and, up to but excluding the last day of the Term, reborrowed, all in accordance with the terms and conditions hereof.

          1.1.2.Canadian Revolving Credit Loans. (a) Subject to the terms and conditions hereof, the Canadian Lender agrees, for so long as no Default or Event of Default exists, to make loans to the Canadian Borrowers denominated in U.S. Dollars or Canadian Dollars (each such loan or extension of credit, a “Canadian Revolving Credit Loan”) from time to time during the period from the date hereof to but not including the last day of the Term, as requested by the Borrower Representative in the manner set forth in subsection 3.1.1(b) hereof; provided, that no Canadian Revolving Credit Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, the aggregate amount of the Canadian Revolving Credit Exposure of the Canadian Lender would exceed the Canadian Borrowing Base then in effect. Canadian Revolving Credit Loans may be borrowed as Canadian Base Rate Loans or Canadian Fixed Rate Loans. Amounts borrowed under this subsection 1.1.2 may be repaid in whole or in part and, up to but excluding the last day of the Term, reborrowed, all in accordance with the terms and conditions hereof. Upon the making of each such Canadian Revolving Credit Loan and subject to subsection 3.2.6, each Canadian Participating Lender shall be deemed to have irrevocably and unconditionally purchased from the Canadian Lender, without recourse or warranty, an undivided interest and participation in each Canadian Revolving Credit Loan to the extent of such Canadian Participating Lender’s Canadian Percentage thereof.

          (b) The Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Canadian Revolving Credit Loans and Letters of Credit denominated in Canadian Dollars as of the requested borrowing date or date of issuance, as the case may be, and (ii) outstanding Canadian Revolving Credit Loans and LC Obligations denominated in Canadian Dollars as of the last Business Day of each month, or on such earlier date during such month as the Administrative Agent reasonably believes necessary, for all other purposes under this Agreement where the determination of a Dollar Equivalent is required to be made.

          1.1.3.Swing Line Loans. In order to reduce the frequency of transfers of funds from Lenders to Administrative Agent for making Domestic Revolving Credit Loans and for so long as no Default or Event of Default exists, Administrative Agent shall be permitted (but not required) to make loans to Domestic Borrowers upon request by Borrower Representative (such loans to be designated as “Swing Line Loans”); provided, that the aggregate principal amount of Swing Line Loans outstanding at any time will not (i) exceed $15,000,000; (ii) when added to the principal amount of Administrative Agent’s other Domestic Revolving Credit Loans then outstanding plus Administrative Agent’s Percentage of the LC Obligations and Canadian Revolving Credit Loans, exceed Administrative Agent’s Domestic Revolving Credit Commitment; or (iii) when added to the principal amount of all Domestic Revolving Credit Loans and the Dollar Equivalent of Canadian Revolving Credit Loans then outstanding plus the LC Obligations, exceeds the Domestic Borrowing Base. Within the foregoing limits, Domestic Borrowers may borrow, repay and reborrow Swing Line Loans. Swing Line Loans may only be borrowed as Base Rate Loans. Notwithstanding the foregoing, not more than 2 Business Days after (1) Lenders receive notice from Administrative Agent that a Swing Line Loan has been advanced in respect of a drawing under a Letter of Credit or LC Guaranty or (2) in any other circumstance, demand is made by Administrative Agent during the continuance of an Event of Default, each Lender (other than the Canadian Lender) shall irrevocably and unconditionally purchase and receive from the Administrative Agent, without recourse or warranty from Administrative Agent, an undivided interest and participation in each Swing Line Loan to the extent of such Lender’s Percentage thereof, by paying to the Administrative Agent, in same day funds, an amount equal to such Lender’s Percentage of such Swing Line Loan.

          1.1.4.Overadvances. Insofar as Borrower Representative may request and Administrative Agent or Majority Lenders or all Lenders (as provided below) may be willing in their sole and absolute discretion to make Domestic Revolving Credit Loans to Borrowers at a time when the unpaid balance of the Dollar Equivalent of Revolving Credit Loans and Swing Line Loans plus the sum of the LC Obligations that have not been reimbursed by Borrowers or funded with a Domestic Revolving Credit Loan, plus reserves, exceeds, or would exceed with the making of any such Revolving Credit Loan, the Domestic Borrowing Base (and such Loan or Loans being herein referred to individually as an “Overadvance” and collectively, as “Overadvances”), Administrative Agent (unless otherwise directed by the Majority Lenders) shall enter such Overadvances as debits in the Domestic Loan Account in an aggregate outstanding principal amount not to exceed $5,000,000 at any time. All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Base Rate Loans generally; provided, however, that Overadvances to be made after the occurrence and during the continuation of a Default or an Event of Default shall require the consent of all Lenders. Any Overadvance made pursuant to the terms hereof shall be made by all Lenders ratably in accordance with their respective Percentages. The foregoing notwithstanding, in no event, unless otherwise consented to by all Lenders, (w) shall any Overadvances be outstanding for more than sixty (60) consecutive days, (x) after all outstanding Overadvances have been repaid, shall Administrative Agent or Lenders make any additional Overadvances unless sixty (60) days or more have expired since the last date on which any Overadvances were outstanding, (y) shall Overadvances be outstanding on more than ninety (90) days within any one hundred eighty day (180) period or (z) shall Administrative Agent make Domestic Revolving Credit Loans on behalf of Lenders under this subsection 1.1.4 to the extent such Domestic Revolving Credit Loans would cause a Lender’s share of the Revolving Credit Loans to exceed such Lender’s Revolving Loan Commitment minus such Lender’s Percentage of the LC Obligations.

          1.1.5.Use of Proceeds. The Loans shall be used solely for (i) the satisfaction of existing Indebtedness of Borrowers, (ii) for Borrowers’ general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws, (iii) general corporate purposes and (iv) for all other purposes permitted under this Agreement including, without limitation, the repurchase of Senior Notes and Senior Subordinated Notes pursuant to subsection 8.2.6 and the purchase of capital stock of Merger Co or Parent in connection with the Kelso Transaction or the Alternate Transaction pursuant to clause (xi) of the definition of Restricted Investment.

1.2.Letters of Credit.

          1.2.1.Letters of Credit; LC Guaranties. (a) Administrative Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrower Representative, to (i) issue its, or cause to be issued by the Issuing Bank or another Affiliate of Administrative Agent, on the date requested by Borrower Representative, Letters of Credit for the account of a Domestic Borrower or (ii) execute LC Guaranties by which Administrative Agent, Issuing Bank or another Affiliate of Administrative Agent, on the date requested by Borrower Representative, shall guaranty the payment or performance by Domestic Borrowers of its reimbursement obligations with respect to letters of credit;provided, that the LC Amount shall not exceed the Dollar Equivalent of $70,000,000 at any time (such amount, the “LC Sub-Limit”). No Letter of Credit or LC Guaranty may have an expiration date which is later than 5 Business Days prior to the end of the Term. Notwithstanding anything to the contrary contained herein, Domestic Borrowers, Administrative Agent and Lenders hereby agree that all LC Obligations and all obligations of Domestic Borrowers relating thereto shall be satisfied by the prompt issuance of one or more Domestic Revolving Credit Loans that are Base Rate Loans, which Domestic Borrowers hereby acknowledge are requested and Lenders hereby agree to fund. In the event that Domestic Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing LC Obligations, each Lender hereby agrees to pay to Administrative Agent, on demand, an amount equal to such LC Obligations multiplied by such Lender’s Percentage, and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Loans.

          1.2.2.Reimbursement Obligations. (a) The Domestic Borrowers agree to reimburse the (i) Issuing Bank (through the Administrative Agent) for any draw under any Letter of Credit and (ii) Administrative Agent for any payment made under any LC Guaranty, in each instance, immediately upon any drawing, and to pay the Issuing Bank (through the Administrative Agent) or the Administrative Agent, as the case may be, the amount of all other obligations and other amounts payable to such Issuing Bank or the Administrative Agent under or in connection with any Letter of Credit or LC Guaranty immediately when due, irrespective of any claim, setoff, defense or other right which the Domestic Borrowers may have at any time against such issuer or any other Person; provided, that if the Issuing Bank (through the Administrative Agent) or the Administrative Agent, as the case may be, shall notify the Borrower Representative of a drawing or payment after 2:00 p.m. (New York time) on the date of any drawing under a Letter of Credit or payment under a LC Guaranty (as appropriate), the Domestic Borrowers will not be required to reimburse the Issuing Bank or the Administrative Agent, as the case may be, until the next Business Day and, until such reimbursement is so required, the amount of such drawing or payment shall be deemed to be a Domestic Revolving Credit Loan which is a Base Rate Loan hereunder in accordance with the provisions of paragraph (c) below. Each such payment shall be made to the Administrative Agent (for the account of the Issuing Bank or the Administrative Agent, as the case may be) at its address for notices specified herein only in U.S. Dollars.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Domestic Borrowers under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the per annum rate which is 2% above the rate payable with respect to Base Rate Loans from time to time.

          (c) Each notice of a drawing under any Letter of Credit or a payment under any LC Guaranty shall constitute a request by the Domestic Borrowers for a borrowing pursuant to subsection 1.1.1 of Domestic Revolving Credit Loans which are Base Rate Loans in the amount of such drawing or payment, as the case may be, plus any amounts payable pursuant to subsection 1.2.2(a) in respect of such drawing or payment. The borrowing date with respect to such borrowing shall be the date of such drawing or payment, as the case may be.

          (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank or the Lenders, as the case may be, all amounts received by the Administrative Agent for the account of the Issuing Bank or the Lenders, as the case may be, pursuant to this subsection.

          1.2.3.LC Participations. (a) To induce the Administrative Agent to (i) cause the Issuing Bank to issue Letters of Credit hereunder and (ii) enter into LC Guaranties with respect to Letters of Credit, each Lender other than the Canadian Lender (an “LC Participant”) irrevocably agrees to accept and purchase and hereby accepts and purchases, on the terms and conditions hereinafter stated, for such LC Participant’s own account and risk, an undivided interest equal to such LC Participant’s Percentage in the Administrative Agent’s obligations and rights under each LC Guaranty issued in connection with any Letter of Credit and in the Issuing Bank’s obligations and rights under each Letter of Credit. Each LC Participant unconditionally and irrevocably agrees with the Administrative Agent and the Issuing Bank, as the case may be, that it shall be directly and unconditionally obligated to the Administrative Agent or the Issuing Bank, as the case may be, to reimburse the Administrative Agent or the Issuing Bank, as the case may be, upon demand and without setoff or deduction of any kind or nature, for making any payment under any LC Guaranty or Letter of Credit, as the case may be, in an amount equal to such LC Participant’s Percentage multiplied by the amount of such payment made by the Administrative Agent under such LC Guaranty or the Issuing Bank under such Letter of Credit, as the case may be. Each such reimbursement shall be made to the Administrative Agent (for the account of the Issuing Bank or the Administrative Agent, as the case may be) at its address for notices specified herein only in U.S. Dollars.

          (b) If any amount required to be paid by any LC Participant to the Administrative Agent pursuant to subsection 1.2.3(a) in respect of any payment made by the Administrative Agent under any LC Guaranty is not paid to the Administrative Agent on the date such payment is due from such LC Participant, such LC Participant shall pay to the Administrative Agent on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, as quoted by the Administrative Agent, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Administrative Agent, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Administrative Agent submitted to any LC Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Administrative Agent has made payment under any LC Guaranty and has received from any LC Participant its pro rata share of such payment in accordance with subsection 1.2.3(a), the Administrative Agent receives any payment from the Domestic Borrowers on account of reimbursement obligations in respect of such payment under such LC Guaranty (whether directly from the Domestic Borrowers or otherwise, including by way of set-off or proceeds of collateral applied thereto by the Administrative Agent), or any payment of interest on account thereof, the Administrative Agent shall distribute to such LC Participant its pro rata share thereof; provided,however, that in the event that any such payment received by the Administrative Agent shall be required to be returned by the Administrative Agent, such LC Participant shall return to the Administrative Agent the portion thereof previously distributed by the Administrative Agent to it.

          (d) Notwithstanding the foregoing, no Lender shall be required to purchase a participating interest in the Administrative Agent’s obligations and rights under a LC Guaranty if, prior to the issuance by the Administrative Agent of such LC Guaranty, the Administrative Agent has received written notice from such Lender specifying that such Lender believes in good faith that an Event of Default has occurred and is continuing, describing the nature of such Event of Default and stating that, as a result thereof, such Lender shall cease to purchase such participating interests; provided, that the obligation of such Lender to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such Lender notifies the Administrative Agent that its prior notice has been withdrawn and (ii) the date upon which the Event of Default specified in such notice no longer is continuing (it being understood that, in the event that such Event of Default was not continuing at the time that the Administrative Agent received such notice, such Lender shall be obligated to purchase such participating interest promptly upon discovery that its good faith belief was erroneous).

          1.2.4.Obligations Absolute. (a) The obligations of each LC Participant to make payments to the Administrative Agent with respect to its participation in any LC Guaranty, to the Issuing Bank with respect to its participation in any Letter of Credit and the obligations of the Domestic Borrowers under this subsection 1.2 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Lender or the Domestic Borrowers may have or have had against the Administrative Agent, the Issuing Bank or any beneficiary of a Letter of Credit.

          (b) The Domestic Borrowers hereby agree with the Administrative Agent on behalf of the Issuing Bank and itself that neither the Issuing Bank nor the Administrative Agent shall be responsible for, and the Domestic Borrowers’ reimbursement obligations under subsection 1.2.2 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents or endorsements shall in fact prove to be invalid, fraudulent or forged; provided, that, in respect of reimbursement obligations owing to the Issuing Bank relating to a drawing under a Letter of Credit made with such documents or endorsements, reliance upon such documents or endorsements by the Issuing Bank shall not have constituted gross negligence or willful misconduct of the Issuing Bank or (ii) any dispute between or among the Domestic Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Domestic Borrowers or any of their respective Subsidiaries against any beneficiary of such Letter of Credit or any such transferee.

          (c) Neither the Issuing Bank nor the Administrative Agent shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by the Issuing Bank, except, in the case of the Issuing Bank, for errors or omissions caused by the Issuing Bank’s gross negligence or willful misconduct.

          (d) The Domestic Borrowers agree that any action taken or omitted by the Issuing Bank or by the Administrative Agent on behalf of the Issuing Bank under or in connection with any Letter of Credit issued by the Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCP shall be binding on the Domestic Borrowers and shall not result in any liability on the part of the Issuing Bank or the Administrative Agent, as the case may be, to the Domestic Borrowers or any of their respective Subsidiaries.

          (e) If any draft shall be presented for payment to the Issuing Bank under any Letter of Credit issued by it, the Administrative Agent shall cause the Issuing Bank to notify the Borrower Representative thereof in accordance with the provisions of the UCP. The responsibility of the Issuing Bank to the Domestic Borrowers in connection with any draft presented for payment under any Letter of Credit issued by the Issuing Bank shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in compliance with such Letter of Credit.

          1.2.5.Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this subsection 1.2, the provisions of this subsection 1.2 shall apply.

SECTION 2. INTEREST, FEES AND CHARGES

2.1.Interest.

          2.1.1.Rates of Interest. (a) Interest shall accrue on the principal amount of Base Rate Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

          (b) Interest shall accrue on the principal amount of Canadian Base Rate Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Canadian Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Canadian Base Rate, effective as of the opening of business on the day that any such change in the Canadian Base Rate occurs.

          (c) Interest shall accrue on the principal amount of LIBOR Loans outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect plus the LIBOR applicable to each LIBOR Loan for the corresponding Interest Period.

          (d) Interest shall accrue on the principal amount of Canadian Fixed Rate Loans outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect plus the Canadian Fixed Rate applicable to each Canadian Fixed Rate Loan for the corresponding Interest Period.

          2.1.2.Default Rate of Interest. At the option of Administrative Agent or the Majority Lenders, upon notice to the Borrower Representative given after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto (the “Default Rate”).

          2.1.3.Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement are in contravention of any such law, such provisions shall be deemed amended to conform thereto (the “Maximum Rate”). If at any time, the amount of interest paid hereunder is limited by the Maximum Rate, and the amount at which interest accrues hereunder is subsequently below the Maximum Rate, the rate at which interest accrues hereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.

2.2.Computation of Interest and Fees.

Interest, Letter of Credit and LC Guaranty fees and Unused Line Fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

2.3.Fee Letter.

Borrowers shall pay to Administrative Agent certain fees and other amounts in accordance with the terms of the fee letter between Borrowers and Administrative Agent (the “Fee Letter”).

2.4.Letter of Credit and LC Guaranty Fees.

Domestic Borrowers shall pay to Administrative Agent (through its Treasury and International Services Group):

          (i) for all Letters of Credit and LC Guaranties (without duplication) relating to such Letters of Credit, for the ratable benefit of LC Participants, a per annum fee equal to the Applicable Margin then in effect for LIBOR Loans of the aggregate available amount of such Letters of Credit and LC Guaranties relating to such Letters of Credit outstanding from time to time during the term of this Agreement, plus, for the account of the Issuing Bank or the issuer of the LC Guaranty, all normal and customary charges and processing fees associated with the issuance and administration thereof, which fees and charges shall be due and payable in arrears on the first Business Day of each calendar quarter (or at such other time as advised by the Issuing Bank) and shall not be subject to rebate or proration upon the termination of this Agreement for any reason; and

          (ii) with respect to all Letters of Credit and LC Guaranties, for the account of the Issuing Bank only, a per annum fronting fee equal to 0.125% of the aggregate available amount of such Letters of Credit outstanding from time to time during the term of this Agreement, which fronting fees shall be payable in arrears on the first Business Day of each calendar quarter and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

2.5.Unused Line Fee.

          Domestic Borrowers shall pay to Administrative Agent, for the ratable benefit of Lenders, a fee (the “Unused Line Fee”) equal to the Applicable Unused Fee Margin per annum multiplied by the average daily amount by which $200,000,000 exceeds the sum of (i) the outstanding principal balance of the Dollar Equivalent of Revolving Credit Loans plus (ii) the LC Amount; provided, that for purposes of calculating the Unused Line Fee of the Administrative Agent, outstanding Swing Line Loans shall be included as part of the outstanding balance of the Revolving Credit Loans for purposes of calculating such fees. The Unused Line Fee shall be payable quarterly in arrears on the first day of each fiscal quarter hereafter.

2.6.Canadian Revolving Credit Loan Participation Fee.

          Canadian Agent, for Canadian Revolving Credit Loans outstanding, shall distribute to the Canadian Lender and the Canadian Participating Lenders, ratably, a per annum fee (the “Canadian Participation Fee”) equal to the Applicable Margin then in effect for (i) in the case of Canadian Fixed Rate Loans, Canadian Fixed Rate Loans and (ii) in the case of Canadian Base Rate Loans, Canadian Base Rate Loans, of the aggregate principal amount of such Loans outstanding from time to time during the term of this Agreement. The Canadian Participation Fee shall be distributed by the Canadian Agent promptly upon receipt of the relevant Applicable Margin by the Canadian Agent pursuant to subsection 2.1.1(b) and (d).

2.7.Audit Fees.

          Borrowers shall pay to Administrative Agent and Canadian Agent, as the case may be, reasonable audit fees in accordance with its current schedule of fees in effect from time to time in connection with audits of the books and records and Properties of Borrowers and their Subsidiaries and such other matters as Administrative Agent and Canadian Agent, as the case may be, shall deem appropriate in its reasonable judgment, plus all out-of-pocket expenses incurred by Administrative Agent and Canadian Agent, as the case may be, in connection with such audits, whether such audits are conducted by employees of Administrative Agent and Canadian Agent, as the case may be, or by third parties hired by Administrative Agent and Canadian Agent, as the case may be; provided, however, that unless an Event of Default has occurred and is continuing, Borrowers shall only be required to reimburse each of Administration Agent and Canadian Agent for two such audits per fiscal year of Borrower Representative. Such audit fees and out-of-pocket expenses shall be payable immediately upon demand therefor by Administrative Agent and Canadian Agent, as the case may be, from time to time. Administrative Agent and Canadian Agent, as the case may be, may, in its discretion, provide for the payment of such amounts by making appropriate Loans to Borrowers and changing Borrowers’ Loan Account therefor.

2.8.Reimbursement of Expenses.

          If, at any time or times regardless of whether or not an Event of Default then exists, (i) Administrative Agent, Issuing Bank and/or Canadian Agent incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any syndication or attempted syndication of the Obligations (including, without limitation, printing and distribution of materials to prospective Lenders and all costs associated with bank meetings, but excluding any closing fees paid to Lenders in connection therewith) or (2) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby, including, without limitation, as a result of any currency fluctuations occurring after the determination of the Dollar Equivalent of LC Obligations; or (ii) Administrative Agent and/or Canadian Agent or any Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, Canadian Agent, any Lender, Borrowers or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or Borrowers’, any of their Subsidiaries’ or any Guarantor’s affairs; (2) any attempt to enforce any rights of Administrative Agent, Canadian Agent or any Lender against Borrowers or any other Person which may be obligated to Administrative Agent, Canadian Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (3) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Administrative Agent, Canadian Agent or any Lender, as applicable, shall be charged to Borrowers; provided, that Borrowers shall not be responsible for such costs and out-of-pocket expenses to the extent incurred because of the gross negligence or willful misconduct of Administrative Agent, Canadian Agent or any Lender. All amounts chargeable to Borrowers under this Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Administrative Agent, Canadian Agent or such Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Loans from time to time. Borrowers shall also reimburse Administrative Agent and Canadian Agent for expenses incurred by them in their administration of the Collateral to the extent and in the manner provided in Sections 2.10 and 2.11 hereof.

2.9.Bank Charges.

          Borrowers shall pay to Administrative Agent and Canadian Agent, on demand, any and all fees, costs or expenses which Administrative Agent, Canadian Agent or any Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Administrative Agent, Canadian Agent or any Lender, of proceeds of Loans made to Borrowers pursuant to this Agreement and (ii) the depositing for collection by Administrative Agent, Canadian Agent or any Lender of any check or item of payment received or delivered to Administrative Agent, Canadian Agent or any Lender on account of the Obligations.

2.10.Collateral Protection Expenses; Appraisals.

          All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Administrative Agent and/or Canadian Agent, as the case may be, may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Additionally, from time to time Administrative Agent and/or Canadian Agent, as the case may be, may, at Borrowers’ expense, obtain appraisals from appraisers (who may be personnel of Administrative Agent and/or Canadian Agent, as the case may be), stating the then current Net Orderly Liquidation Value of all or any portion of the real estate or personal property of Borrowers or any of their Subsidiaries, including without limitation the Inventory of Borrowers and their Subsidiaries.

2.11.Payment of Charges.

          All amounts chargeable to Borrowers under this Agreement shall be Obligations secured by all of the Collateral, shall be, unless specifically otherwise provided, payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to Base Rate Loans from time to time.

2.12.Taxes.

          (a) Subject to subsection 2.12(e), all payments made by any Domestic Borrower to any Lender under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, assessments, imposts, duties, fees, deductions or withholdings or similar charges, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Lender, net income taxes imposed on the Administrative Agent or such Lender (including, without limitation, (i) each Lender in its capacity as the Issuing Bank and (ii) any transferee or assignee (including a participation holder) (any such entity, a “Transferee”), as the case may be, as a result of a present or former connection between the jurisdiction of the Governmental Authority imposing such tax and the Administrative Agent or such Lender (excluding a connection arising solely from the Administrative Agent or such Lender or Transferee having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions withholdings being hereinafter called “Non-Excluded Taxes”).

          (b) Subject to subsection 2.12(e), if any Domestic Borrower shall be required by law to deduct or withhold any Non-Excluded Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii) such Domestic Borrower shall make such deductions and withholdings;

(iii) such Domestic Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) such Domestic Borrower shall also pay to each Lender or the Administrative Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Non-Excluded Taxes or Further Taxes had not been imposed.

          (c) Subject to subsection 2.12(e), each Domestic Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Non-Excluded Taxes and Further Taxes in the amount that the respective Lender or the Administrative Agent specifies as necessary to preserve the after-tax yield such Lender or the Administrative Agent would have received if such Non-Excluded Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the applicable Lender or the Administrative Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by any Domestic Borrower of Non-Excluded Taxes or Further Taxes, such Domestic Borrower shall furnish to each Lender or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Administrative Agent.

          (e) (i) Each Lender or Transferee that is a “foreign corporation, partnership or trust” within the meaning of the Code, agrees that it will deliver to the Borrower Representative and the Administrative Agent on or before the date it becomes a Lender or Transferee (x) two duly completed and signed copies of Form W-8BEN, Form W-8ECI or Form W-8IMY or successor applicable form (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Domestic Borrowers pursuant to this Agreement or the other Loan Documents) certifying that such Person is entitled to receive all payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes (or, in the case of a Transferee, that any such deduction or withholding is no greater than it would have been for the Lender (or the Transferee) that transferred or assigned its interest to such Transferee). A Form W-8BEN completed and delivered by (1) certain foreign trusts, or (2) persons claiming an exemption or reduced rate of withholding at source under an income tax treaty will not be considered duly completed unless the Form W-8BEN contains such person’s U.S. taxpayer identification number. Each such Lender or Transferee also agrees (x) to deliver to the Borrower Representative and the Administrative Agent two further completed and signed copies of one of such forms (or successor applicable forms) on or before the date that any such statement or form expires or becomes obsolete or after the occurrence of any event (including, without limitation, a change in such Lender’s or Transferee’s lending office) requiring a change in the most recent statement or form previously delivered by it to the Borrower Representative and the Administrative Agent, and (y) to obtain such extensions of the time for filing and to renew such statements or forms and certifications thereof as may reasonably be requested by the Borrower Representative or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such statements or forms inapplicable or which would prevent such Lender or Transferee from duly completing and delivering any such statement or form with respect to it and such Lender or Transferee so advises the Borrower Representative and the Administrative Agent. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction, provided that the Domestic Borrowers shall not be required to increase any such amounts payable to any Lender pursuant to subsection 2.12(a), unless the obligation to pay such increased amounts would not have arisen but for a change in law. Each Lender or Transferee that is a “United States person”, as defined under Section 7701(a)(30) of the Code, and that is not a corporation agrees that it will deliver to the Borrower Representative and the Administrative Agent a Form W-9 stating that it is entitled to an exemption from United States backup withholding tax.

          (ii) No Domestic Borrower shall be required to pay any additional amounts to any Lender or Transferee pursuant to subsection 2.12(a) if the obligation to pay such additional amounts arose solely from a failure by such Lender or Transferee to comply with the provisions of subparagraph (e)(i) above.

          (f) If any Lender or Transferee claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or W-8IMY (or any successor form) or claims an exemption from withholding tax by providing an IRS Form W-8ECI (or any successor form) and such Lender or Transferee sells, assigns or (other than pursuant to clause (h) below) otherwise transfers all or part of the Obligations of a Domestic Borrower to a transferee Lender or Transferee, such Lender or Transferee agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of a Borrower to such Lender or Transferee. To the extent of such percentage amount, the Administrative Agent will treat such Lender or Transferee’s IRS Form W-8BEN or W-8IMY (or any successor form) as no longer valid.

          (g) If any Lender or Transferee claims an exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or W-8IMY (or any successor form) or claims an exemption from withholding tax by providing Form W-8ECI (or successor form) and such Lender or Transferee grants a participation in the Obligations of a Domestic Borrower to a transferee Lender or Transferee, such Lender or Transferee agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of a Domestic Borrower, and such Lender or Transferee agrees to undertake responsibility to provide to the Administrative Agent such forms and documentation (including IRS Form W-8IMY and forms and documentation provided by each participant to the extent required by the IRS) to enable the Domestic Borrowers to comply with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (h) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax or any other amount from amounts paid to or for the account of any Lender or Transferee (because the appropriate form was not delivered or was not properly executed, or because such Lender or Transferee failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender or Transferee shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this subsection 2.12, together with all costs and expenses (including reasonable fees and expenses of legal counsel). The obligation of the Lender or Transferees under this subsection 2.12(h) shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

          (i) All payments made by the Canadian Borrowers under this Agreement and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Canadian Agent, the Canadian Lender or any Canadian Participating Lender as a result of a present or former connection between the Canadian Agent, the Canadian Lender or any Canadian Participating Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Canadian Agent, the Canadian Lender or any Canadian Participating Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Canadian Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Canadian Agent, the Canadian Lender or any Canadian Participating Lender hereunder, the amounts so payable to the Canadian Agent, the Canadian Lender or any Canadian Participating Lender shall be increased to the extent necessary to yield to the Canadian Agent, the Canadian Lender or any Canadian Participating Lender (after the withholding and payment of all Canadian Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Canadian Non-Excluded Taxes are payable by the Canadian Borrowers, as promptly as possible thereafter, the Borrower Representative shall send to the Canadian Agent for its own account or for the account of the Canadian Lender or a Canadian Participating Lender, as the case may be, a certified copy of an original official receipt received by Canadian Borrowers showing payment thereof. If the Canadian Borrowers fail to pay any Canadian Non-Excluded Taxes when due to the appropriate taxing authority or the Borrower Representative fails to remit to the Canadian Agent the required receipts or other required documentary evidence, the Canadian Borrowers shall indemnify the Canadian Agent, the Canadian Lender and each Canadian Participating Lender for any incremental taxes, interest or penalties that may become payable by the Canadian Agent, the Canadian Lender or a Canadian Participating Lender as a result of any such failure, payment of such indemnification to be made within 30 days after written demand therefor. If any assignment or participation is made to a Person which is a non-resident of Canada within the meaning of the Income Tax Act (Canada) for the purposes of the withholding tax provisions in Part XIII of the Income Tax Act (Canada), the Canadian Borrowers will not be required to make any payment to such Person pursuant to this subsection 2.12(i) which would otherwise have been payable by virtue of the residency of such Person.

(k) The agreements in this subsection 2.12 shall survive the termination of this Agreement and the payment of the Loans, Letters of Credit and all other amounts payable hereunder.

SECTION 3. LOAN ADMINISTRATION

3.1.Manner of Borrowing Revolving Credit Loans.

Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

          3.1.1. (a) Domestic Revolving Credit Loan Requests. A request for a Domestic Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (a) Borrower Representative may give Administrative Agent notice of its intention to borrow, in which notice Borrower Representative shall specify: (i) the amount of the proposed borrowing (which shall be no less than $500,000 or an integral multiple of $100,000 in excess thereof (provided, that with respect to Swing Line Loans there shall be no minimum borrowing amount)) and (ii) the proposed borrowing date, which shall be a Business Day, no later than 11:00 a.m. (New York time) on the proposed borrowing date (or in accordance with subsection 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Loan); provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (b) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Domestic Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

          (b)Canadian Revolving Credit Loan Requests. A request for a Canadian Revolving Credit Loan shall be made upon the Borrower Representative’s irrevocable written notice delivered to the Administrative Agent and the Canadian Agent in a form specified by the Administrative Agent and the Canadian Agent, which notice must be received by each of the Administrative Agent and the Canadian Agent prior to 11:00 a.m. (Toronto time) (i) three (3) Business Days prior to the requested borrowing date, in the case of Canadian Fixed Rate Loans and (ii) on the date of the requested borrowing date, in the case of Canadian Base Rate Loans, specifying:

          (i) the amount of the borrowing, which shall be in an aggregate minimum amount of $500,000, or any multiple of $100,000 in excess thereof (which borrowing shall be denominated either in Canadian Dollars or U.S. Dollars);

(ii) the requested borrowing date, which shall be a Business Day;

          (iii) whether such Canadian Revolving Credit Loans are to be denominated in Canadian Dollars (for Canadian Base Rate Loans and Canadian BA Rate Loans) or U.S. Dollars (for Canadian Base Rate Loans or Canadian Offshore Rate Loans); provided, that if the notice fails to specify the currency in which such Canadian Revolving Credit Loans are to be denominated, the denomination will be deemed to be Canadian Dollars;

(iv) whether such Canadian Revolving Credit Loan shall be maintained as Canadian Base Rate Loans, Canadian BA Rate Loans, or Canadian Offshore Rate Loans; and

          (v) the duration of the Interest Period applicable to any Canadian Fixed Rate Loans included in such notice; provided, that if the notice fails to specify the duration of the Interest Period, such Interest Period shall be one month.

          3.1.2.Disbursement. Borrowers hereby irrevocably authorize Administrative Agent and Canadian Agent, as the case may be, to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to subsections 3.1.1 in lawful money of the United States of America or Canada, as the case may be, in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower Representative, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower Representative and Administrative Agent from time to time or elsewhere if pursuant to a written direction from Borrower Representative. If at any time any Loan is funded by Administrative Agent, Canadian Agent or Lenders in excess of the amount requested or deemed requested by Borrowers, Borrowers agree to repay the excess to Administrative Agent or Canadian Agent, as applicable, immediately upon the earlier to occur of (a) Borrowers’ discovery of the error and (b) notice thereof to Borrower Representative from Administrative Agent, Canadian Agent or any Lender.

          3.1.3.Payment by Lenders. Each Lender shall, not later than 12:00 p.m. (New York time) on such requested date, wire to a bank designated by Administrative Agent the amount of that Lender’s Percentage of the requested Revolving Credit Loan (including, without limitation, pursuant to subsections 1.1.3, 1.1.4 and 3.2.6). The failure of any Lender to make the Revolving Credit Loans to be made by it shall not release any other Lender of its obligations hereunder to make its Revolving Credit Loan. Neither Administrative Agent, Canadian Agent nor any other Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Loan to be made by such other Lender. The foregoing notwithstanding, Administrative Agent or Canadian Agent, as applicable, in its sole discretion, may from its own funds make a Loan on behalf of any Lender. In such event, the Lender on behalf of whom Administrative Agent or Canadian Agent, as applicable, made the Loan shall reimburse such Administrative Agent or Canadian Agent, as applicable, for the amount of such Revolving Credit Loan made on its behalf, on a weekly (or more frequent, as determined by Administrative Agent or Canadian Agent, as applicable, in its sole discretion) basis. On each such settlement date, Administrative Agent or Canadian Agent, as applicable, will pay to each Lender the net amount owing to such Lender in connection with such settlement, including without limitation amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Credit Loan for the period from the date on which such Revolving Credit Loan was made by Administrative Agent or Canadian Agent, as applicable, on such Lender’s behalf until Administrative Agent or Canadian Agent, as applicable, is reimbursed by such Lender, shall be paid to Administrative Agent or Canadian Agent, as applicable, for its own account.

          3.1.4.Authorization. (a) Domestic Borrowers hereby irrevocably authorize Administrative Agent, in Administrative Agent’s sole discretion, to advance to Domestic Borrowers, and to charge to Domestic Borrowers’ Domestic Loan Account hereunder as a Domestic Revolving Credit Loan (which shall be a Base Rate Loan), a sum sufficient to pay all then due and owing interest accrued on the Domestic Obligations and to pay all fees, costs and expenses and other Domestic Obligations at any time owed by Domestic Borrowers to Administrative Agent or any Lender hereunder.

          (b) Canadian Borrowers hereby irrevocably authorize Canadian Agent, in Canadian Agent’s sole discretion, to advance to Canadian Borrowers, and to charge to Canadian Borrowers’ Canadian Loan Account hereunder as a Canadian Revolving Credit Loan (which shall be a Canadian Base Rate Loan), a sum sufficient to pay all then due and owing interest accrued on the Canadian Obligations and to pay all fees, costs and expenses and other Canadian Obligations at any time owed by Canadian Borrowers to Canadian Agent or any Lender hereunder.

          3.1.5.Letter of Credit and LC Guaranty Requests. (a) A request for a Letter of Credit or LC Guaranty shall be made in the following manner: Borrower Representative may give Administrative Agent and Issuing Bank a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 11:00 a.m. (New York time), three Business Days before the proposed issuance date thereof, in which notice Borrower Representative shall specify the issuance date and format and wording for the Letter of Credit or LC Guaranty being requested (which shall be satisfactory to Administrative Agent and the Issuing Bank); provided, that no such request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance satisfactory to Administrative Agent and the Issuing Bank, as well as any required resolutions.

(b) Each Letter of Credit shall:

          (i) be denominated in U.S. Dollars or, if issued in support of an obligation of a Canadian Borrower, in Canadian Dollars and shall be either (A) a standby Letter of Credit issued to support obligations of a Borrower, contingent or otherwise, to provide credit support for workers’ compensation, other insurance programs and other lawful corporate purposes (a “Standby Letter of Credit”); provided, that any Standby Letter of Credit issued to support such obligations of a Canadian Borrower (x) shall only be issued for the account of Parent and (y) the aggregate LC Amount shall not at any time exceed the Dollar Equivalent of $1,500,000, or (B) a commercial letter of credit issued in respect of the purchase of goods and services in the ordinary course of business of a Domestic Borrower (a “Commercial Letter of Credit”; together with the Standby Letters of Credit, the “Letters of Credit”); and

          (ii) expire no later than (x) 365 days after its date of issuance in the case of any Standby Letter of Credit and (y) 180 days after its date of issuance in the case of any Commercial Letter of Credit, and in any event no Letter of Credit shall expire later than 5 Business Days prior to the end of the Term; provided, that unless the Administrative Agent on behalf of the Issuing Bank notifies the Borrower Representative not less than 30 days prior to the expiry of such Letter of Credit that the Issuing Bank is not willing to extend it, any such Letter of Credit may by its terms be automatically extended for periods of one year (180 days in the case of Commercial Letters of Credit) from the current or any future expiration date thereof (but not to any date which is later than 5 Business Days prior to the end of the Term).

          (c) As to any Letter of Credit, the most recent Uniform Customs and Practice for Documentary Credits adopted by a Congress of the International Chamber of Commerce and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank (the “UCP”), shall be binding on the Domestic Borrowers and the Issuing Bank except to the extent otherwise provided herein, in any Letter of Credit or in any other Loan Document.

          (d) The Issuing Bank shall not at any time be obligated to issue a Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any Lender to exceed any limits imposed by, any applicable Requirement of Law.

          3.1.6.Method of Making Requests. As an accommodation to Borrowers, unless a Default or an Event of Default is then in existence, (i) Administrative Agent shall permit telephonic or electronic requests for Revolving Credit Loans to Administrative Agent, (ii) Administrative Agent and Issuing Bank may, in their discretion, permit electronic transmittal of requests for Letters of Credit and LC Guaranties to them, and (iii) Administrative Agent may, in Administrative Agent’s discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Administrative Agent. Unless Borrower Representative specifically directs Administrative Agent or Issuing Bank in writing not to accept or act upon telephonic or electronic communications, neither Administrative Agent nor Issuing Bank shall have any liability to Borrowers for any loss or damage suffered by Borrowers as a result of either Administrative Agent’s or Issuing Bank’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to either Administrative Agent or Issuing Bank by Borrower Representative, and neither Administrative Agent nor Issuing Bank shall have any duty to verify the origin of any such communication or the authority of the Person sending it. Each telephonic request for a Revolving Credit Loan, Letter of Credit or LC Guaranty accepted by Administrative Agent and Issuing Bank, if applicable, hereunder shall be promptly followed by a written confirmation of such request from Borrower Representative to Administrative Agent and Issuing Bank, if applicable.

          3.1.7.LIBOR Loans and Canadian Fixed Rate Loans. (a) Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, in the event Borrower Representative desires to obtain LIBOR Loans, Borrower Representative shall give Administrative Agent a LIBOR Request no later than 11:00 a.m. (New York time) on the third Business Day prior to the requested borrowing date. Each LIBOR Request shall be irrevocable and binding on Borrowers. In no event shall Borrowers be permitted to have outstanding at any one time LIBOR Loans with more than seven (7) different Interest Periods.

          (b) Provided that as of both the date of the Canadian Fixed Rate Loan Request and the first day of the Interest Period, no Default or Event of Default exists, in the event Canadian Borrowers desire to obtain a Canadian Fixed Rate Loan, Borrower Representative shall give Administrative Agent and Canadian Agent a Canadian Fixed Rate Loan Request no later than 11:00 a.m. (Toronto time) on the third Business Day prior to the requested borrowing date. Each Canadian Fixed Rate Loan Request shall be irrevocable and binding on Canadian Borrowers. In no event shall Canadian Borrowers be permitted to have outstanding at any one time Canadian Fixed Rate Loans, collectively, with more than two (2) different Interest Periods.

          3.1.8.Domestic Revolving Credit Loan Conversion and Continuation Election. (a) Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower Representative may, on any Business Day, convert any Base Rate Loan into a LIBOR Loans. If Borrower Representative desires to convert a Base Rate Loan, Borrower Representative shall give Administrative Agent a LIBOR Request no later then 11:00 a.m. (New York time) on the third Business Day prior to the requested conversion date. After giving effect to any conversion of Base Rate Loans to LIBOR Loans, Borrowers shall not be permitted to have outstanding at any one time LIBOR Loans with more than seven (7) different Interest Periods.

          (b) Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower Representative may, on any Business Day, continue any LIBOR Loans into a subsequent Interest Period of the same or a different permitted duration. If Borrower Representative desires to continue a LIBOR Loans, Borrower Representative shall give Administrative Agent a LIBOR Request no later than 11:00 a.m. (New York time) on the third Business Day prior to the requested continuation date. After giving effect to any continuation of LIBOR Loans, Borrowers shall not be permitted to have outstanding at any one time LIBOR Loans with more than seven (7) different Interest Periods. If Borrower Representative shall fail to give timely notice of its election to continue any LIBOR Loans as provided above, or if such continuation shall not be permitted, such LIBOR Loans, unless such LIBOR Loans shall be repaid, shall automatically be converted into the applicable Base Rate Loans at the end of the Interest Period then in effect with respect to such LIBOR Loans.

          3.1.9.Canadian Revolving Credit Loan Conversion and Continuation Election. (a) Provided that as of both the date of the Canadian Fixed Rate Loan Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower Representative may, on any Business Day, convert any Canadian Base Rate Loan into a Canadian Fixed Rate Loan;provided, that any Canadian Base Rate Loans denominated in U.S. Dollars may only be converted into Canadian Offshore Rate Loans and Canadian Base Rate Loans denominated in Canadian Dollars may only be converted into Canadian BA Rate Loans. If Borrower Representative desires to convert a Canadian Base Rate Loan, Borrower Representative shall give Administrative Agent and Canadian Lender a Canadian Fixed Rate Loan Request no later than 11:00 a.m. (Toronto time) on the third Business Day prior to the requested conversion date. After giving effect to any conversion of Canadian Base Rate Loans to Canadian Fixed Rate Loans, Canadian Borrowers shall not be permitted to have outstanding at any one time Canadian Fixed Rate Loans with more than two (2) different Interest Periods.

          (b) Provided that as of both the date of the Canadian Fixed Rate Loan Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower Representative may, on any Business Day, continue any Canadian Fixed Rate Loan into a subsequent Interest Period of the same or a different permitted duration. If Borrower Representative desires to continue a Canadian Fixed Rate Loan, Borrower Representative shall give Administrative Agent and Canadian Lender a Canadian Fixed Rate Loan Request no later than 11:00 a.m. (Toronto time) on the third Business Day prior to the requested continuation date. After giving effect to any continuation of Canadian Fixed Rate Loans, Canadian Borrowers shall not be permitted to have outstanding at any one time Canadian Fixed Rate Loans with more than two (2) different Interest Periods. If Borrower Representative shall fail to give timely notice of election to continue any Canadian Fixed Rate Loans as provided above, or if such continuation shall not be permitted, such Canadian Fixed Rate Loans, unless such Canadian Fixed Rate Loans shall be repaid, shall automatically be converted into Canadian Base Rate Loans at the end of the Interest Period then in effect with respect to such Canadian Fixed Rate Loans.

          3.1.10.Inability to Make LIBOR Loans or Canadian Fixed Rate Loans. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection 3.1.10, the term “Lender” shall include the office or branch where such Lender or any corporation or bank then controlling such Lender makes or maintains any LIBOR Loans or Canadian Fixed Rate Loans, as the case may be) to make or maintain its LIBOR Loans or Canadian Fixed Rate Loans, as the case may be, or if with respect to any Interest Period, Administrative Agent is unable to determine the LIBOR or Canadian BA Rate, as applicable, relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market or the Canadian BA market, as applicable, make it, in the reasonable judgment of Administrative Agent, impracticable to fund therein any of the LIBOR Loans or Canadian Fixed Rate Loans, as the case may be, or make the projected LIBOR unreflective of the actual costs of funds therefor to any Lender, the obligation of Administrative Agent and Lenders to make or continue LIBOR Loans or Canadian Fixed Rate Loans, as the case may be, or convert Base Rate Loans to LIBOR Loans or Canadian Base Rate Loans to Canadian Fixed Rate Loans, as the case may be, hereunder shall forthwith be suspended during the pendency of such circumstances and Borrowers shall, if any affected LIBOR Loans or Canadian Fixed Rate Loans, as the case may be, are then outstanding, promptly upon request from Administrative Agent, convert such affected LIBOR Loans or Canadian Fixed Rate Loans, as the case may be, into Base Rate Loans or Canadian Base Rate Loans, as the case may be.

          3.1.11.Borrower Representative. Each Borrower hereby designates Parent as its representative and agent on its behalf for the purposes of requests for Loans, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Parent hereby accepts such appointment as Borrower Representative. Administrative Agent, Canadian Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, any group of Borrowers or any Borrower, as the case may be, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

3.2.Payments.

The Obligations shall be payable as follows:

3.2.1.Principal.

          (i)Domestic Revolving Credit Loans. Principal on account of Domestic Revolving Credit Loans shall be payable by Domestic Borrowers to Administrative Agent for the ratable benefit of Lenders immediately upon the earliest of (i) the receipt by Administrative Agent or Domestic Borrower of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to subsections 3.3.1, 3.3.3(a) and 6.2.4, to the extent of said proceeds, subject to Domestic Borrower’s rights to reborrow such amounts in compliance with subsection 1.1.1 hereof, (ii) the occurrence of an Event of Default in consequence of which Administrative Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof. Each payment (including principal prepayment) by Domestic Borrowers on account of principal of the Domestic Revolving Credit Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

          (ii)Canadian Revolving Credit Loans. Principal on account of Canadian Revolving Credit Loans shall be payable by Canadian Borrowers to Canadian Agent for the benefit of the Canadian Lender and the Canadian Participating Lenders immediately upon the earliest of (i) the receipt by any Canadian Borrowers of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to subsections 3.3.1, 3.3.3(b) and 6.2.4, to the extent of said proceeds, subject to Canadian Borrowers’ rights to reborrow such amounts in compliance with subsection 1.1.2 hereof, (ii) the occurrence of an Event of Default in consequence of which Administrative Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof. Each payment (including principal prepayment) by Canadian Borrowers on account of principal of the Canadian Revolving Credit Loans shall be applied first to Canadian Base Rate Loans, then to Canadian Offshore Rate Loans and then to Canadian BA Rate Loans; it being understood and agreed that funds received by the Canadian Agent for application pursuant to this subsection 3.2.1(ii) (x) denominated in Canadian Dollars, shall be applied first, to Canadian Obligations denominated in Canadian Dollars and second, to Canadian Obligations denominated in U.S. Dollars (at a rate of exchange determined by the Administrative Agent in a manner consistent with clause (ii) of the definition “Dollar Equivalent”) and (y) denominated in U.S. Dollars, shall be applied first, to Canadian Obligations denominated in U.S. Dollars and second, to Canadian Obligations denominated in Canadian Dollars (at a rate of exchange determined by the Administrative Agent in a manner consistent with clause (ii) of the definition “Dollar Equivalent”).

          3.2.2.Interest. Interest accrued on all Loans shall be due and payable on each Interest Payment Date and on the earlier of (1) the occurrence of an Event of Default in consequence of which Administrative Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations or (2) termination of this Agreement pursuant to Section 4 hereof.

          3.2.3.Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers to Administrative Agent and Canadian Agent, as and when provided in Section 2 or Section 3 hereof, as applicable to Administrative Agent, Canadian Agent or a Lender, as applicable, or to any other Person designated by Administrative Agent, Canadian Agent or such Lender in writing.

          3.2.4.Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Domestic Borrowers to Administrative Agent for distribution to Lenders, and by Canadian Borrowers to the Canadian Lender, as appropriate, as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

          3.2.5.Prepayment of/Failure to Borrow LIBOR Loans and Canadian Fixed Rate Loans. Borrowers may prepay LIBOR Loans and Canadian Fixed Rate Loans only upon at least three (3) Business Days’ prior written notice to Administrative Agent (which notice shall be irrevocable). Borrowers shall pay to each Lender, upon request of such Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate such Lender for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Loan and a Canadian Fixed Rate Loan, as the case may be, on a date other than the last day of the Interest Period for such LIBOR Loan or a Canadian Fixed Rate Loan, as the case may be; (ii) any failure by Borrowers to borrow a LIBOR Loan or a Canadian Fixed Rate Loan, as the case may be, on the date specified by Borrowers’ LIBOR Request or Canadian Fixed Rate Loan Request; or (iii) any failure by Borrowers to pay a LIBOR Loan or a Canadian Fixed Rate Loan, as the case may be, on the date for payment specified in Borrower’s written notice, including, without limitation, in each case, any such actual loss or expense arising from the reemployment or repayment of funds obtained by such Lender or from fees payable to terminate the deposits from which such funds were obtained. The resulting amount shall be due to the applicable Lender upon the prepayment of a LIBOR Loan or a Canadian Fixed Rate Loan, as the case may be, pursuant to clause (i) above and otherwise upon demand. If by reason of an Event of Default, Administrative Agent or Majority Lenders elect to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan or a Canadian Fixed Rate Loan, as the case may be, shall become due and payable in the same manner as though Borrowers had exercised such right of prepayment.

3.2.6.Canadian Revolving Credit Loans Refunding.

          (a) If any Default or Event of Default shall occur and be continuing, the Canadian Lender may, in its sole and absolute discretion, direct that the Canadian Revolving Credit Loans owing to it be refunded by delivering a notice (with such detail as the Administrative Agent shall request, a "Notice of Canadian Revolving Loan Refunding") to the Administrative Agent. Upon receipt of such notice, the Administrative Agent shall (A) promptly give notice of the contents thereof to the Canadian Participating Lenders and, unless an Event of Default described in subsection 10.1.8 or 10.1.9 shall have occurred, to the Borrower Representative and (B) calculate (x) the aggregate principal amount of Canadian Revolving Credit Loans denominated in Canadian Dollars (the “Canadian Dollar Refunding Amount”) and (y) the aggregate principal amount of Canadian Revolving Credit Loans denominated in U.S. Dollars (the “U.S. Dollar Refunding Amount”). Each such Notice of Canadian Revolving Credit Loan Refunding shall be deemed to constitute delivery of a notice to the Administrative Agent requesting each Canadian Participating Lender to immediately transfer to the Canadian Lender, in immediately available funds, the amount of its participation denominated in U.S. Dollars and Canadian Dollars, as the case may be, with reference to the U.S. Dollar Refunding Amount and the Canadian Refunding Amount, as the case may be. From and after the date of any such purchase of any participating interests, the Canadian Agent will act as agent in respect of the Canadian Collateral securing the Canadian Revolving Credit Loans for the benefit of each such Canadian Participating Lender who has purchased such a participating interest; provided, however, that with respect to any Collateral located within the Province of Quebec, the Canadian Agent shall promptly file with the relevant Governmental Authority all necessary documents to evidence that each such Canadian Participating Lender has a pro rata interest in such Collateral.

          (b) Whenever, at any time after a Canadian Participating Lender has purchased a participating interest in a Canadian Revolving Credit Loan, the Canadian Lender receives any payment on account thereof, the Canadian Lender will distribute to the Canadian Agent for delivery to such Canadian Participating Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Canadian Participating Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Canadian Lender is required to be returned, such Canadian Participating Lender will return to the Canadian Agent for delivery to the Canadian Lender any portion thereof previously distributed by the Canadian Agent or the Canadian Lender to it.

          (c) Each Canadian Participating Lender’s obligation to purchase the participating interests referred to in this subsection 3.2.6 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Canadian Participating Lender or any Borrower may have against the Canadian Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any Guarantor, any Subsidiary or any other Lender, or (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

          (d) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default which would permit the delivery of a Notice of Canadian Revolving Loan Refunding, upon the request of the Administrative Agent or the Canadian Agent, all or any part of any outstanding Canadian Revolving Credit Loans shall be redenominated and converted into U.S. Dollar-denominated Canadian Base Rate Loans. The Administrative Agent will promptly notify the Borrower Representative of any such redenomination and conversion request.

3.3.Mandatory and Optional Prepayments.

          3.3.1.Net Asset Sales Proceeds. Upon receipt of any Net Asset Sale Proceeds, Borrowers shall pay (x) in the case of Domestic Borrowers, to Administrative Agent for the ratable benefit of Lenders and (y) in the case of Canadian Borrowers, to Canadian Agent for the benefit of the Canadian Lender and the Canadian Participating Lenders, as and when received by Borrowers or such Subsidiary and as a mandatory prepayment of the Loans, as herein provided, a sum equal to the Net Asset Sale Proceeds received by Borrowers. The applicable prepayment shall be applied to reduce the outstanding principal balance of the Revolving Credit Loans, but shall not reduce the Domestic Revolving Credit Loan Commitments or the Canadian Revolving Credit Sub-Limit. Notwithstanding the foregoing, if the proceeds of insurance constituting such Net Asset Sale Proceeds with respect to any loss or destruction of Collateral (i) are less than $10,000,000, unless an Event of Default is then in existence, Administrative Agent shall remit such proceeds to Borrowers for use in replacing or repairing the damaged Collateral or (ii) are equal to or greater than $10,000,000 and Borrowers have requested that Administrative Agent agree to permit Borrowers or the applicable Subsidiary to repair or replace the damaged Collateral, such amounts shall be provisionally applied to reduce the outstanding principal balance of the Revolving Credit Loans until the earlier of Administrative Agent’s decision with respect thereto or the expiration of 90 days from such request. If Administrative Agent agrees, in its reasonable judgment, to permit such repair or replacement under such clause (ii), such amount shall, unless an Event of Default is in existence, be remitted to Borrowers for use in replacing or repairing the damaged Collateral; if Administrative Agent declines to permit such repair or replacement or does not respond to Borrowers within such 90 day period, such amount shall be applied to the Loans in the manner specified in the second sentence of this subsection 3.3.1 until payment thereof in full. Notwithstanding the foregoing and so long as no Event of Default is in existence, Borrowers may reinvest the Net Asset Sale Proceeds in any lines of any existing business of Borrowers existing as of the Closing Date on or prior to the expiration of 90 days from such sale. If Borrowers do not reinvest such Net Asset Sale Proceeds on or prior to the expiration of such 90 day period, such amount shall be applied to the Loan in the manner specified in the second sentence of subsections 3.2.1(i) and (ii) until payment thereof in full.

          3.3.2.Proceeds from Issuance of Additional Indebtedness or Equity. Upon receipt of Net Debt Proceeds or Net Equity Proceeds, Borrowers shall pay (x) in the case of Domestic Borrowers, to Administrative Agent for the ratable benefit of Lenders and (y) in the case of Canadian Borrowers, to Canadian Agent for the ratable benefit of the Canadian Lender and the Canadian Participating Lenders, when and as received by any Borrower and as a mandatory prepayment of the Obligations, a sum equal to 100% of the Net Debt Proceeds and Net Equity Proceeds in excess of $50,000,000 for all such incurrences and issuances after the Closing Date. Any such prepayment shall be applied to the Loans in the manner specified in the second sentence of subsections 3.2.1(i) and (ii) until payment thereof in full.

          3.3.3.Prepayment Upon Exceeding Commitments and Borrowing Base. (a) Domestic Revolving Credit Loans. The Domestic Borrowers shall prepay the outstanding principal amount of the Domestic Revolving Credit Loans, Canadian Revolving Credit Loans and Swing Line Loans on any date on which Domestic Revolving Credit Exposure (after giving effect to any other repayments or prepayments on such day) exceeds either the Domestic Borrowing Base or the Domestic Revolving Credit Commitment then in effect in the amount of such excess. Any such prepayment shall be applied to the Loans in the manner specified in the second sentence of subsections 3.2.1(i) and (ii) until payment thereof in full. If, after giving effect to the prepayment of all outstanding Domestic Revolving Credit Loans, Canadian Revolving Credit Loans and Swing Line Loans, the aggregate L/C Obligations exceeds either the Domestic Borrowing Base or the Domestic Revolving Credit Commitment then in effect, the Domestic Borrowers shall cash collateralize L/C Obligations by depositing, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, cash with Administrative Agent in an amount equal to such L/C Obligations then in effect. The Administrative Agent shall establish in its name for the benefit of the Lenders a cash collateral account (the "L/C Collateral Account") into which it shall deposit such cash to hold as collateral security for the L/C Obligations.

          (b)Canadian Revolving Credit Loans. The Borrowers shall prepay the outstanding principal amount of Canadian Revolving Credit Loans on any date on which the Dollar Equivalent of all Canadian Revolving Credit Loans outstanding exceeds (including, without limitation, solely as a result of fluctuation in exchange rates) either the Canadian Borrowing Base or the Canadian Revolving Credit Sub-Limit then in effect, in the amount of such excess and in the applicable currency; provided, however, that if such excess is solely as a result of fluctuation in exchange rates, such repayment shall not be required to be made until two Business Days after notice from the Administrative Agent and the Borrowers shall not be obligated to pay such amount unless such excess is greater than the Dollar Equivalent of an amount equal to 1% of the Canadian Revolving Credit Sub-Limit then in effect. Any such prepayment shall be applied to the Canadian Revolving Credit Loans in the manner specified in subsection 3.2.1(ii) until payment thereof in full.

          3.3.4.LIBOR Loans and Canadian Fixed Rate Loans. If the application of any payment made in accordance with the provisions of this Section 3.3 at a time when no Event of Default has occurred and is continuing would result in termination of LIBOR Loans or Canadian Fixed Rate Loans, as the case may be, prior to the last day of the Interest Period for such LIBOR Loans or Canadian Fixed Rate Loans, as the case may be, the amount of such prepayment shall not be applied to such LIBOR Loans or Canadian Fixed Rate Loans, as the case may be, but will, at Borrower Representative’s option, be held by Administrative Agent, in the case of Domestic Borrowers, or the Canadian Agent, in the case of Canadian Borrowers, in a non-interest bearing account at a Lender or another bank satisfactory to Administrative Agent, in the case of Domestic Borrowers, or a bank satisfactory to the Canadian Agent, in the case of Canadian Borrowers, in its discretion, which account is in the name of Administrative Agent, in the case of Domestic Borrowers, or the Canadian Agent, in the case of Canadian Borrowers, and from which account only Administrative Agent or the Canadian Agent, as the case may be, can make any withdrawal, in each case to be applied as such amount would otherwise have been applied under this subsection 3.3 at the earlier to occur of (i) the last day of the relevant Interest Period or (ii) the occurrence of a Default or an Event of Default.

          3.3.5.Optional Prepayments. Borrowers may, at their option from time to time upon not less than 1 day prior written notice to Administrative Agent, prepay in whole or in part the Domestic Revolving Credit Loans and Canadian Revolving Credit Loans, as the case may be;provided, however, that the amount of any such prepayment is at least the Dollar Equivalent of $500,000 and in integral multiples of the Dollar Equivalent of $100,000 in excess thereof and that such prepayments are made ratably with respect to all Domestic Revolving Credit Loans and Canadian Revolving Credit Loans, as the case may be. Except for charges under subsection 3.2.5 applicable to prepayments of LIBOR Loans and Canadian Fixed Rate Loans, such prepayments shall be without premium or penalty.

          3.3.6.Optional Reductions of Revolving Loan Commitments. Borrower Representative may, at its option from time to time upon not less than 15 Business Days’ prior written notice to Administrative Agent, terminate in whole or permanently reduce ratably in part, the unused portion of the Domestic Revolving Credit Loan Commitments and the Canadian Revolving Credit Sub-Limit and LC Sub-Limit, provided, however, that each such partial reduction shall be in an amount of, in the case of the Revolving Loan Commitments and the LC Sub-Limit, $1,000,000 or integral multiples of $1,000,000 in excess thereof and in the case of the Canadian Revolving Credit Sub-Limit, the Dollar Equivalent of $1,000,000 or integral multiples of the Dollar Equivalent of $1,000,000 in excess thereof. Except for charges under subsection 3.2.5 applicable to prepayments of LIBOR Loans and Canadian Fixed Rate Loans, such prepayments shall be without premium or penalty.

3.4.Application of Payments and Collections.

          3.4.1.Collections. All items of payment received by Administrative Agent by 12:00 noon (New York time) or by the Canadian Agent by 12:00 noon (Toronto time) on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon (New York time) or after 12:00 noon (Toronto time) on any Business Day shall be deemed received on the following Business Day. If as the result of collections of Accounts as authorized by subsection 6.2.4 hereof or otherwise, a credit balance exists in the relevant Loan Account, such credit balance shall not accrue interest in favor of relevant Borrowers, but shall be disbursed to relevant Borrowers or otherwise at Borrower Representative’s direction in the manner set forth in subsection 3.1.2, upon Borrower Representative’s request at any time, so long as no Default or Event of Default then exists. Administrative Agent and Canadian Agent may at their option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

          3.4.2.Apportionment; Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender). All payments by Domestic Borrowers shall be remitted to Administrative Agent and by Canadian Borrowers shall be remitted to Canadian Agent, and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts, or, except as provided in subsection 3.3.1, other Collateral received by Administrative Agent or Canadian Agent, as applicable, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements (other than amounts related to Product Obligations) then due to Administrative Agent, Canadian Agent or Lenders from Borrowers; second, to pay interest due from Domestic Borrowers in respect of all Loans, including Swing Line Loans, and from Canadian Borrowers in respect of Canadian Revolving Credit Loans; third, to pay or prepay principal of Swing Line Loans; fourth, to pay or prepay principal of the Revolving Credit Loans (other than Swing Line Loans) and unpaid reimbursement obligations in respect of Letters of Credit; fifth, to pay an amount to Administrative Agent equal to all outstanding Letter of Credit Obligations to be held as cash Collateral for such Obligations; sixth, to the repayment of any other Obligation due to a Lender with respect to any Interest Rate Agreement, Currency Agreement or Commodity Agreement; seventh, to the payment of any other Obligation (other than amounts related to Product Obligations) due to the Administrative Agent, Canadian Agent or any Lender by Borrowers; and eighth, to pay any fees, indemnities or expense reimbursements related to Product Obligations. After the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Administrative Agent or its agent against the Obligations, in such manner as Administrative Agent may deem advisable, notwithstanding any entry by Administrative Agent, Canadian Agent or any Lender upon any of its books and records.

3.5.All Loans to Constitute One Obligation.

          The Loans and LC Obligations shall constitute one general Obligation of Borrowers, and shall be secured by Administrative Agent’s Lien upon all of the Domestic Collateral. The Canadian Revolving Credit Loans shall constitute one general Obligation of Canadian Borrowers, and shall be secured by Canadian Agent’s (or, if applicable, the Canadian Lender’s and each Canadian Participating Lender’s) Lien upon all of the Collateral.

3.6.Loan Account.

          Administrative Agent shall enter all Domestic Revolving Credit Loans and Swing Line Loans as debits to a loan account (the “Domestic Loan Account”), and the Canadian Agent shall enter all Canadian Revolving Credit Loans as debits to a loan account (the “Canadian Loan Account,” and together with the Domestic Loan Account, each a “Loan Account”), and shall also record in the relevant Loan Account all payments made by the relevant Borrowers on any Obligations and all proceeds of the relevant Collateral which are finally paid to Administrative Agent or the Canadian Agent, as the case may be, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

3.7.Statements of Account.

          (a) The Loans made by each Lender and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuing Bank and each Lender shall govern absent demonstrable error of the amount of the Loans made by the Lenders to the Borrowers and the Letters of Credit Issued for the account of the Domestic Borrowers, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          (b) Administrative Agent will account to Borrower Representative monthly with a statement of Loans, charges and payments made pursuant to this Agreement during the immediately preceding month, and such account rendered by Administrative Agent shall be deemed final, binding and conclusive upon Borrowers absent demonstrable error unless Administrative Agent is notified by Borrower Representative in writing to the contrary within 30 days of the date each accounting is received by Borrower Representative. Such notice shall only be deemed an objection to those items specifically objected to therein.

3.8.Increased Costs.

          If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or implemented after the date of this Agreement and having general applicability to all banks or finance companies within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall:

          (i) (1) subject such Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

          (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(iii) impose on such Lender or the London interbank market any other condition with respect to any Loan Document;

          (iv) and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining Loans hereunder or the result of any of the foregoing is to reduce the rate of return on such Lender’s capital as a consequence of its obligations hereunder, or the result of any of the foregoing is to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans, then, in any such case, Borrowers shall pay such Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate, Canadian Base Rate, LIBOR or a Canadian Fixed Rate. An officer of the applicable Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrowers, which certification shall include a written explanation of such additional cost or reduction to Borrowers. Such certification shall be conclusive absent manifest error. If a Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrowers if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

3.9.Basis for Determining Interest Rate Inadequate.

In the event that Administrative Agent or any Lender shall have determined that:

(i) reasonable means do not exist for ascertaining the LIBOR or a Canadian Fixed Rate for any Interest Period; or

          (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Loan or Canadian Fixed Rate Loan, or a proposed conversion of a Base Rate Loan into a LIBOR Loan or of a Canadian Base Rate Loan into a Canadian Fixed Rate Loan; then

          Administrative Agent or such Lender shall give Borrower Representative prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Loans shall be made as Base Rate Loans, or Canadian Fixed Rate Loans shall be made as a Canadian Base Rate Loan, as the case may be, unless Borrower Representative shall notify Administrative Agent no later than 10:00 a.m. (New York time) three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Loans or Canadian Fixed Rate Loans, as the case may be, and (ii) any Base Rate Loans or Canadian Base Rate Loans, as the case may be, which was to have been converted to an affected type of LIBOR Loans or Canadian Fixed Rate Loans, as the case may be, shall be continued as or converted into Base Rate Loans or Canadian Base Rate Loans, as the case may be, or, if Borrower Representative shall notify Administrative Agent, no later than 10:00 a.m. (New York time) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Loan or Canadian Fixed Rate Loan, as the case may be.

3.10.Sharing of Payments, Etc.

          If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Loan made by it in excess of its ratable share of payments on account of Loans made by all Lenders, such Lender shall forthwith purchase from each other Lender such participation in such Loan as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lenders the purchase price to the extent of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 3.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section 3.10 shall be made through Administrative Agent.

SECTION 4. TERM AND TERMINATION

4.1.Term of Agreement.

          Subject to the right of Lenders to cease making Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect until the earlier of (i) the date which is 90 days prior to the final maturity of the 9 1/4% Senior Notes (or any notes issued in connection with the refinancing thereof (other than any bridge loan made in connection with the Kelso Transaction or the Alternate Transaction and the refinancing of such bridge loan)) and (ii) the date which is five years from the date hereof, through and including July 25, 2007 (the “Term”), unless terminated as provided in Section 4.2 hereof.

4.2.Termination.

4.2.1. Termination by Lenders. Administrative Agent may, and at the direction of Majority Lenders shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

          4.2.2.Termination by Borrower Representative. Upon at least 90 days prior written notice to Administrative Agent and Lenders, Borrower Representative may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrowers have paid or collateralized to Administrative Agent’s satisfaction all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired, terminated or have been cash collateralized to Administrative Agent’s satisfaction and Borrowers have complied with subsection 3.2.5. Any notice of termination given by Borrower Representative shall be irrevocable unless all Lenders otherwise agree in writing and no Lender shall have any obligation to make any Loans or issue or participate in Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrower Representative may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

          4.2.3.Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Administrative Agent and Canadian Agent shall retain their Liens in the Collateral and Administrative Agent, Canadian Agent and each Lender shall retain all of their rights and remedies under the Loan Documents notwithstanding such termination until all Obligations have been discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under subsection 3.2.5 resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations, neither Administrative Agent nor Canadian Agent shall be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Administrative Agent or Canadian Agent may incur as a result of dishonored checks or other items of payment received by Administrative Agent or Canadian Agent from Borrowers or any Account Debtor and applied to the Obligations, Administrative Agent shall, at its option, (i) have received a written agreement satisfactory to Administrative Agent, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Administrative Agent, Canadian Agent and each Lender from any such loss or damage or (ii) have retained cash Collateral or other Collateral for such period of time as Administrative Agent, in its discretion, may deem necessary to protect Administrative Agent, Canadian Agent and each Lender from any such loss or damage.

SECTION 5. SECURITY INTERESTS

5.1.Security Interest in Collateral.

          To secure the prompt payment and performance to Administrative Agent, Canadian Agent and each Lender of the Obligations, each of the Domestic Borrowers hereby grants to Administrative Agent for the benefit of itself, Canadian Agent and each Lender a continuing Lien upon the following Property and interests in Property of such Domestic Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

(i) Domestic Borrower Accounts;

(ii) Domestic Borrower Intellectual Property; and

(iii) Domestic Borrower Inventory;

          together with all books, records, writings, data bases, information and other property relating to, used in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

          To secure the prompt payment and performance to Canadian Agent and the Canadian Lender of the Canadian Obligations, each of the Canadian Borrowers hereby grants to Canadian Agent for the benefit of itself and the Canadian Lender and the Canadian Participating Lenders a continuing Lien upon the following Property and interests in Property of such Canadian Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

(iv) Canadian Borrower Accounts;

(v) Canadian Borrower Intellectual Property; and

(vi) Canadian Borrower Inventory;

          together with all books, records, writings, data bases, information and other property relating to, used in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

5.2.Lien Perfection; Further Assurances.

          Borrowers shall execute such UCC and PPSA financing statements as may be required by the UCC or PPSA and such other instruments, assignments or documents as are necessary to perfect Administrative Agent’s Lien upon any of the Domestic Borrower Collateral and Canadian Agent’s Lien upon any of the Canadian Borrower Collateral and shall take such other action as may be required to perfect or to continue the perfection of Administrative Agent’s Lien upon the Domestic Collateral and Canadian Agent’s Lien upon the Canadian Collateral. Unless prohibited by applicable law, Borrowers hereby authorize Administrative Agent and Canadian Agent, as the case may be, to execute and file any such financing statement, including, without limitation, financing statements that indicate the Collateral (i) as certain assets of Borrowers or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1, on Borrowers’behalf. Borrowers also hereby ratify its authorization for Administrative Agent or Canadian Agent, as the case may be, to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof to the extent permitted by applicable law. At Administrative Agent’s or Canadian Agent’s request, Borrowers shall also promptly execute or cause to be executed and shall deliver to Administrative Agent or Canadian Agent, as the case may be, any and all documents, instruments and agreements deemed necessary by Administrative Agent or Canadian Agent, as the case may be, to give effect to or carry out the terms or intent of the Loan Documents.

SECTION 6. COLLATERAL ADMINISTRATION

6.1.General.

          6.1.1.Location of Collateral. All Collateral, other than Inventory in transit or with an aggregate value at an individual location of less than $500,000, will at all times be kept by Borrowers and their Subsidiaries at one or more of the business locations identified on Exhibit 6.1.1 hereto, as updated by Borrower Representative providing prior written notice to Administrative Agent and Canadian Agent of any new location where Collateral with an aggregate value in excess of $500,000 will be kept.

          6.1.2.Insurance of Collateral. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to the business of Borrowers and each of their Subsidiaries, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Administrative Agent, except that a portion of such insurance (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained. Borrowers shall deliver certified copies of such policies to Administrative Agent and Canadian Agent as promptly as practicable, with satisfactory lender’s loss payable endorsements, naming Administrative Agent, in the case of Domestic Collateral, and Canadian Agent, in the case of Canadian Collateral, as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Administrative Agent and Canadian Agent, as the case may be. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days’ prior written notice to Administrative Agent or Canadian Agent, as the case may be, in the event of cancellation of the policy for nonpayment of premium and not less than 30 days’ prior written notice to Administrative Agent or Canadian Agent, as the case may be, in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of Administrative Agent or Canadian Agent, as the case may be, shall not be impaired or invalidated by any act or neglect of Borrowers, any of their Subsidiaries or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrower Representative agrees to deliver to Administrative Agent and Canadian Agent, as the case may be, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

          Unless Borrower Representative provides Administrative Agent and Canadian Agent, as the case may be, with evidence of the insurance coverage required by this Agreement, Administrative Agent or Canadian Agent, as the case may be, may purchase insurance at Borrowers’ expense to protect Administrative Agent’s and Canadian Agent’s, as the case may be, interests in the Properties of Borrowers and their Subsidiaries. This insurance may, but need not, protect the interests of Borrowers and their Subsidiaries. The coverage that Administrative Agent or Canadian Agent, as the case may be, purchases may not pay any claim that Borrowers or any Subsidiary makes or any claim that is made against such Borrowers or any such Subsidiary in connection with said Property. Borrower Representative may later cancel any insurance purchased by Administrative Agent or Canadian Agent, as the case may be, but only after providing Administrative Agent or Canadian Agent, as the case may be, with evidence that Borrowers and their Subsidiaries have obtained insurance as required by this Agreement. If Administrative Agent or Canadian Agent, as the case may be, purchases insurance, Borrowers will be responsible for the costs of that insurance, including interest and any other charges Administrative Agent or Canadian Agent, as the case may be, may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrowers and their Subsidiaries may be able to obtain on their own.

          6.1.3.Protection of Collateral. Neither Administrative Agent, Canadian Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Administrative Agent’s, Canadian Agent’s or any Lender’s actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers’ sole risk.

6.2.Administration of Accounts.

          6.2.1.Records, Schedules and Assignments of Accounts. Borrowers shall keep accurate and complete records of their Accounts and all payments and collections thereon and shall submit to Administrative Agent on such periodic basis as Administrative Agent shall request a sales and collections report for the preceding period, in form acceptable to Administrative Agent. Concurrently with the delivery of each Borrowing Base Certificate described in subsection 8.1.4, or more frequently as requested by Administrative Agent or Canadian Agent, from and after the date hereof, Borrower Representative shall deliver to Administrative Agent and Canadian Agent a detailed aged trial balance of all of Detailed Borrowers’ Accounts, specifying the names, addresses, face values, dates of invoices and due dates for each Account Debtor obligated on an Account so listed (“Schedule of Accounts”), and upon Administrative Agent’s request therefor such other matters and information relating to the status of then existing Accounts as Administrative Agent shall request.

          6.2.2.Discounts, Allowances, Disputes. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower Representative shall report such discounts, allowances or credits, as the case may be, to Administrative Agent and Canadian Agent as part of the next required Schedule of Accounts.

          6.2.3.Account Verification. Any of Administrative Agent’s officers, employees or agents shall have the right, at any time or times hereafter, in the name of Administrative Agent or Canadian Agent, any designee of Administrative Agent, Canadian Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Borrowers shall cooperate fully with Administrative Agent and Canadian Agent in an effort to facilitate and promptly conclude any such verification process.

          6.2.4.Maintenance of Dominion Account. Each Borrower shall maintain a Dominion Account or Accounts pursuant to lockbox and/or blocked account arrangements acceptable to Administrative Agent, in the case of Domestic Borrowers, and Canadian Agent, in the case of Canadian Borrowers, with such banks as may be selected by Borrowers and be acceptable to Administrative Agent and Canadian Agent, as applicable. Borrowers shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox and blocked accounts to the Dominion Account in the event of a Cash Collateral Event. In the event of a Cash Collateral Event, all funds deposited in any Dominion Account shall immediately become the property of, in the case of Domestic Borrowers, Administrative Agent, for the ratable benefit of Lenders, and of Canadian Agent, for the ratable benefit of itself, the Canadian Lender and the Canadian Participating Lenders, and Borrowers shall obtain the agreement by such banks in favor of Administrative Agent and Canadian Agent, as applicable, to waive any recoupment, setoff rights, and any security interest in, or against, the funds so deposited. In the event a Cash Collateral Cure Event shall have occurred following such initial Cash Collateral Event, Administrative Agent and Canadian Agent, as applicable, shall return control of such Dominion Accounts; provided that only one Cash Collateral Cure Event shall be permitted during the Term. In the event a subsequent Cash Collateral Event shall occur, all funds deposited in any Dominion Account shall immediately become the property of Administrative Agent or Canadian Agent, as applicable, in accordance with the third sentence of this subsection 6.2.4. Neither Administrative Agent nor Canadian Agent assumes any responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Notwithstanding the foregoing, each Borrower that does not as of the Closing Date maintain separate collection and disbursement accounts at a depository bank shall maintain a Dominion Account as contemplated by this subsection 6.2.4 on or prior to the 60th day following the Closing Date with such banks previously identified by Borrowers and acceptable to Administrative Agent.

          6.2.5.Collection of Accounts, Proceeds of Collateral. Borrowers agree that all invoices rendered and other requests made by Borrowers for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a lockbox or blocked account established pursuant to subsection 6.2.4. To expedite collection, Borrowers shall endeavor in the first instance to make collection of its Accounts for Administrative Agent or Canadian Agent, as applicable. All remittances received by Borrowers on account of Accounts, together with the proceeds of any other Collateral, shall be held as Administrative Agent’s property, for its benefit and the benefit of Canadian Agent and Lenders, and Canadian Agent’s property, for its benefit and for the benefit of the Canadian Lender and the Canadian Participating Lenders, by Borrowers as trustee of an express trust for Administrative Agent’s or Canadian Agent’s, as applicable, benefit and each Borrower shall immediately deposit same in kind in such Borrower’s Dominion Account. Administrative Agent or Canadian Agent, as applicable, retains the right at all times after the occurrence and during the continuance of a Default or an Event of Default to notify Account Debtors that such Borrower’s Accounts have been assigned to Administrative Agent or Canadian Agent, as applicable, and to collect each Borrower’s Accounts directly in its own name, or in the name of Administrative Agent’s agent or Canadian Agent’s agent, as applicable, and to charge the collection costs and expenses, including attorneys’ fees, to Borrowers.

          6.2.6.Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Administrative Agent and Canadian Agent, as applicable, are authorized, in their sole discretion, to pay the amount thereof to the proper taxing authority for the account of Domestic Borrowers or Canadian Borrowers, as applicable, and to charge Domestic Borrowers or Canadian Borrowers, as applicable, therefor, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which Domestic Borrowers or Canadian Borrowers, as applicable, maintain reasonable reserves on its books therefor and (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Administrative Agent, Canadian Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by Borrowers.

6.3.Administration of Inventory.

          Each Borrower shall keep records of its Inventory which records shall be complete and accurate in all material respects. Borrower Representative shall furnish to Administrative Agent and Canadian Agent Inventory reports concurrently with the delivery of each Borrowing Base Certificate described in subsection 8.1.4 or more frequently as reasonably requested by Administrative Agent, which reports will be in such other format and detail as Administrative Agent shall request and shall include a current list of all locations of Borrowers’ Inventory. Borrower Representative shall conduct a physical inventory no less frequently than annually and shall provide to Administrative Agent and Canadian Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Administrative Agent or Canadian Agent shall reasonably request.

SECTION 7. REPRESENTATIONS AND WARRANTIES

7.1.General Representations and Warranties.

          To induce Administrative Agent, Canadian Agent and each Lender to enter into this Agreement and to make advances hereunder, each Borrower jointly and severally warrants, represents and covenants to Administrative Agent, Canadian Agent and each Lender that:

          7.1.1.Qualification. Each Borrower and each of its Subsidiaries is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in each state or jurisdiction listed on Exhibit 7.1.1 hereto and in all other states and jurisdictions in which the failure of such Borrower or any of its Subsidiaries to be so qualified could reasonably be expected to have a Material Adverse Effect.

          7.1.2.Power and Authority. Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of the partners, shareholders or members (as the case may be) of any Borrower or any of the shareholders, partners or members, as the case may be, of any Subsidiary of any Borrower; (ii) contravene any Borrower’s or any of its Subsidiaries’ charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be); (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected, the breach of or default under which could reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

          7.1.3.Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries party thereto, enforceable against it in accordance with its respective terms, subject as to enforceability to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          7.1.4.Capital Structure. Exhibit 7.1.1 hereto states, as of the date hereof, (i) the correct name of each of the Subsidiaries of each Borrower, its jurisdiction of incorporation or organization and the percentage of its Voting Stock owned by each Borrower, (ii) the name of each Borrower’s and each of its Subsidiaries’ corporate or joint venture relationships and the nature of the relationship, (iii) (a) the number, nature and holder of all outstanding Securities of each Borrower (excluding the Borrower Representative) and (b) the holder of Securities of each Subsidiary of each Borrower, to the extent such Borrower and Subsidiary discussed in the preceding clauses (a) and (b) are not wholly-owned Subsidiaries and (iv) the number of authorized, issued and treasury Securities of each Borrower and each subsidiary of each Borrower. Each Borrower has good title to all of the Securities it purports to own of each of such Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Securities have been duly issued and are fully paid and non-assessable. As of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Securities or obligations convertible into, or any powers of attorney relating to any Securities of any Borrower (excluding the Borrower Representative) or any of their Subsidiaries. Except as set forth on Exhibit 7.1.1, as of the date hereof, there are no outstanding agreements or instruments binding upon any of any Borrower’s (excluding the Borrower Representative) or any of their Subsidiaries’ partners, members or shareholders, as the case may be, relating to the ownership of its Securities.

          7.1.5.Names; Organization. No Borrower nor any of its Subsidiaries is known as or is using any legal, fictitious or trade names except those listed on Exhibit 7.1.1 hereto. Each Borrower’s and each of their Subsidiaries’ jurisdiction(s) of incorporation or organization, Type of Organization and Organizational I.D. Number, if any, is set forth on Exhibit 7.1.1. The exact legal name of each Borrower and each of its Subsidiaries is set forth on Exhibit 7.1.1.

          7.1.6.Business Locations; Agent for Process. Each Borrower’s and each of their Subsidiary’s chief executive office, location of books and records and other places of business are as listed on Exhibit 6.1.1 hereto, as updated from time to time by Borrower Representative in accordance with the provisions of subsection 6.1.1. During the preceding one-year period, no Borrower nor any of their Subsidiaries has had an office, place of business or agent for service of process, other than as listed on Exhibit 6.1.1. All Collateral with an aggregate value in excess of $500,000 is and will at all times be kept by Borrowers and their Subsidiaries in accordance with subsection 6.1.1. Except as shown on Exhibit 6.1.1, as of the date hereof, no Inventory with an aggregate value in excess of $500,000 is stored with a bailee, distributor, warehouseman or similar party, nor is any Inventory with an aggregate value in excess of $500,000 consigned to any Person.

          7.1.7.Title to Properties; Priority of Liens. Each Borrower and each of their Subsidiaries has good title to all of the Collateral and all of its other Property necessary to the operation of their respective business, in each case, free and clear of all Liens except Permitted Liens. Each Borrower and each of their Subsidiaries has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of such Borrower’s or such Subsidiary’s Properties that is not a Permitted Lien. The Liens granted to Administrative Agent or Canadian Agent under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

          7.1.8.Accounts. Administrative Agent or Canadian Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by any Borrower and Borrower Representative with respect to any Account or Accounts. With respect to each Borrower’s Accounts, whether or not such Account is an Eligible Account, unless otherwise disclosed to Administrative Agent or Canadian Agent in writing:

(i) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

          (ii) it arises out of a completed, bona fide sale and delivery of goods or rendition of services by such Borrower, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor;

          (iii) it is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Administrative Agent or Canadian Agent, as applicable;

          (iv) there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Administrative Agent or Canadian Agent, as applicable, with respect thereto;

          (v) to the best of such Borrower’s knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

          (vi) to the best of such Borrower’s knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which might result in any material adverse change in such Account Debtor’s financial condition or the collectibility of such Account.

          7.1.9.Equipment. The equipment of Borrowers and their Subsidiaries necessary to the operation of their respective business is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted.

          7.1.10.Financial Statements; Fiscal Year. The Consolidated balance sheets of Borrowers and their Subsidiaries (including the accounts of all Subsidiaries of Borrowers and their respective Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of December 31, 2001, and the related statements of income, changes in shareholder’s equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the financial positions of Borrowers and such Persons, taken as a whole, at such dates and the results of Borrowers’ and such Persons’ operations, taken as a whole, for such periods. As of the date hereof, since December 31, 2001, there has been no material adverse change in the financial position of Borrowers and such other Persons, taken as a whole, as reflected in the Consolidated balance sheet as of such date. As of the date hereof, the fiscal year of Borrower and each of its Subsidiaries ends on December 31 of each year.

          7.1.11.Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrowers to Administrative Agent, Canadian Agent or any Lender contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrowers have failed to disclose to Administrative Agent, Canadian Agent or any Lender in writing which could reasonably be expected to have a Material Adverse Effect.

          7.1.12.Solvent Financial Condition. Borrowers and each Guarantor, is now and, after giving effect to the initial Loans to be made and the initial Letters of Credit and LC Guaranties to be issued hereunder and all related transactions, will be, Solvent.

          7.1.13.Surety Obligations. Except as set forth on Exhibit 7.1.13, as of the date hereof, no Borrower nor any of their Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person which could reasonably be expected to have a Material Adverse Effect.

7.1.14.Taxes.

          (a) The tax identification number, if any, of each Borrower and each Guarantor is listed on Exhibit 7.1.1 hereto. Each Borrower and its Subsidiaries has filed or caused to be filed all Federal or national tax returns and material state, provincial and local tax returns (including, without limitation, any returns required under its jurisdiction of organization or incorporation) required to have been filed by it or with respect to it and has paid or accrued or caused to be paid or accrued all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except taxes that are being contested in good faith by appropriate proceedings and for which it shall have set aside on its books adequate reserves in accordance with GAAP or generally accepted accounting principles as in effect from time to time in the jurisdiction of organization or incorporation of such Borrower or Subsidiary. No tax Lien has been filed and, to the knowledge of such Borrower, no claim is being asserted with respect to any such tax, fee or other charge. The provision for taxes on the books of the Borrowers and their respective Subsidiaries is adequate for all years not closed by applicable statutes, and for the current fiscal year.

          (b) No Borrower, nor any of its Subsidiaries, has entered into any “listed transactions” within the meaning of Treasury Regulation 1.6011-4T(b)(2), or has sought a tax opinion with respect to any transaction which it has consummated.

          7.1.15.Brokers. Except as shown on Exhibit 7.1.15 hereto, there are no claims for brokerage commissions, finder’s fees or investment banking fees in connection with the transactions contemplated by this Agreement.

          7.1.16.Patents, Trademarks, Copyrights and Licenses. Each Borrower and each of their Subsidiaries owns, possesses, leases or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the conduct of its business without any known conflict with the rights of others, except for such conflicts as could not reasonably be expected to have a Material Adverse Effect. All such patents, trademarks, service marks, trade names, copyrights, licenses, and other similar rights are listed on Exhibit 7.1.16 hereto. Except as described on Exhibit 7.1.16, no claim has been asserted to any Borrower or any of their Subsidiaries which is currently pending that their use of their Intellectual Property necessary for the conduct of their business does or may infringe upon the Intellectual Property rights of any third party, except for such claims as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrowers and except as set forth on Exhibit 7.1.16 hereto, as of the date hereof, no Person is engaging in any activity that infringes in any material respect upon any Borrower’s or any of their Subsidiaries’ material Intellectual Property. Except as set forth on Exhibit 7.1.16, each Borrower’s and each of their Subsidiaries’ (i) material trademarks, service marks, and copyrights are registered with the U.S. Patent and Trademark Office, the U.S. Copyright Office or foreign equivalent, as applicable and (ii) material license agreements and similar arrangements relating to its Inventory (1) permits, and does not restrict, the assignment by such Borrower or any of their Subsidiaries to Administrative Agent or Canadian Agent, as the case may be, or any other Person designated by Administrative Agent or Canadian Agent, as the case may be, of all of such Borrower’s or such Subsidiary’s, as applicable, rights, title and interest pertaining to such license agreement or such similar arrangement and (2) would permit the continued use by such Borrower or such Subsidiary, or Administrative Agent or Canadian Agent, as the case may be, or its assignee, of such license agreement or such similar arrangement and the right to sell Inventory subject to such license agreement for a period of no less than 6 months after a default or breach of such agreement or arrangement. The consummation and performance of the transactions and actions contemplated by this Agreement and the other Loan Documents, including without limitation, the exercise by Administrative Agent or Canadian Agent, as the case may be, of any of its rights or remedies under Section 10, will not result in the termination or impairment of any Borrower’s or any of their Subsidiaries’ ownership or rights relating to its Intellectual Property, except for such Intellectual Property rights the loss or impairment of which could not reasonably be expected to have a Material Adverse Effect. Except as listed on Exhibit 7.1.16 and except as could not reasonably be expected to have a Material Adverse Effect, (i) no Borrower nor any of their Subsidiaries is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and (ii) to the knowledge of Borrowers, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable.

          7.1.17.Governmental Consents. Each Borrower and each of their Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights could not reasonably be expected to have a Material Adverse Effect. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the borrowings hereunder, the creation of the security interests contemplated hereby and the other transactions contemplated to occur under the Loan Documents, except for (i) the filing of UCC and PPSA financing statements, registrations with the Quebec Register of Personal and Moveable Real Rights and filings with the United States Patent and Trademark Office, the United States Copyright Office and foreign equivalent, as applicable, and (ii) such others as have been made or obtained and are in full force and effect.

          7.1.18.Compliance with Laws. Each Borrower and each of their Subsidiaries has duly complied, and its Properties, business operations and leaseholds are in compliance with, the provisions of all federal, state, provincial and local laws, rules and regulations applicable to such Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Borrower and each of their Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state and local rules, laws and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C.ss.201 et seq.), as amended.

          7.1.19.Restrictions. No Borrower nor any of their Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any Borrower or any of their Subsidiaries, as applicable.

          7.1.20.Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting Borrowers or any of their Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrowers or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect. No Borrower nor any of their Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          7.1.21.No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers’ performance hereunder, constitute a Default or an Event of Default. No Borrower nor any of their Subsidiaries is in default in (and no event has occurred and no condition exists which constitutes, or which the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person for borrowed money in excess of $10,000,000.

          7.1.22.Leases. Exhibit 7.1.22 hereto is a complete listing of all Capitalized Lease Obligations and Exhibit 6.1.1 hereto contains a complete listing of all real property leases of Borrowers and their Subsidiaries necessary for the conduct of their business in the United States and Canada and the storage of Collateral with an aggregate value in excess of $500,000. Each Borrower and each of their Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          7.1.23.Plans. Except as disclosed on Exhibit 7.1.23 hereto, no Borrower nor any of its Subsidiaries has any Pension or 401(k) Plan. Each Borrower and each of their Subsidiaries is in compliance with the applicable requirements of ERISA or the Canadian equivalent and the regulations promulgated thereunder with respect to each Plan, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No Borrower is aware of any fact or situation that could reasonably be expected to result in a material adverse change in the financial condition of any Borrower and their Subsidiaries arising from any Plan. No Domestic Borrower nor any of their Subsidiaries has any material withdrawal liability in connection with a Multiemployer Plan.

          7.1.24.Trade Relations. There exists no cancellation or any modification or material change in, the business relationship between any Borrower or any of their Subsidiaries and any customer or any group of customers whose purchases are material to the business of Borrowers and their Subsidiaries, or with any material supplier, except in each case, and taking into account any substitutions thereof, where the same could not reasonably be expected to have a Material Adverse Effect.

          7.1.25.Labor Relations. Except as described on Exhibit 7.1.25 hereto, as of the date hereof, no Borrower nor any of their Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower’s or any of their Subsidiaries’ employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that could not reasonably be expected to have a Material Adverse Effect.

          7.1.26.Subordination Provisions; Blockage Provisions. (a) The subordination provisions contained in the Senior Subordinated Note Documents are enforceable against the issuer of the security and the holders thereof, and the Loans and all other Obligations entitled to the benefits of any Loan Document and any related guaranty are within the definitions of “Senior Indebtedness,” “Designated Senior Indebtedness” and “Specific Senior Indebtedness” included in such provisions.

          (b) The provisions contained in the Senior Subordinated Note Documents relating to blockage periods are enforceable against the issuer of the security and the holders thereof, and such provisions will not permit the issuer thereof to make any payments thereon during any blockage period.

          7.1.27.Agreements. No such Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect. All such indentures or other agreements are in full force and effect unless the failure to so maintain such agreements could not reasonably be expected to have a Material Adverse Effect.

          7.1.28.Federal Reserve Regulations. (a) No Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) Neither the making of any Loan thereunder, nor the use of proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.

          7.1.29.Investment Company Act; Public Utility Holding Company Act. No Borrower nor any Subsidiary thereof (a) is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) is a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          7.1.30.Environmental Matters. (a) The properties now or formerly owned or operated by each Borrower and its Subsidiaries (as referred to in this subsection 7.1.30, the “Owned Properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, or (ii) could give rise to liability under, Environmental Laws resulting from any Release of Hazardous Materials during such Borrower’s or its Subsidiaries’ ownership or operation of the Owned Properties or, to the knowledge of such Borrower, at any other time, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          (b) The Owned Properties and all operations of such Borrower and its Subsidiaries are in compliance, and, to the extent that such Borrower or any of its Subsidiaries owned or operated such Owned Properties in the past three years, in the last three years have been in compliance, with all Environmental Laws and all Environmental Permits and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) During the time of such Borrower’s or its Subsidiaries’ ownership or operation of the Owned Properties and, to the knowledge of such Borrower, at any other time, there have been no Releases or threatened Releases at, from, under or proximate to the Owned Properties or otherwise in connection with the operations of such Borrower or its Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and none of the Owned Properties currently owned or operated by such Borrower and its Subsidiaries are listed on the Federal National Priorities List (under CERCLA and as defined pursuant to Environmental Law).

          (d) No Borrower nor any of its Subsidiaries has received any Environmental Claim in connection with any of the Owned Properties or the operations of such Borrower or any of its Subsidiaries or with regard to any Person whose liabilities for environmental matters such Borrower or any of its Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which Environmental Claim, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do such Borrower or any of its Subsidiaries have reason to believe that notice of any such Environmental Claim will be received or is being threatened.

          (e) Hazardous Materials have not been transported from any of the Owned Properties by any Borrower or any of its Subsidiaries or, to the knowledge of Borrowers, any other party, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Owned Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law that would constitute a Material Adverse Effect, nor have any Borrower or any of its Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

7.2.Continuous Nature of Representations and Warranties.

          Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of any Borrower’s or any Borrower’s Subsidiary’s business or operations occurring in the ordinary course of business that would render the information in any exhibit attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, or such changes are permitted by this Agreement.

7.3.Survival of Representations and Warranties.

          All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Administrative Agent, Canadian Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

8.1.Affirmative Covenants.

          During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower jointly and severally covenants and agrees that, unless otherwise consented to by Majority Lenders, in writing, it shall:

          8.1.1.Visits and Inspections; Lender Meeting. Permit (i) representatives of Administrative Agent and Canadian Agent (it being understood and agreed that a representative of a Lender may accompany the Administrative Agent or Canadian Agent), and during the continuation of any Default or Event of Default any Lender, from time to time, as often as may be reasonably requested (but not less than twice during any year), but only during normal business hours, to visit and inspect the Properties of such Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, such Borrower’s and each of its Subsidiaries’ business, assets, liabilities, financial condition, business prospects and results of operations and (ii) appraisers engaged pursuant to Section 2.10 (whether or not personnel of Administrative Agent or Canadian Agent), from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of such Borrower and each of its Subsidiaries, for the purpose of completing appraisals pursuant to Section 2.10. Administrative Agent or Canadian Agent, as applicable, if no Default or Event of Default then exists, shall give such Borrower reasonable prior notice of any such inspection or audit. Without limiting the foregoing, such Borrower will participate and will cause its key management personnel to participate in a meeting with Administrative Agent, Canadian Agent and Lenders periodically during each year, which meeting(s) shall be held at such times and such places as may be reasonably requested by Administrative Agent or Canadian Agent.

          8.1.2.Notices. Promptly notify Administrative Agent in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade. In addition, each Borrower agrees to provide Administrative Agent with prompt written notice of any change in the information disclosed in any Exhibit hereto, in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein.

          8.1.3.Financial Statements. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Administrative Agent, Canadian Agent and each Lender, the following, all to be prepared in accordance with GAAP applied on a consistent basis (unless otherwise provided below), unless such Borrower’s certified public accountants concur in any change therein and such change is disclosed to Administrative Agent and is consistent with GAAP:

          (i) not later than 90 days after the close of each fiscal year of Borrowers, (a) audited financial statements of Borrowers and their Subsidiaries as of the end of such fiscal year, on a Consolidated basis, certified by a firm of independent certified public accountants of nationally recognized standing selected by Borrowers and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such Consolidated financial statements fairly present the financial condition and result of operations of the Borrowers on an Consolidated basis in accordance with GAAP consistently applied, and, within a reasonable time thereafter a copy of any management letter issued in connection therewith and (b) the related unaudited consolidating balance sheets of the Borrowers as at the end of such fiscal year and related consolidating statements of income of the Borrowers for such fiscal year;

          (ii) not later than 45 days after the end of each fiscal quarter hereafter, (a) unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such fiscal quarter and of the portion of the fiscal year then elapsed, on a Consolidated basis, and (b) related unaudited consolidating balance sheets of the Borrowers as at the end of such fiscal quarter and related consolidating statements of income of such Borrowers for such fiscal quarter, in each case certified by the principal financial officer of Parent as prepared, in the case of clause (a), in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Borrowers and its Subsidiaries for such fiscal quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

          (iii) together with each delivery of Consolidated financial statements pursuant to clauses (i) and (ii) of this subsection 8.1.3, a management report (1) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent final annual budget for the current fiscal year delivered pursuant to subsection 8.1.10 and (2) identifying the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Parent to the effect that such information fairly presents in all material respects the results of operation and financial condition of Borrowers and their Subsidiaries as at the dates and for the periods indicated;

          (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available generally to all of its Securities holders and copies of any regular, periodic and special reports or registration statements which, Borrowers or any of their Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange;

(v) upon request of Administrative Agent, copies of any annual report filed with the U.S. Department of Labor in connection with each Plan; and

          (vi) such other data and information (financial and otherwise) as Administrative Agent, Canadian Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Merger Co or any Borrower’s or any of its Subsidiaries’ (including Foreign Subsidiaries) financial condition or results of operations.

          Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrowers shall forward to Administrative Agent (with sufficient copies for each Lender) a copy of the accountants’letter to Borrowers’management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in paragraph (i) and (ii) of this subsection 8.1.3, or more frequently if reasonably requested by Administrative Agent or Canadian Agent, Borrowers shall cause to be prepared and furnished to Administrative Agent and Canadian Agent a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the Chief Financial Officer of Parent (a “Compliance Certificate”).

          8.1.4.Borrowing Base Certificates. On July 31, 2002 for the month ended June 30, 2002 and on or before the 15th Business Day after the close of each monthly period thereafter, Borrower Representative shall deliver to Administrative Agent (with sufficient copies for, and to be provided by the Administrative Agent to, each Lender), in form acceptable to Administrative Agent, a Borrowing Base Certificate as of the last day of the immediately preceding monthly period, with such supporting materials as Administrative Agent shall reasonably request. If Borrowers deem it advisable, or Administrative Agent shall request, Borrowers shall execute and deliver to Administrative Agent (with sufficient copies for, and to be provided by the Administrative Agent to, each Lender) Borrowing Base Certificates more frequently than monthly.

          8.1.5.Landlord, Processor and Storage Agreements. Provide Administrative Agent and Canadian Agent with copies of all agreements between such Borrower or any of its Subsidiaries and any landlord, processor, distributor, warehouseman or consignee which owns any premises at which any Collateral of an aggregate book value in excess of $500,000 may, from time to time, be kept.

          8.1.6.Guarantor Financial Statements. Deliver or cause to be delivered to Administrative Agent financial statements, if any, for each Guarantor (to the extent not consolidated with the financial statements delivered to Administrative Agent under subsection 8.1.3) in form and substance satisfactory to Administrative Agent at such intervals and covering such time periods as Administrative Agent may request.

          8.1.7.Subsidiaries. Cause each Material Domestic Subsidiary of each Borrower which is not a Borrower hereunder, whether now or hereafter in existence, to execute and deliver to Administrative Agent a Guaranty Agreement pursuant to which such Subsidiary guaranties the payment of all Obligations.

          8.1.8.Deposit Accounts. For each collection deposit account that such Borrower or any Guarantor at any time opens or maintains, such Borrower shall, at Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to Administrative Agent, cause the depository bank, to agree to comply at any time with instructions from Administrative Agent to such depository bank, directing the disposition of funds from time to time credited to such collection deposit account, without further consent of such Person.

          8.1.9.Preliminary Annual Budget. As soon as available, and in any event no later than December 31 of each fiscal year, Borrower Representative shall deliver to Administrative Agent (with sufficient copies for each Lender) the preliminary annual budget (which shall include preliminary projections on a quarterly and consolidating basis) of the Borrowers for the next succeeding fiscal year (together with the assumptions utilized in establishing such budget and a comparison of the actual figures for the prior fiscal year), with such preliminary budget, assumptions and comparison to be in form and substance reasonably satisfactory to the Administrative Agent and certified by a responsible officer of Parent (in his or her capacity as such) as representing the Borrowers’ most reasonable good faith estimate of its preliminary budget for such fiscal year.

          8.1.10.Final Annual Budget As soon as available and in any event no later than March 31 of each fiscal year, Borrower Representative shall deliver to Administrative Agent (with sufficient copies for each Lender) the final annual budget as approved by management (which shall include projections on a monthly and consolidating basis) of the Borrowers for such fiscal year (together with the assumptions utilized in establishing such budget), with each such budget and assumptions to be in form and substance reasonably satisfactory to the Administrative Agent and certified by a responsible officer of Parent (in his or her capacity as such) as representing the Borrowers’ most reasonable good faith estimate of each such budget for such fiscal year.

          8.1.11.Monthly Internal Operating Statement. On or before the 31st day following the last day of each month from and after the date hereof, Borrowers shall deliver to Administrative Agent, Canadian Agent and Lenders a monthly internal operating statement for the immediately preceding month, prepared in a manner consistent with prior periods and with Borrowers’ existing practices for the current and prior fiscal year.

          8.1.12.Litigation and Other Notices. Each Borrower will, and will cause each of the Subsidiaries to, furnish to the Administrative Agent, Canadian Agent and each Lender prompt written notice of the occurrence of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

(d) any change in its accounting treatment with respect to the valuation of Inventory.

          8.1.13.ERISA. Each Borrower will, and will cause each of the Subsidiaries to, (a) comply with the applicable provisions of ERISA and the Code (or their Canadian equivalent) and of the regulations and published interpretations thereunder, except where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, and (b) furnish to the Administrative Agent (i) promptly, and in any event within 30 days after any responsible officer of such Borrower either knows or has a reasonable basis to know that any Reportable Event has occurred, that alone or together with any other Reportable Event could reasonably be expected to result in material liability, of such Borrower, any Subsidiary or any ERISA Affiliate to the PBGC, a statement of a responsible officer of such Borrower (in his or her capacity as such) setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice such Borrower, any Subsidiary or any ERISA Affiliate receives from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a responsible officer of such Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by such Borrower, any Subsidiary or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by such Borrower, any Subsidiary or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in Reorganization, in each case within the meaning of Title IV of ERISA; provided, however, that no such notice or statement will be required under this subsection 8.1.13 unless the event, when aggregated with all other events described in this subsection 8.1.13 occurring at the same time, could be reasonably expected to result in liability to such Borrower, any Subsidiary or any ERISA Affiliate in an amount that would exceed $5,000,000 in the aggregate for such Borrower, its Subsidiaries and all ERISA Affiliates.

          8.1.14.Use of Proceeds. Each Borrower will, and will cause each of the Subsidiaries to, use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in subsection 1.1.5.

          8.1.15.Compliance with Environmental Laws. Except as any of the following, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Borrower will, and will cause each of the Subsidiaries to, comply, and use its reasonable best efforts to cause all lessees and other Persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action required by any Governmental Authority in accordance with Environmental Laws; provided,however, that no Borrower nor any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          8.1.16.Patents, Trademarks and Copyrights. Each Borrower will, and will cause each of its Subsidiaries to (a) consistent with past practice, use commercially reasonable efforts to register with the United States Patent and Trademark Office, the United States Copyright Office or foreign equivalent, as the case may be, all of its or their right, title and interest in each material Patent, Trademark and Copyright used in its or their business in the United States which is so registerable under applicable law, (b) report each such filing and registration to the Administrative Agent, with respect to Domestic Collateral, and Canadian Agent, with respect to the Canadian Collateral, within fifteen (15) Business Days after the last day of the fiscal quarter in which such filing occurs and (c) promptly upon request by the Administrative Agent, with respect to Domestic Collateral, and Canadian Agent, with respect to the Canadian Collateral, execute and deliver any and all agreements, instruments, documents, and papers (each of which shall be in form and substance reasonably satisfactory to the Administrative Agent or Canadian Agent, as applicable) as may be necessary or as the Administrative Agent or Canadian Agent, as applicable, may reasonably request to grant (to the extent possible) to the Administrative Agent, for the benefit of Canadian Agent and the Lenders, and to Canadian Agent, for the benefit of itself and the Canadian Lender, a perfected, first priority security interest therein and in any goodwill and general intangibles relating thereto or represented thereby.

          8.1.17.Dominion Accounts. On or prior to the 60th day following the Closing date, each Borrower that does not as of the Closing Date maintain separate collection and disbursement accounts at a depository bank shall maintain a Dominion Account as contemplated by subsection 6.2.4 with such banks previously identified by Borrowers and acceptable to Administrative Agent, with respect to Domestic Collateral, and Canadian Agent, with respect to the Canadian Collateral.

8.1.18.Further Assurances.

          (a) Each Borrower shall ensure that all written information, exhibits and reports furnished to the Administrative Agent, Canadian Agent or the Lenders do not contain any untrue statement of a material fact and do not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent, Canadian Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

          (b) Promptly upon request by the Administrative Agent, Canadian Agent or the Majority Lenders, each Borrower shall execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, do any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent, Canadian Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent, Canadian Agent and Lenders the rights granted or now or hereafter intended to be granted to Administrative Agent or the Collateral Agent, as the case may be, under any Loan Document or under any other document executed in connection therewith.

          (c) (i) Parent shall cause each Domestic Subsidiary and each Foreign Subsidiary that is not a Foreign 956 Subsidiary which, is either acquired or formed after the Closing Date to enter into a guaranty and the security documents, in each case in form and substance substantially similar to the guaranty and security documents entered into by the Domestic Borrowers on the Closing Date, such documentation to be in form and substance satisfactory to Administrative Agent.

          (ii) Parent shall cause each Canadian Subsidiary which is either acquired or formed after the Closing Date to enter into a guaranty and the security documents, in each case in form and substance substantially similar to the guaranty and security documents entered into on the Closing Date by the Canadian Borrowers, such documentation to be in form and substance satisfactory to Canadian Agent.

          (d) If (1) following a change in the relevant sections of the Code, the regulations or rules promulgated thereunder or any rulings issued thereunder or (2) a determination by Administrative Agent that a Foreign Subsidiary, which is a Wholly-Owned Subsidiary, in the reasonable judgment of the Administrative Agent, shall no longer constitute a Foreign 956 Subsidiary, and, in each case, at the request of the Administrative Agent or the Majority Lenders, counsel for the Borrower Representative acceptable to the Administrative Agent and the Majority Lenders does not within 30 days after such request deliver evidence satisfactory to the Administrative Agent with respect to any Foreign Subsidiary which is a Wholly-Owned Subsidiary of a Borrower that the entering into by such Foreign Subsidiary (i) of a guaranty of the Obligations of the Domestic Borrowers or (ii) the entering into a security agreement to secure the obligations under such guaranty, in either case would result in a material adverse tax consequence as a result of a deemed dividend of the current accumulated earnings and profits of such Foreign Subsidiary under Section 956 of the Code or would otherwise violate applicable law, then (i) in the case of a failure to deliver the evidence described in clause (i) above, such Foreign Subsidiary shall execute and deliver a guaranty of the Obligations of the Borrowers under the Loan Documents, and (ii) in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a security agreement granting the Administrative Agent, for the benefit of itself, Canadian Agent and the Lenders a security interest in such Foreign Subsidiary’s assets that would constitute Collateral as of the Closing Date, in each case with all documents delivered pursuant to this Section to be in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

8.2.Negative Covenants.

During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall not:

          8.2.1.Mergers; Consolidations; Acquisitions; Structural Changes. Merge or consolidate, or permit any Subsidiary of such Borrower to merge or consolidate, with any Person; nor change its or any of its Subsidiaries’ jurisdiction of incorporation or organization, Type of Organization or Organizational I.D. Number; nor change its or any of its Subsidiaries’ legal name; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person, except for:

(a) mergers of any Subsidiary of such Borrower (other than a Foreign Subsidiary) into such Borrower or another wholly-owned Subsidiary of such Borrower (other than a Foreign Subsidiary);

(b) the Kelso Transaction or the Alternate Transaction; and

          (c) acquisitions of assets consisting of fixed assets or real property that constitute Capital Expenditures permitted under subsection 8.2.8. Notwithstanding the foregoing, if the sum of (i) average Availability plus (ii) Unrestricted Cash, on a pro forma basis and giving effect to any payments relating to a Permitted Acquisition (as defined below) as provided for in this subsection 8.2.1(c), for the immediately preceding sixty consecutive day period is greater than or equal to $50,000,000, any Borrower may acquire all or substantially all of the assets, stock or other equity interest of any Person (the “Target”) (in each case, a “Permitted Acquisition”) subject to the satisfaction of each of the following conditions:

          (i) Administrative Agent shall receive at least 3 Business Days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

          (ii) such Permitted Acquisition shall only comprise a business, or those assets of a business, of the type engaged by Borrowers as of the Closing Date, lines of business relating thereto and reasonable extensions thereof;

          (iii) such Permitted Acquisition shall have been approved by the Target’s board of directors (or equivalent governing body) and shall be undertaken in accordance with all applicable Requirements of Law;

          (iv) no additional Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrowers and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder and Indebtedness permitted pursuant to subsection 8.2.3, (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and (c) Acquired Indebtedness;

(v) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Liens);

          (vi) at or prior to the closing of any Permitted Acquisition with assets located in the United States or Canada, Administrative Agent or Canadian Agent, as applicable, will be granted a first priority perfected Lien (subject to Permitted Liens) in all assets acquired pursuant thereto consisting of Inventory, Accounts and Intellectual Property and Borrowers and the Target shall have executed such documents and taken such actions as may be required by Administrative Agent in connection therewith; and

          (vii) the total consideration given and Acquired Indebtedness assumed in connection with such Permitted Acquisition shall not exceed $100,000,000 (or the Dollar Equivalent thereof);provided, however, that such amount may be greater than $100,000,000 (or the Dollar Equivalent thereof) but equal to or less than $200,000,000 (or the Dollar Equivalent thereof) in the event that the Fixed Charge Coverage Ratio after giving effect to such Permitted Acquisition, on a pro forma basis, is greater than or equal to 1.10 to 1.0 for the prospective twelve month period following the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period).

          Notwithstanding the foregoing, the Accounts and Inventory of the Target may be included in Eligible Accounts and Eligible Inventory upon receipt by Administrative Agent of audits and appraisals in form and substance consistent with the audits and appraisals delivered in connection with the Closing Date and compliance with the definition of Eligible Accounts or Eligible Inventory, as the case may be.

8.2.2.Loans. Make, or permit any Subsidiary of such Borrower to make, any loans or other advances of money to any Person, other than in compliance with subsections 8.2.3 and 8.2.12.

8.2.3.Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of such Borrower to create, incur or suffer to exist, any Indebtedness, except:

(i) Obligations owing to Administrative Agent, Canadian Agent or any Lender under this Agreement or any of the other Loan Documents;

          (ii) Indebtedness existing on the date of this Agreement and listed on Exhibit 8.2.3 (including any refinancings thereof that do not increase the aggregate principal amount of all such Indebtedness as of the date of such refinancing and on terms no more restrictive than in effect on the Closing Date);

(iii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

          (iv) guaranties of any Indebtedness permitted hereunder (other than Indebtedness of a Foreign Subsidiary); provided, that in the event that a guaranty is at any time issued to support obligations relating to Indebtedness permitted by subsection 8.2.3(vii), then the Person issuing such guaranty (including a Foreign Subsidiary) shall simultaneously enter into a Guaranty Agreement;

(v) obligations to pay Rentals;

(vi) to the extent not included above, trade payables, accruals and accounts payable in the ordinary course of business (in each case to the extent not overdue);

          (vii) Indebtedness of Parent evidenced by the Senior Notes and the Senior Subordinated Notes (including any refinancings thereof (including, without limitation, any bridge loan made in connection with the Kelso Transaction or the Alternate Transaction or any refinancing of such bridge loan) (1) in an aggregate principal amount not in excess of 101% of the aggregate principal amount of all such Indebtedness being refinanced as of the date of such refinancing, (2) with a final maturity date thereof not earlier than the maturity date applicable to the 9 1/4% Senior Notes (or any notes issued in connection with the refinancing thereof) and (3) on terms and conditions no more restrictive than those in effect with respect to such Indebtedness on the Closing Date; provided, however, that the restrictions contained in the preceding subclauses (2) and (3) shall not apply to the bridge loan made in connection with the Kelso Transaction or the Alternate Transaction or any refinancing of such bridge loan);

          (viii) Indebtedness of NuTone and any Subsidiary of NuTone not exceeding at any time $6,000,000 in aggregate outstanding principal amount and, if secured, secured only by Liens on assets of NuTone and any Subsidiary of NuTone;

          (ix) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Borrower, Guarantor or any of their respective Subsidiaries, or by any Guarantor to any Borrower; provided, that: (A) such Borrower shall record all intercompany transactions on its books and records in a manner satisfactory to Administrative Agent; (B) the obligations of any Borrower under any such intercompany transaction shall be subordinated to the Obligations of Borrowers hereunder in a manner reasonably satisfactory to Administrative Agent; (C) at the time any such intercompany loan or advance is made by such Borrower and after giving effect thereto, such Borrower shall be Solvent; (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (F) the aggregate balance of all such intercompany loans owing to Borrowers and Guarantors by Subsidiaries (including Foreign Subsidiaries) that are not Guarantors shall not exceed $20,000,000 at any one time outstanding (without giving effect to any write-offs or write-downs thereof);

          (x) Indebtedness under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided that (a) in the case of Interest Rate Agreements, such Interest Rate Agreements relate to Indebtedness permitted to be incurred under each of this Agreement, the Senior Note Documents and the Senior Subordinated Note Documents and the notional principal amount of the obligations of the Borrowers under such Interest Rate Agreements does not exceed the principal amount of such Indebtedness, and (b) in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Borrowers outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(xi) Indebtedness incurred in the ordinary course of business under guaranties of Indebtedness of suppliers, licensees, franchisees or customers;

(xii) Indebtedness incurred by the Borrowers consisting of Purchase Money Obligations and Capital Lease Obligations not exceeding at any time $30,000,000 in aggregate outstanding principal amount;

          (xiii) Acquired Indebtedness to the extent such Indebtedness could have been incurred by such Borrower under the terms of each of this Agreement, the Senior Note Documents and the Senior Subordinated Note Documents.

(xiv) Indebtedness in respect of performance bonds, bankers’ acceptances, letters of credit, short-term overdraft facilities and surety or appeal bonds provided in the ordinary course of business;

(xv) Indebtedness incurred as a result of the refinancing of a bridge loan, provided such bridge loan was originally made in connection with the Kelso Transaction or the Alternate Transaction;

          (xvi) Indebtedness of (a) Nortek Holding B.V. and its Subsidiaries arising out of advances on exports, advances on imports, advances on trade receivables, factoring of receivables and similar transactions in the ordinary course of business and, if secured, secured only by Liens on assets of Nortek Holding B.V. Limited and its Subsidiaries and (b) Parent under its limited guarantee of not more than $20,000,000 of any such Indebtedness of Nortek (UK) Limited and its Subsidiaries;

(xvii) other Indebtedness not to exceed at any time $35,000,000 in aggregate for all Borrowers and their Subsidiaries outstanding principal amount; and

          (xviii) Indebtedness (including Guaranties of any Indebtedness of a Foreign Subsidiary) incurred utilizing the Consolidated Cash Flow Coverage Ratio under, and as defined in, the Senior Note Documents and the Senior Subordinated Note Documents in an aggregate principal amount at any time not to exceed $150,000,000; provided, however, that (x) no more than $35,000,000 of such Indebtedness may have a maturity date occurring prior to the last day of the Term and (y) the terms of any Indebtedness incurred pursuant to this clause (xvii) in excess of an aggregate principal amount of $75,000,000 may not be more restrictive than those contained in the Senior Note Documents as in effect on the Closing Date and shall not have a maturity date earlier than the maturity date applicable to the 9 1/4% Senior Notes (or any notes issued in accordance with subsection 8.2.3(vii) in connection with the refinancing thereof).

          8.2.4.Affiliate Transactions. Enter into or permit any Subsidiary of such Borrower to enter into, any transaction with any Affiliate of any Borrower or any holder of any Securities of any Borrower or any Subsidiary of any Borrower, including without limitation any management, consulting or similar fees, except (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s or such Subsidiary’s business and upon fair and reasonable terms which are fully disclosed to Administrative Agent and are no less favorable to such Borrower than would be obtained in a comparable arms-length transaction with a Person not an Affiliate or Security holder of any Borrower, (ii) transactions pursuant to the terms and conditions of the Kelso Transaction or the Alternate Transaction and (iii) as otherwise permitted under this Agreement.

          8.2.5.Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of such Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

(i) Liens at any time granted in favor of Administrative Agent for the benefit of Lenders and Canadian Agent for the benefit of the Canadian Lender;

          (ii) Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Administrative Agent’s judgment such Lien would not reasonably be expected to adversely affect Administrative Agent’s rights or the priority of Administrative Agent’s or Canadian Agent’s lien on any Collateral;

          (iii) Liens arising in the ordinary course of the business of such Borrower or any of its Subsidiaries by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of such Borrower or any of its Subsidiaries or materially impair the use thereof in the operation of the business of such Borrower or any of its Subsidiaries;

(iv) such other Liens existing on the date hereof as appear on Exhibit 8.2.5 hereto;

          (v) Liens incurred or deposits made in the ordinary course of business in connection with (1) worker’s compensation, social security, unemployment insurance and other like laws or (2) sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

          (vi) reservations, covenants, zoning and other land use regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real Property owned or leased by such Borrower or one of its Subsidiaries; provided that such exceptions do not in the aggregate materially interfere with the use of such Property in the ordinary course of such Borrower’s or such Subsidiary’s business;

(vii) judgment Liens that do not give rise to an Event of Default under subsection 10.1.15;

          (viii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(ix) Liens securing Acquired Indebtedness;

          (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (xi) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of Parent or any of its Subsidiaries, taken as a whole;

(xii) Liens securing Purchase Money Obligations;

(xiii) leases or subleases or licenses or sublicenses granted to others in the ordinary course of business of Parent or any of its Subsidiaries, taken as a whole;

(xiv) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of Parent or any of its Subsidiaries relating to such property or assets;

(xv) any interest or title of a lessor in the property subject to any Capital Lease Obligation;

(xvi) Liens arising from filing UCC or PPSA financing statements and registrations in the Quebec Register of Personal and Moveable Real Rights regarding leases;

(xvii) Liens in favor of Parent or any Subsidiary of Parent;

          (xviii) Liens securing any real property or other assets of Parent or any Subsidiary of Parent in favor of the United States of America or any State, or any department, agency, instrumentality or political subdivision thereof, in connection with the financing of industrial revenue bond facilities or of any equipment or other property designed primarily for the purpose of air or water pollution control; provided that any such Lien on such facilities, equipment or other property shall not apply to any other assets of Parent or such Subsidiary of Parent;

(xix) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(xx) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xxi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the Agreement, in each case securing Indebtedness under Commodity Agreements, Interest Rate Agreements and Currency Agreements;

          (xxii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Parent or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of Parent and its Subsidiaries prior to the date of the indentures relating to the Senior Notes and the Senior Subordinated Notes; and

(xxiii) Liens on Indebtedness permitted pursuant to subsections 8.2.3 (viii), (xvi) and (xvii)

;provided, that no Lien shall be permitted to exist with respect to the capital stock of Parent or any of its Subsidiaries (including Foreign Subsidiaries).

8.2.6.Payments and Amendments of Certain Debt.

          (i) amend or modify the Senior Note Documents or the Senior Subordinated Note Documents to the extent such amendments or modifications would increase the interest rate thereon, accelerate the maturity date thereof or make the covenants therein more restrictive, in each case with reference to the Senior Note Documents and Senior Subordinated Note Documents in effect on the Closing Date; or

          (ii) (other than in connection with the Kelso Transaction, the Alternate Transaction or the refinancing permitted pursuant to subsection 8.2.3(vii)), make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Indebtedness (other than Indebtedness under this Agreement), any Senior Notes or Senior Subordinated Notes, except that the Domestic Borrowers may prepay any such Indebtedness and/or repurchase and/or redeem Senior Notes and/or Senior Subordinated Notes so long as (w) other than the refinancing pursuant to subsection 8.2.3(vii) or in connection with the Kelso Transaction or the Alternate Transaction, the aggregate amount paid by the Domestic Borrowers for all such repurchases of Senior Notes and Senior Subordinated Notes after the Closing Date shall not exceed $75,000,000; (x) no Senior Notes and/or Senior Subordinated Notes shall be purchased at a price which exceeds 105% of the principal amount thereof plus interest accrued thereon; (y) no Default or Event of Default shall exist at the time of any such repayment or repurchase or would exist immediately after giving effect thereto; and (z) the sum of (x) average Availability plus (y) Unrestricted Cash, on a pro forma basis and giving effect to any such repayment or repurchase, for the immediately preceding sixty day period is greater than or equal to $50,000,000.

8.2.7.Distributions. Declare or make, or permit any Subsidiary of such Borrower to declare or make, any Distributions, except for:

(i) Distributions by any Subsidiary of such Borrower to such Borrower;

(ii) Distributions paid solely in Securities of such Borrower or any of its Subsidiaries;

          (iii) other than in connection with the terms and conditions of the Kelso Transaction as in effect on the Closing Date or any other severance agreement in existence on the Closing Date, Distributions by such Borrower in amounts necessary to permit such Borrower or Merger Co to repurchase Securities of such Borrower or Merger Co from employees of such Borrower or Merger Co or any of its Subsidiaries upon the termination of their employment, so long as no Default or Event of Default exists at the time of or would be caused by the making of such Distributions and the aggregate cash amount of such Distributions, measured at the time when made, does not exceed the amount otherwise permitted pursuant to the Senior Note Documents and the Senior Subordinated Note Documents;

          (iv) so long as no Default or Event of Default exists at the time of or would be caused by the making of such Distributions, Distributions by such Borrower in an amount sufficient to permit Parent and Merger Co to pay Consolidated tax liabilities and normal operating expenses incurred in the ordinary course of business, so long as Parent or Merger Co applies the amount of such Distributions for such purpose; and

(v) Distributions pursuant to the terms and conditions of the Kelso Transaction or the Alternate Transaction.

          provided,however, Borrowers shall not be required to comply with the provisions set forth in this subsection 8.2.7 if the sum of (i) average Availability plus (ii) Unrestricted Cash, on a pro forma basis and giving effect to any payments as provided for in this subsection 8.2.7, for the immediately preceding sixty consecutive day period is greater than or equal to $50,000,000.

          8.2.8.Capital Expenditures. (a) Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrowers and all of their Subsidiaries, exceed (i) during any fiscal year of the Borrower Representative ending on or prior to December 31, 2004, $55,000,000 and (ii) during any fiscal year of the Borrower Representative thereafter, $60,000,000 (each such amount, the “Base Amount”).

          (b) Notwithstanding the foregoing, to the extent the Base Amount for such fiscal year exceeds the aggregate amount of Capital Expenditures actually made during such fiscal year, such excess amount (up to an aggregate of 50% of the Base Amount for such fiscal year) may be carried forward to (but only to) the next succeeding fiscal year (any such amount to be certified by the Borrower Representative in the Compliance Certificate delivered for the last fiscal quarter of such fiscal year, and any such amount carried forward to a succeeding fiscal year shall be deemed to be used prior to using the Base Amount for such succeeding fiscal year, without giving effect to such carry-forward).

          8.2.9.Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of such Borrower to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

(i) sales of Inventory in the ordinary course of business;

(ii) transfers of Property to such Borrower by a Subsidiary of such Borrower;

(iii) dispositions of Property that is substantially worn, damaged, uneconomic or obsolete;

(iv) dispositions of investments described in paragraphs (iv), (v), (vi) and (vii) of the definition of the term “Restricted Investments”;

          (v) so long as no Default or Event of Default has occurred and is continuing (both before and after giving effect to such transaction), dispositions of Property the aggregate book value of the Tangible Property of which (a) during any consecutive twelve month period shall not exceed an amount equal to 25% of Consolidated Tangible Assets as of the Closing Date and (b) during the Term shall not exceed an amount equal to 50% of Consolidated Tangible Assets as of the Closing Date; and

(vi) other dispositions expressly authorized by this Agreement.

8.2.10.Securities of Subsidiaries. Permit any of its Subsidiaries to issue any additional Securities except to such Borrower and except for director’s qualifying Securities.

          8.2.11.Bill-and-Hold Sales, Etc. Make, or permit any Subsidiary of Borrower to make, a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, repurchase or return or consignment basis other than in the ordinary of course of business consistent with past practices.

          8.2.12.Restricted Investment. Make, or permit any Subsidiary of such Borrower to make, any Restricted Investment; provided, however, Borrowers shall not be required to comply with the provisions set forth in this subsection 8.2.12 if the sum of (i) average Availability plus (ii) Unrestricted Cash, on a pro forma basis and giving effect to any payments as provided for in this subsection 8.2.12, for the immediately preceding sixty consecutive day period, is greater than or equal to $50,000,000.

8.2.13.Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Merger Co, Parent and each Borrower’s Subsidiaries.

          8.2.14.Fiscal Year End. Change, or permit any Subsidiary of such Borrower to change, its fiscal year end, other than in connection with a Permitted Acquisition to conform with the fiscal year end of the Borrower.

          8.2.15.Negative Pledges. Enter into any agreement prohibiting or limiting the ability of such Borrower or any of its Subsidiaries to voluntarily create Liens upon any of its Property, other than an agreement in connection with (i) a Permitted Lien when such prohibition or limitation is by its term effective only against the Property subject to such Permitted Lien and (ii) Indebtedness permitted pursuant to subsection 8.2.3(ii), (vii), (xiii) and (xvii)(y).

          8.2.16.Advisory Fees. On and after the date upon which the Kelso Transaction is consummated, permit the payment by Parent of any advisory fees in the amount and at the times specified in Section 5.17 of the Recapitalization Plan (as such Recapitalization Plan is in effect on the Closing Date) at any time an Event of Default has occurred and is continuing; provided, however, that in the event that Parent or any of its Subsidiaries agree to pay any advisory fee in excess of $1,500,000 per annum, a subordination agreement on terms and conditions satisfactory to the Administrative Agent shall be entered into which shall subordinate such excess payment to the Obligations upon a Default or Event of Default.

8.3.Specific Financial Covenants.

          During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, at any time Excess Availability is less than $40,000,000 it shall not permit EBITDA at the end of any fiscal quarter for the immediately preceding four fiscal quarters (taken as one accounting period) to be less than $175,000,000. If GAAP changes from the basis used in preparing the audited financial statements delivered to Administrative Agent by Borrowers on or before the Closing Date, Borrowers will provide Administrative Agent with certificates demonstrating compliance with such financial covenants and will include, at the election of Borrowers or upon the request of Administrative Agent, calculations setting forth the adjustments necessary to demonstrate how Borrowers are also in compliance with such financial covenants based upon GAAP as in effect on the Closing Date.

SECTION 9. CONDITIONS PRECEDENT

          Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Administrative Agent, the Canadian Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan, nor shall the Administrative Agent be required to issue or procure any Letter of Credit or LC Guaranty unless and until each of the following conditions has been and continues to be satisfied:

9.1.Documentation.

          Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent and Canadian Agent and their counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments, opinions and certificates as Administrative Agent and Canadian Agent and their counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Administrative Agent and Canadian Agent and their counsel.

9.2.No Default.

No Default or Event of Default shall exist.

9.3.Other Conditions.

Each of the conditions precedent set forth in the Loan Documents shall have been satisfied.

9.4.Availability.

          Administrative Agent shall have determined that immediately after Lenders have made the initial Loans and after Administrative Agent has issued the initial Letters of Credit and LC Guaranties contemplated hereby, and Borrowers have paid (or, if accrued, treated as paid), all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than $125,000,000.

9.5.No Litigation.

          No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect.

9.6.Material Adverse Effect.

          As of the Closing Date, since December 31, 2001, there has not been any material adverse change in its business, assets, financial condition, income or prospects and no event or condition exists which would be reasonably likely to result in any Material Adverse Effect.

9.7.Approvals.

          Administrative Agent and Canadian Agent shall have received (i) satisfactory evidence that the Borrowers have obtained all required consents and approvals of all Persons including all requisite governmental authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer’s certificate in form and substance reasonably satisfactory to Administrative Agent and Canadian Agent affirming that no such consents or approvals are required.

9.8.Opinion of Borrowers’ Counsel.

          The Administrative Agent and Canadian Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of counsel of Borrowers, in form and substance reasonably satisfactory to Administrative Agent and Canadian Agent.

9.9.Financing Statements.

          The Administrative Agent and Canadian Agent shall have filed (or in the case of a Quebec Borrower, received for registration) all such financing statements and registration papers and shall have given all such notices as may be necessary for the Administrative Agent and Canadian Agent to perfect its security interest in the Collateral for itself and for the benefit of the Lenders and to assure its first-priority status therein.

9.10.No Material Misstatements.

          Administrative Agent and Canadian Agent shall have determined that there shall be no material misstatements in or omissions from the materials previously furnished to the Administrative Agent and Canadian Agent for their review. The Administrative Agent and Canadian Agent must be satisfied that any financial statements delivered to them fairly present the business and financial condition of the Borrowers and their Subsidiaries and that there has been no material adverse change in the assets, business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers, taken as a whole.

9.11.Legal Matters Generally.

          All legal matters incident to this Agreement and the borrowings and other extensions of credit hereunder shall be satisfactory to the Administrative Agent, Canadian Agent, the Lenders, the Issuing Bank and counsel for the Administrative Agent and Canadian Agent.

9.12.Corporate Documents.

          The Administrative Agent and Canadian Agent shall have received (i) a copy of the certificate or articles of incorporation (or other analogous organizational document), including all amendments thereto, of each Borrower and each Guarantor, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Borrower and each Guarantor as of a recent date, from such Secretary of State (and the equivalent certificate, if any, dated as of a recent date, in the case of the Canadian Borrowers); (ii) a certificate of the Secretary or Assistant Secretary of the Borrower Representative, on behalf of each Borrower and each Guarantor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreement (or other analogous governing document) of each Borrower and each Guarantor as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or, if applicable, other analogous governing body) of each Borrower and each Guarantor authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the borrowings and issuances of Letters of Credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or other analogous organizational document) of each Borrower and each Guarantor have not been amended since the date of the last amendment thereto shown on the certificate of good standing (or the equivalent certificate, if any, in the case of the Canadian Borrowers) furnished pursuant to clause (i) above, and (D) as to the incumbency and signature of each officer of each Borrower and each Guarantor; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary of the Borrower Representative executing the certificate pursuant to (ii) above; and (iv) such other documents or information as the Administrative Agent, Canadian Agent, the Lenders, the Issuing Bank or counsel for the Administrative Agent and Canadian Agent, may reasonably request.

9.13.Fees.

          The Administrative Agent and Canadian Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers and their Subsidiaries hereunder or under any other Loan Document.

9.14.Lien Search.

          The Administrative Agent and Canadian Agent shall have received the results of a search of the UCC and PPSA filings (or equivalent filings) made with respect to the Borrowers and its Subsidiaries in the states of organization or incorporation of such Persons and the states (or other jurisdictions) in which are located the chief executive offices of such Persons or any offices of such Persons in which records have been kept relating to Accounts and the other jurisdictions in which UCC and PPSA filings (or equivalent filings) are to be made pursuant to this Agreement together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent and Canadian Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under this Agreement or have been released.

9.15.Borrowing Base Certificate.

          The Administrative Agent and Canadian Agent shall have received a Borrowing Base Certificate for Borrowers. Such Borrowing Base Certificate shall (i) be dated the Closing Date, (ii) reflect the relevant Borrowing Base as of May 31, 2002 and (iii) be signed by a responsible officer of the Borrower Representative.

9.16.Projections.

          Administrative Agent and Canadian Agent shall have received Projections, prepared by management (i) on an annual basis for each of the fiscal years ending December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005; (ii) on a monthly basis for each month for the fiscal year ending December 31, 2002 and (iii) on a quarterly basis for each quarter of the fiscal year ending December 31, 2003.

9.17.Kelso Transaction.

Borrower Representative shall deliver to Administrative Agent a true and correct copy of each document relating to the Kelso Transaction, to the extent available on the Closing Date.

SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

10.1.Events of Default.

The occurrence of one or more of the following events shall constitute an “Event of Default”:

          10.1.1.Payment of Obligations. Borrowers shall fail to pay any of the Obligations hereunder or under any Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

          10.1.2.Misrepresentations. Any representation, warranty or other statement made or furnished to Administrative Agent, Canadian Agent or any Lender by or on behalf of any Borrower, any Subsidiary of any Borrower or any Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished.

          10.1.3.Breach of Specific Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in Section or subsection 5.2, 6.1.1, 6.1.2, 6.2.4, 6.2.5, 8.1.1, 8.1.2, 8.1.4, 8.1.9, 8.2 or 8.3 hereof on the date that Borrowers are required to perform, keep or observe such covenant or shall fail or neglect to perform, keep or observe any covenant contained in Section 8.1.3 or 8.1.7 hereof within 5 days following the date on which Borrowers are required to perform, keep or observe such covenant.

          10.1.4.Breach of Other Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Administrative Agent’s satisfaction within 30 days after the sooner to occur of Borrower Representative’s receipt of notice of such breach from Administrative Agent or the date on which such failure or neglect first becomes known to any officer of any Borrower.

          10.1.5.Default Under Security Documents or Other Agreements. Any event of default shall occur under, or Borrowers, any of their Subsidiaries or any other Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents, or the Other Agreements and such default shall continue beyond any applicable grace period.

          10.1.6.Other Defaults. There shall occur any default or event of default on the part of any Borrower, any Subsidiary of any Borrower or any other Guarantor under any agreement, document or instrument to which such Borrower, such Subsidiary of such Borrower or such Guarantor is a party or by which any Borrower, such Subsidiary of such Borrower or such Guarantor or any of its Property is bound, evidencing or relating to (a) any Indebtedness (other than the Obligations) with an outstanding principal balance in excess of $15,000,000, if the payment or maturity of such Indebtedness is or could be accelerated in consequence of such event of default or demand for payment of such Indebtedness is made or could be made in accordance with the terms thereof or (b) any Senior Notes or Senior Subordinated Notes.

10.1.7.Uninsured Losses. Any uninsured loss, theft, damage or destruction of any portion of the Collateral in excess of $10,000,000.

          10.1.8.Insolvency and Related Proceedings. Any Borrower or any Guarantor or, on and after the consummation of the Kelso Transaction or the Alternate Transaction, Merger Co shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Merger Co, any Borrower or any Guarantor under U.S. federal bankruptcy laws (if against Merger Co, any Borrower or any Guarantor the continuation of such proceeding for more than 30 days), or Merger Co, any Borrower, any Subsidiary of any Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

          10.1.9.Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower, any Subsidiary of any Borrower or any Guarantor or, on and after the consummation of the Kelso Transaction or the Alternate Transaction, Merger Co for a period which materially adversely affects Merger Co’s, such Borrower’s, such Subsidiary’s or such Guarantor’s capacity to continue its business on a profitable basis; or Merger Co, any Borrower, any Subsidiary of any Borrower or any Guarantor shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by Merger Co, any Borrower, any Subsidiary of such Borrower or any Guarantor which is necessary to the continued or lawful operation of its business; or Merger Co, any Borrower, any Subsidiary of any Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Merger Co, such Borrower, any Subsidiary of such Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which could not reasonably be expected to have a Material Adverse Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

10.1.10.Change of Ownership. There shall occur any of the following events:

          (a) at any time during which (i) equity interests of Parent are publicly traded or (ii) after the consummation of the Kelso Transaction or the Alternate Transaction, equity interests of Merger Co are publicly traded:

          (i) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, the “Exchange Act”), other than Merger Co in the case of Parent and other than one or more Permitted Holders in the case of Merger Co and Parent, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 20% or more of the issued and outstanding shares of capital stock of Merger Co or Parent, as the case may be, having the right to vote for the election of directors of Merger Co or Parent, as the case may be, under ordinary circumstances; or

          (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Merger Co or Parent, as the case may be (together with any new directors whose election by the board of directors of Merger Co or Parent, as the case may be, or whose nomination for election by the stockholders of Merger Co or Parent, as the case may be, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason other than death or disability to constitute a majority of the directors then in office;

          (b) at any time during which (1) no equity interests of Parent are publicly traded or (2) after the consummation of the Kelso Transaction or the Alternate Transaction, no equity interests of Merger Co are publicly traded:

          (i) any person or group (within the meaning of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 30% of the issued and outstanding shares of capital stock of Merger Co having the right to vote for the election of directors of Merger Co under ordinary circumstances, unless the Permitted Holders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a greater percentage of the capital stock of Merger Co having the right to vote for the election of directors of Merger Co under ordinary circumstances, than such other person; for purposes of this clause (ii)(a), the Permitted Holders shall be deemed to beneficially own any voting stock of a corporation held by any other corporation (the “parent corporation”) so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the voting power of the voting stock of the parent corporation;

          (ii) occupation of a majority of the seats on the board of directors of Merger Co by persons whose nomination for election by the stockholders of Merger Co was not approved by either (i) a majority of the Permitted Holders or (ii) a vote of a majority of the directors of Merger Co whose election or nomination for election was previously so approved; or

          (iii) Merger Co shall cease to own and control, beneficially and of record (directly or indirectly), 100% of the issued and outstanding Securities and Voting Stock of Parent (it being understood and agreed that Merger Co shall be permitted to cause Parent to issue equity interests in Parent in connection with a public offering that is otherwise in compliance with subsections 3.3.2 and 10.1.10(a) after giving effect to such issuance); or

          (c) at any time, other than in connection with the sale of 100% of the equity interests of such Person pursuant to subsection 8.2.9(v), any Borrower shall cease to own and control, beneficially and of record (directly or indirectly), 100% of the issued and outstanding Securities and Voting Stock of each of its Subsidiaries that is a Guarantor;

          provided,however, a change of ownership as a result of the consummation of the Kelso Transaction or the Alternate Transaction shall not constitute a Default or Event of Default hereunder so long as such transaction is consummated on or prior to March 31, 2003.

          10.1.11.ERISA. A Reportable Event shall occur which, in Administrative Agent’s reasonable determination, constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower, any Subsidiary of any Borrower or any other Guarantor is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower’s, such Subsidiary’s or such Guarantor’s complete or partial withdrawal from such Plan and any such event could reasonably be expected to have a Material Adverse Effect.

          10.1.12.Challenge to Agreement. Any Borrower, any Subsidiary of any Borrower or any other Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Administrative Agent or Canadian Agent.

          10.1.13.Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke any Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor’s liability thereunder or under the terms of this Agreement, specifically including but not limited to Section 12 hereof, or shall be in default under the terms hereof or thereof.

          10.1.14.Criminal Forfeiture. Any Borrower, any Subsidiary of any Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a material forfeiture of any Property of any Borrower, any Subsidiary of any Borrower or any Guarantor.

          10.1.15.Judgments. Any money judgments, writ of attachment or similar processes (collectively, “Judgments”) are issued or rendered against any Borrower, any Subsidiary of any Borrower or any other Guarantor, or any of their respective Property (i) in the case of money judgments, in an amount of $15,000,000 or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) could reasonably be expected to have a Material Adverse Effect, in each case which Judgment is not stayed, released or discharged within 30 days.

          10.1.16.Invalidity of Subordination Provisions. The subordination provisions of any Senior Subordinated Note Documents are for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforce ability thereof or denies that it has any further liability or obligation thereunder, or the Loans and the other Obligations hereunder entitled to receive the benefits of any Loan Document is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

10.2.Acceleration of the Obligations.

          Upon or at any time after the occurrence and during the continuance of an Event of Default, (i) the Revolving Loan Commitments shall, at the option of Administrative Agent or Majority Lenders be terminated and/or (ii) Administrative Agent or Majority Lenders may declare all or any portion of the Obligations at once due and payable without presentment, demand protest or further notice by Administrative Agent or any Lender, and Domestic Borrowers shall forthwith pay to Administrative Agent, and the Canadian Borrowers shall forthwith pay to Canadian Agent, the full amount of such Obligations,provided, that upon the occurrence of an Event of Default specified in subsection 10.1.8 hereof, the Domestic Revolving Credit Loan Commitments (together with the Canadian Revolving Credit Sub-Limit and LC Sub-Limit) shall automatically be terminated and all of the Obligations shall become automatically due and payable, in each case without declaration, notice or demand by Administrative Agent, Canadian Agent or any Lender.

10.3.Other Remedies.

Upon the occurrence and during the continuance of an Event of Default, Administrative Agent and Canadian Agent shall have and may exercise from time to time the following other rights and remedies:

          10.3.1. All of the rights and remedies of a secured party under the UCC, PPSA or under other applicable law, and all other legal and equitable rights to which Administrative Agent, Canadian Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

          10.3.2. The right to take immediate possession of the Collateral, and to, (i) require any Borrower and each of their Subsidiaries to assemble the Collateral, at Borrower’s expense, and make it available to Administrative Agent and/or Canadian Agent, as applicable, at a place designated by Administrative Agent and/or Canadian Agent, as applicable, which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of any Borrower or any Subsidiary of any Borrower, each Borrower agrees not to charge, or permit any of its Subsidiaries to charge, Administrative Agent and/or Canadian Agent, as applicable, for storage thereof).

          10.3.3. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Administrative Agent and/or Canadian Agent, as applicable, in its sole discretion, may deem advisable. Administrative Agent and/or Canadian Agent, as applicable, may, at Administrative Agent’s and/or Canadian Agent’s, as applicable, option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Each Borrower agrees that 10 days’ written notice to Borrower Representative of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Administrative Agent and/or Canadian Agent, as applicable, may designate in said notice. Administrative Agent and/or Canadian Agent, as applicable, shall have the right to conduct such sales on any Borrower’s or any of their Subsidiaries’ premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Administrative Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Administrative Agent, on behalf of Canadian Agent and the Lenders, and Canadian Agent, on behalf of itself and the Canadian Lender, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys’ fees incurred by Administrative Agent and/or Canadian Agent, as applicable, in collecting the Obligations, in enforcing the rights of Administrative Agent, Canadian Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, each Borrower and each Guarantor shall remain jointly and severally liable to Administrative Agent, Canadian Agent and Lenders therefor.

          10.3.4. Administrative Agent, with respect to Domestic Collateral, and Canadian Agent, with respect to Canadian Collateral, is hereby granted a license or other right to use, without charge, each Borrower’s and each of their Subsidiary’s labels, patents, copyrights, licenses, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing, advertising for sale and selling any Collateral and each Borrower’s and each of their Subsidiary’s rights under all licenses and all franchise agreements shall inure to Administrative Agent’s and Canadian Agent’s benefit, as applicable.

          10.3.5. Administrative Agent may, at its option, require Domestic Borrowers to deposit with Administrative Agent funds equal to the LC Amount and, if Domestic Borrowers fail to promptly make such deposit, Administrative Agent may advance such amount as a Revolving Credit Loan. Each such Revolving Credit Loan shall be secured by all of the Collateral and shall constitute a Base Rate Loan. Any such deposit or advance shall be held by Administrative Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Domestic Obligations, or, if all Domestic Obligations have been indefeasibly paid in full, returned to Domestic Borrower.

10.4.Set Off and Sharing of Payments.

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with prior written consent of Administrative Agent and, with respect to the Canadian Lender, Canadian Agent, and with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice to Borrowers being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender at any of its offices for the account of each Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of Borrowers or any of their Subsidiaries, against and on account of any of the Obligations. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Percentage of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender’s pro rata share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Percentages. Each Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Administrative Agent for the benefit of all Lenders, and Canadian Agent for the benefit of the Canadian Lender, in accordance with the Percentages.

10.5.Remedies Cumulative; No Waiver.

          All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Administrative Agent, Canadian Agent or any Lender or contained in any other agreement between any Lender and any Borrower or between Administrative Agent and/or Canadian Agent and any Borrower heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The failure or delay of Administrative Agent, Canadian Agent or any Lender to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from Borrowers to Administrative Agent, Canadian Agent and each Lender have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Administrative Agent and/or Canadian Agent and directed to Borrowers.

SECTION 11. THE ADMINISTRATIVE AGENT

11.1.Authorization and Action.

          Each Lender hereby appoints and authorizes Administrative Agent and the Canadian Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent and Canadian Agent, as applicable, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby acknowledges that Administrative Agent, and the Canadian Lender hereby acknowledges that Canadian Agent, shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender or Canadian Lender. In performing its functions and duties under this Agreement, Administrative Agent and Canadian Agent shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, Borrowers. As to any matters not expressly provided for by this Agreement and the other Loan Documents, Administrative Agent and Canadian Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, whenever such instruction shall be requested by Administrative Agent and Canadian Agent or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; provided, that Administrative Agent and Canadian Agent shall be fully justified in failing or refusing to take any action which exposes Administrative Agent and/or Canadian Agent to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Administrative Agent and/or Canadian Agent is indemnified to its satisfaction by the other Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Administrative Agent and/or Canadian Agent seeks the consent or approval of the Majority Lenders (or a greater or lesser number of Lenders as required in this Agreement), with respect to any action hereunder, Administrative Agent and/or Canadian Agent shall send notice thereof to each Lender and shall notify each Lender at any time that the Majority Lenders (or such greater or lesser number of Lenders) have instructed Administrative Agent and/or Canadian Agent to act or refrain from acting pursuant hereto.

11.2.Administrative Agent’s and Canadian Agent’s Reliance, Etc.

          Neither Administrative Agent, Canadian Agent, any Affiliate of Administrative Agent or Canadian Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent and Canadian Agent: (i) may treat each Lender party hereto as the holder of Obligations until Administrative Agent receives written notice of the assignment or transfer or such lender’s portion of the Obligations signed by such Lender and in form reasonably satisfactory to Administrative Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Administrative Agent’s or Canadian Agent’s customary practices in respect of loans in which Administrative Agent or Canadian Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrowers, to inspect the property (including the books and records) of Borrowers, to monitor the financial condition of Borrowers or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Lender for any action taken, or inaction, by Administrative Agent or Canadian Agent upon the instructions of Majority Lenders pursuant to Section 11.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to Section 3 hereof; (viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (ix) may assume that no Event of Default has occurred and is continuing, unless Administrative Agent and/or Canadian Agent, as applicable, has actual knowledge of the Event of Default, has received notice from Borrowers or Borrowers’ independent certified public accounts stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing. In the event any apportionment or distribution described in clause (vii) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

11.3.Fleet and Affiliates.

          With respect to its commitment hereunder to make Loans, Fleet and Fleet Canada shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent and Canadian Agent, respectively; and the terms “Lender,” “Lenders” or “Majority Lenders” shall, unless otherwise expressly indicated, include Fleet in its individual capacity as a Lender. Fleet, Fleet Canada and its Affiliates may lend money to, and generally engage in any kind of business with, Borrowers, and any Person who may do business with or own Securities of Borrowers all as if Fleet and Fleet Canada were not Administrative Agent and Canadian Agent, respectively, and without any duty to account therefor to any other Lender.

11.4.Lender Credit Decision.

          Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or Canadian Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or Canadian Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Neither Administrative Agent nor Canadian Agent shall have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding Borrowers.

11.5.Indemnification.

          Lenders agree to indemnify Administrative Agent and Canadian Agent (to the extent not reimbursed by Borrowers), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent and/or Canadian Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent and/or Canadian Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent’s or Canadian Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent and Canadian Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys’ fees) incurred by Administrative Agent and/or Canadian Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent and/or Canadian Agent is not reimbursed for such expenses by Borrowers. The obligations of Lenders under this Section 11.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Administrative Agent and/or Canadian Agent to Lenders, any Lender or any other Person, including Borrowers, any creditor of any Borrower, a liquidator, administrator or trustee in bankruptcy, recovers from Administrative Agent and/or Canadian Agent any amount found to have been wrongfully paid to Administrative Agent and/or Canadian Agent or disbursed by Administrative Agent and/or Canadian Agent to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Administrative Agent and/or Canadian Agent for all such amounts.

11.6.Rights and Remedies to be Exercised by Administrative Agent and Canadian Agent Only.

          Each Lender agrees that, except as set forth in Section 10.4, no Lender shall have any right individually (i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document, or (iii) to make demand under this Agreement or any other Loan Document.

11.7.Agency Provisions Relating to Collateral.

          Each Lender authorizes and ratifies Administrative Agent’s and Canadian Agent’s entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Administrative Agent and/or Canadian Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Administrative Agent and/or Canadian Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Administrative Agent and/or Canadian Agent, as the case may be, is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Administrative Agent’s Liens or Canadian Agent’s Liens upon the Collateral, for its benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Administrative Agent and Canadian Agent, as the case may be, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent or Canadian Agent, as the case may be, upon any Collateral (i) upon termination of the Agreement and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if Borrower Representative certifies to Administrative Agent or Canadian Agent, as the case may be, that the sale or disposition is made in compliance with subsection 8.2.9 hereof (and Administrative Agent and Canadian Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default or (v) if approved, authorized or ratified in writing by Administrative Agent at the direction of all Lenders in the case of Domestic Collateral, and by Canadian Agent at the direction of the Canadian Lender. Upon request by Administrative Agent or Canadian Agent, as the case may be, at any time, Lenders will confirm in writing Administrative Agent’s or Canadian Agent’s, as the case may be, authority to release particular types or items of Collateral pursuant hereto. Neither Administrative Agent nor Canadian Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative Agent or Canadian Agent, as the case may be, herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Administrative Agent or Canadian Agent, as the case may be, in this Section 11.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent or Canadian Agent, as the case may be, may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Administrative Agent’s or Canadian Agent’s own interest in the Collateral as a Lender and that neither Administrative Agent nor Canadian Agent shall have any duty or liability whatsoever to any Lender.

11.8.Administrative Agent’s and Canadian Agent’s Right to Purchase Commitments.

          Administrative Agent and Canadian Agent shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender’s sole discretion, to purchase for Administrative Agent’s or Canadian Agent’s, as the case may be, own account all of such Lender’s interests in this Agreement, the other Loan Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees.

11.9.Right of Sale, Assignment, Participations.

          (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; (iii) any assignment Commitment must be approved by the Administrative Agent and the Issuing Bank unless the Person that is the proposed assignee is itself a Lender with a Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection 13.15, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of subsections 2.8, 2.9, 2.12, 3.2.5 and 3.8 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (b) of this subsection 11.9.

          (b) Any Lender may at any time, without the consent of, or notice to, the Borrower Representative or the Administrative Agent, sell participations to any Person (other than a natural person or a Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the matters listed in subsection 11.10(i) that affect such Participant. Subject to paragraph (c) of this subsection 11.9, the Borrower Representative agrees that each Participant shall be entitled to the benefits of subsections 2.12, 3.2.5 and 3.8 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this subsection 11.9. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 3.10 as though it were a Lender, provided such Participant agrees to be subject to subsection 3.10 as though it were a Lender.

          (c) A Participant shall not be entitled to receive any greater payment under subsections 2.12 and 3.8 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent. A Participant that would be a foreign Lender if it were a Lender shall not be entitled to the benefits of subsection 2.12 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with subsection 2.12 as though it were a Lender.

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (e) Each Borrower agrees that (i) it will use its best efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participation in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (ii) subject to the provisions of Section 13.14 hereof, such Lender may disclose credit information regarding Borrowers to any potential Participant or assignee.

11.10.Amendment.

          No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and Borrower Representative, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall be effective, unless (i) in writing and signed by each Lender, do any of the following:

(1) increase or decrease the aggregate Loan Commitments, or any Lender’s Revolving Loan Commitment;

          (2) reduce the principal of, or interest on, any amount payable hereunder, other than those payable only to Fleet in its capacity as Administrative Agent or Fleet Canada in its capacity as Canadian Agent, which may be reduced by Fleet or Fleet Canada unilaterally;

(3) decrease any interest rate payable or fees hereunder;

          (4) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder, other than those payable only to Fleet in its capacity as Administrative Agent or Fleet Canada in its capacity as Canadian Agent, which may be postponed by Fleet or Fleet Canada unilaterally;

(5) increase any advance percentage contained in the definition of the term Borrowing Base;

(6) reduce the number of Lenders that shall be required for Lenders or any of them to take any action hereunder;

(7) release or discharge any Person liable for the performance of any obligations of Borrowers hereunder or under any of the Loan Documents;

(8) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof;

(9) amend the definition of the term “Majority Lenders”;

(10) amend this Section 11.10;

(11) release any substantial portion of the Collateral, unless otherwise permitted pursuant to Section 11.7 hereof; or

(12) amend any provision of this Agreement or any other Loan Document effecting Letters of Credit without the consent of the Issuing Bank; or

          (ii) in writing and signed by Administrative Agent or Canadian Agent, as the case may be, in addition to the Lenders required above to affect the rights or duties of Administrative Agent or Canadian Agent under this Agreement, any Note or any other Loan Document.

11.11.Resignation of Administrative Agent; Appointment of Successor.

          The Administrative Agent and Canadian Agent may resign as Administrative Agent and Canadian Agent, as the case may be, by giving not less than thirty (30) days’ prior written notice to the Lenders and Borrower Representative. If the Administrative Agent or Canadian Agent shall resign under this Agreement, then, (i) subject to the consent of the Borrower Representative (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), the Majority Lenders shall appoint from among the Lenders a successor Administrative Agent or Canadian Agent for the Lenders or (ii) if a successor Administrative Agent or Canadian Agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent’s or Canadian Agent’s notice to the Lenders and the Borrower Representative of its resignation, then the Administrative Agent or Canadian Agent, as the case may be, shall appoint a successor Administrative Agent or Canadian Agent, as the case may be, who shall serve as Administrative Agent or Canadian Agent, as the case may be, until such time as the Majority Lenders appoint a successor Administrative Agent or Canadian Agent, as the case may be, subject to the Borrower Representative’s consent as set forth above. Upon its appointment, such successor Administrative Agent or Canadian Agent, as the case may be, shall succeed to the rights, powers and duties of the Administrative Agent or Canadian Agent, as the case may be, and the term “Administrative Agent” or “Canadian Agent,” as the case may be, shall mean such successor effective upon its appointment, and the former Administrative Agent’s or Canadian Agent’s rights, powers and duties as Administrative Agent or Canadian Agent, as the case may be, shall be terminated without any other or further act or deed on the part of such former Administrative Agent or Canadian Agent, as the case may be, or any of the parties to this Agreement. After the resignation of any Administrative Agent or Canadian Agent, as the case may be, hereunder, the provisions of this Section 11 shall inure to the benefit of such former Administrative Agent or Canadian Agent, as the case may be, and such former Administrative Agent or Canadian Agent, as the case may be, shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Agent or Canadian Agent, as the case may be, under this Agreement.

11.12.Audit and Examination Reports; Disclaimer by Lenders.

By signing this Agreement, each Lender:

          (a) is deemed to have requested that Administrative Agent and Canadian Agent furnish such Lender, promptly after it becomes available, a copy of each audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of Administrative Agent and Canadian Agent;

          (b) expressly agrees and acknowledges that neither Administrative Agent nor Canadian Agent (i) make any representation or warranty as to the accuracy of any Report, and (ii) are liable for any information contained in any Report;

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that neither Administrative Agent nor Canadian Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon each Borrower’s books and records, as well as on representations of each Borrower’s personnel;

          (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner, in accordance with the provisions of Section 13.14; and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent, Canadian Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Administrative Agent, Canadian Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including reasonable attorney’s fees and expenses) incurred by Administrative Agent and/or Canadian Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

11.13.Arranger.

          The Arranger identified in the introductory paragraph of this Agreement, in its capacity as such, shall have no rights, powers, duties or responsibilities and no rights, powers, duties or responsibilities shall be read into this Agreement or any other Loan Document or otherwise exist on behalf of or against such entity, in its capacity as such. If the Arranger resigns, as such arranger, no successor arranger shall be appointed.

SECTION 12. CROSS-GUARANTY

12.1.Cross-Guaranty.

          In order to induce the Lenders, the Arranger, Canadian Agent and the Administrative Agent to execute and deliver this Agreement and to make the extensions of credit hereunder, and in consideration thereof, (i) each Domestic Borrower hereby agrees that such Domestic Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent, Canadian Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Administrative Agent, Canadian Agent and Lenders by each other Borrower, and (ii) each Canadian Borrower hereby agrees that such Canadian Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Canadian Agent and the Canadian Lender and their respective successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Canadian Obligations owed or hereafter owing to Canadian Agent and the Canadian Lender by each other Canadian Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

          (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Administrative Agent and Lenders with respect to any of the provisions thereof;

          (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Administrative Agent, Canadian Agent and Lenders in respect thereof (including the release of any such security);

(d) the insolvency of any Borrower, and Subsidiary of any Borrower or any Guarantor; or

(e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

          Each Domestic Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder. Each Canadian Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to Canadian Obligations guaranteed hereunder.

12.2.Waivers by Borrowers.

          Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Administrative Agent, Canadian Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Administrative Agent, Canadian Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Administrative Agent, Canadian Agent and Lenders would decline to enter into this Agreement.

12.3.Benefit of Guaranty.

          Each Borrower agrees that the provisions of this Section 12 are for the benefit of Administrative Agent, Canadian Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Administrative Agent, Canadian Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

12.4.Subordination of Subrogation, Etc.

          Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Administrative Agent, Canadian Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 12, and that Administrative Agent, Canadian Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5.Election of Remedies.

          If Administrative Agent, Canadian Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Administrative Agent, Canadian Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent, Canadian Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Administrative Agent, Canadian Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Administrative Agent, Canadian Agent or such Lender and waives any claim based upon such action, even if such action by Administrative Agent, Canadian Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by Administrative Agent, Canadian Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of Administrative Agent, Canadian Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Administrative Agent, Canadian Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Administrative Agent, Canadian Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Administrative Agent, Canadian Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Administrative Agent, Canadian Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Administrative Agent, Canadian Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

12.6.Limitation.

          Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1 or Section 4, as applicable) shall be limited to an amount not to exceed as of any date of determination the greater of:

          (a) the net amount of all Loans advanced to any other Borrower (in the case of the Canadian Borrower, to any other Canadian Borrower) under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower;

          (b) the amount which could be claimed by Administrative Agent, Canadian Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.7; and

          (c) without limiting the generality of the foregoing, the liability of any Quebec Borrower (other than Ventrol Air Handling Systems Inc.) under this Section 12, in respect of the Canadian Obligations of its “shareholder or a shareholder of its parent legal person” (as such terms are interpreted for the purposes of the Companies Act (Quebec)), shall at all times and from time to time be limited to the extent necessary to ensure that such Quebec Borrower remains in compliance with Section 123.66 of such statute or any analogous section, as the same may hereafter be revised from time to time.

12.7.Contribution with Respect to Guaranty Obligations.

          (a) To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Domestic Revolving Credit Loan Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (b) As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

          (c) This subsection 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this subsection 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this subsection 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

          (e) The rights of the indemnifying Borrowers against other Borrowers under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Domestic Revolving Credit Loan Commitments.

12.8.Liability Cumulative.

          The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Administrative Agent, Canadian Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 13. MISCELLANEOUS

13.1.Power of Attorney.

          Each Domestic Borrower hereby irrevocably designates, makes, constitutes and appoints Administrative Agent (and all Persons designated by Administrative Agent) as such Domestic Borrower’s true and lawful attorney (and Administrative Agent-in-fact), solely with respect to the matters set forth in this Section 13.1, and Administrative Agent, or Administrative Agent’s Administrative Agent, may, without notice to such Domestic Borrower and in such Borrower’s or Administrative Agent’s name, but at the cost and expense of Domestic Borrowers and each Canadian Borrower hereby irrevocably designates, makes, constitutes and appoints Canadian Agent (and all Persons designated by Canadian Agent) as Canadian Borrower’s true and lawful attorney (and Administrative Agent-in-fact), solely with respect to the matters set forth in this Section 13.1, and Canadian Agent, or Canadian Agent’s agent, may, without notice to Canadian Borrower and in Canadian’s Borrower’s or Canadian Agent’s name, but at the cost and expense of Canadian Borrowers:

          13.1.1. At such time or times as Administrative Agent or Canadian Agent, as the case may be, or said Administrative Agent or Canadian Agent, as the case may be, in its sole discretion, may determine, endorse such Borrower’s name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Administrative Agent or Canadian Agent, as the case may be, or under Administrative Agent’s or Canadian Agent’s, as the case may be, control.

          13.1.2. At such time or times upon or after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not be required with respect to clauses (iv), (vi), (viii) and (ix) below), as Administrative Agent or Canadian Agent, as the case may be, or its Administrative Agent or Canadian Agent, as the case may be, in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower’s rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Administrative Agent or Canadian Agent, as the case may be, deems advisable, and at Administrative Agent’s or Canadian Agent’s, as the case may be, option, with all warranties regarding the Collateral disclaimed; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower’s name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and notify postal authorities to change the address for delivery thereof to such address as Administrative Agent or Canadian Agent, as the case may be, may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Administrative Agent or Canadian Agent, as the case may be, on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use such Borrower’s stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and Computer Hardware and Software relating to the Accounts, Inventory, and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Administrative Agent’s or Canadian Agent’s, as the case may be, determination, to fulfill such Borrower’s obligations under this Agreement.

The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

13.2.Indemnity.

          Each Borrower hereby agrees to indemnify Administrative Agent, Canadian Agent, Arranger and each Lender (and each of their Affiliates and their directors, officers, employees, Administrative Agent and advisors or control persons thereof (each an “Indemnified Person”) and hold each Indemnified Person harmless from and against any and all actions, suits, proceeds (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any such Indemnified Person as a result of or arising out of or in any way related to or resulting from the extension of the Loans hereunder or any proposed transaction of Merger Co, Parent, any Borrower, any of their subsidiaries or its other Affiliates and any of the other transactions contemplated by this Agreement and the transactions contemplated hereby, and, upon demand, to pay and reimburse each Indemnified Person for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not any such Indemnified Person is a party to any action or proceeding out of which any such expenses arise); provided, however, that Borrowers shall not be required to indemnify any Indemnified Person against any loss, claim, damage, expense or liability which is found by a final, non-appealable judgment of a court to arise solely from the gross negligence or willful misconduct of any Indemnified Person. No Indemnified Person shall be liable for any special, indirect, consequential or punitive damages in connection with this Agreement or the transactions contemplated hereby; provided, however, that Borrowers shall not be required to indemnify any Indemnified Person against any loss, claim, damage, expense or liability which is found by a final, non-appealable judgment of a court with proper jurisdiction to arise solely from the gross negligence or willful misconduct of any Indemnified Person. In addition, each Borrower shall defend each Indemnified Person against and save it harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or intentional misconduct of any such Person). Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against each Indemnified Person by any Person under any Environmental Laws by reason of any Borrower’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of each Borrower under this Section 13.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

13.3.Sale of Interest.

          No Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, such Borrower’s rights, title, interests, remedies, powers, and duties hereunder or thereunder.

13.4.Severability.

          Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.5.Successors and Assigns.

          The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (a) of subsection 11.9, (ii) by way of participation in accordance with the provisions of clause (b) of subsection 11.9 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (d) of subsection 11.9 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (b) of subsection 11.9 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

13.6.Cumulative Effect; Conflict of Terms.

          The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

13.7.Execution in Counterparts.

          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

13.8.Notice.

          Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

If to Administrative Agent:	Fleet Capital Corporation
1633 Broadway
New York, New York 10019
Attention: David Fiorito
Facsimile No.: (646) 366-4395

With a copy to:	Winston & Strawn
200 Park Avenue
New York, New York 10166
Attention: Marvin J. Miller Jr., Esq.
Facsimile No.: (212) 294-4700

If to Canadian Agent:	Fleet Capital Canada Corporation
300 The East Mall
Suite 120
Toronto, Ontario
M9B 6B7 Canada
Attention: General Manager
Facsimile No.: (416) 236-4572

With a copy to:	Fleet Capital Canada Corporation
400 Galleria Parkway
Suite 1950
Atlanta, Georgia 30339
Attention: Account Administrative Manager
Facsimile No.: (770) 859-2480

If to any Borrower,
to Borrower Representative:	Nortek, Inc.
50 Kennedy Plaza
Providence, Rhode Island 02903
Attention: Edward J. Cooney
Facsimile No.: (401) 751-4610

With a copy to:	Ropes & Gray
One International Plaza
Boston, Massachusetts 02110
Attention: David A. McKay, Esq.
Facsimile No.: (617) 951-7050

          or to such other address as each party may designate for itself by notice given in accordance with this subsection 13.8; provided, however, that any notice, request or demand to or upon Administrative Agent, Canadian Agent or a Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Administrative Agent, Canadian Agent or such Lender.

13.9.Consent.

          Whenever Administrative Agent’s, Canadian Agent’s, Majority Lenders’ or all Lenders’ consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Administrative Agent, Canadian Agent, Majority Lenders or all Lenders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute discretion and to condition its consent upon the giving of additional Collateral security for the Obligations, the payment of money or any other matter.

13.10.Credit Inquiries.

          Each Borrower hereby authorizes and permits Administrative Agent, Canadian Agent and each Lender to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

13.11.Time of Essence.

Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

13.12.Entire Agreement.

          This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

13.13.Interpretation.

          No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

13.14.Confidentiality.

          Administrative Agent, Canadian Agent and each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with Administrative Agent’s, Canadian Agent’s and such Lender’s customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this Section 13.14.

13.15.Registry

          The Borrower Representative hereby designates the Administrative Agent to serve as the Borrowers’ agent, solely for purposes of this Section 13.15 to maintain a register (the “Register”) on which it will record the Revolving Loan Credit Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers’ obligations in respect of such Loans. With respect to any Lender, the transfer of the Revolving Loan Credit Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Credit Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Credit Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Credit Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to subsection 11.9.1. The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

13.16.Judgment.

          If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent, Canadian Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, Canadian Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, Canadian Agent or such Lender in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, Canadian Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, Canadian Agent or such Lender in such currency, the Administrative Agent, Canadian Agent or such Lender agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

13.17.GOVERNING LAW; CONSENT TO FORUM.

          THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF ADMINISTRATIVE AGENT’S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF ADMINISTRATIVE AGENT’S AND CANADIAN AGENT’S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER, ADMINISTRATIVE AGENT, CANADIAN AGENT OR ANY LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER ON THE ONE HAND AND ADMINISTRATIVE AGENT, CANADIAN AGENT OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER REPRESENTATIVE AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE BORROWER REPRESENTATIVE’S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, CANADIAN AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY ADMINISTRATIVE AGENT, CANADIAN AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

13.18.WAIVERS BY BORROWERS.

          EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH ADMINISTRATIVE AGENT, CANADIAN AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ADMINISTRATIVE AGENT, CANADIAN AGENT OR ANY LENDER ON WHICH SUCH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER ADMINISTRATIVE AGENT, CANADIAN AGENT OR ANY LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO ADMINISTRATIVE AGENT’S OR CANADIAN AGENT’S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ADMINISTRATIVE AGENT OR CANADIAN AGENT TO EXERCISE ANY OF ADMINISTRATIVE AGENT’S OR CANADIAN AGENT’S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) NOTICE OF ACCEPTANCE HEREOF AND (vi) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT’S, CANADIAN AGENT’S AND EACH LENDER’S ENTERING INTO THIS AGREEMENT AND THAT ADMINISTRATIVE AGENT, CANADIAN AGENT AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH EACH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.19.Advertisement.

          Each Borrower hereby authorizes Administrative Agent and Canadian Agent to publish the name of such Borrower and the amount of the credit facility provided hereunder in any “tombstone” or comparable advertisement which Administrative Agent and Canadian Agent elect to publish.

          13.20.Company Credit Facility. This Agreement and the other Loan Documents are hereby designated as a “Company Credit Facility” for the purposes of, and as defined and utilized in, the Senior Note Documents and the Senior Subordinated Note Documents.

SECTION 14. CANADIAN PROVISIONS

14.1.Interest Act (Canada).

For the purpose of complying with the Interest Act (Canada), it is expressly stated that:

          (a) where interest is calculated pursuant hereto at a rate based upon a 360-day period (for the purposes of this subsection 14.1, the “first rate”), the yearly rate or percentage of interest to which the first rate is equivalent is the first rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360; and

          (b) the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.

14.2.Quebec Borrowers.

          Each Quebec Borrower hereby hypothecates in favour of the Canadian Lender for the amount of Thirty Million Canadian Dollars (cdn$30,000,000), with interest thereon at a rate of twenty-five percent (25%) per annum, all of the right, title and interest of such Quebec Borrower in the universality of its Canadian Borrower Accounts, Canadian Borrower Intellectual Property and Canadian Borrower Inventory together with all books, records, writings, data bases, information and other property relating to, used in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing, to secure the prompt payment and performance by such Quebec Borrower to the Canadian Lender of the Canadian Obligations of such Quebec Borrower. In case this hypothec shall have become enforceable pursuant to the terms of this Agreement, the Canadian Lender may in its discretion, exercise all recourses conferred on it by law and the Agreement and may realize its hypothec by exercising the hypothecary rights provided for in the Civil Code of Quebec.

          Each Quebec Borrower shall have authority to collect payments of interest and repayments of capital made on its Canadian Borrower Accounts as they fall due. The Canadian Lender may withdraw this authorization by written notice at any time. Notwithstanding the foregoing, the Canadian Lender, acting reasonably and in good faith, may at any time take all necessary steps to set up this hypothec against the debtors of the Canadian Borrower Accounts of a Quebec Borrower. In such event, such Quebec Borrower undertakes to remit to the Canadian Lender, upon request, all titles, documents, registers, invoices and accounts evidencing its Canadian Borrower Accounts or relating thereto, whatever the nature of their medium and whatever the form in which they are accessible, whether written, graphic, taped, filmed, computerized, or other.

          Upon or after the occurrence of a Default or an Event of Default, whether or not the Canadian Lender has withdrawn the foregoing authorization, any payment received by a Quebec Borrower on account of any of its Canadian Borrower Accounts other than pursuant to the foregoing authorization shall be received for the account of the Canadian Lender, shall not entitle such Quebec Borrower to the amounts collected and shall be kept separate from the Quebec Borrower’s other property at all times and remitted forthwith by such Quebec Borrower to the Canadian Lender without compensation.

          The Canadian Lender shall not be obliged to exercise its rights to a Quebec Borrower’s Canadian Borrower Accounts or to ensure their recovery from the debtors, whether by legal proceedings or otherwise. Should the Canadian Lender decide to collect a Quebec Borrower’s Canadian Borrower Accounts, it shall be at liberty to negotiate such arrangements as it deems appropriate with the debtors or third parties, to enter into agreements with them with respect to such Canadian Borrower Accounts and any security securing same, and even to waive any of such Canadian Borrower Accounts and such security, the whole without such Quebec Borrower’s consent or intervention, and the Canadian Lender shall not thereby incur any liability toward or be accountable to such Quebec Borrower. Unless a Quebec Borrower so requests in writing, the Canadian Lender shall not be obliged to inform such Quebec Borrower of any irregularity in the payment of any amounts due on such Quebec Borrower’s Canadian Borrower Accounts. Apart from its obligation to remit to the relevant Quebec Borrower any sums collected over and above the amount of the Canadian Obligations in principal, interest and costs, the Canadian Lender shall not be accountable to such Quebec Borrower with respect to the status of the collections made or any transactions and arrangements entered into.

          The Canadian Lender may, at its discretion, verify the existence and status of a Quebec Borrower’s Canadian Borrower Accounts at any time. Each Quebec Borrower shall provide the necessary assistance and information for this purpose and shall take such action in this respect as the Canadian Lender may reasonably request: in particular, it shall allow the Canadian Lender and its agents to enter the premises occupied by such Quebec Borrower and to consult such Quebec Borrower’s accounting books and registers as well as any document relating to such Quebec Borrower’s Canadian Borrower Accounts and make copies thereof.

          Each Quebec Borrower specifically authorizes the Canadian Lender to communicate with any third party in order to obtain or transmit any personal information and any information relating to its Canadian Borrower Accounts and to such Quebec Borrower for the purpose of verifying and collecting its Canadian Borrower Accounts.

          Where the hypothec granted by this Agreement affects a Canadian Borrower Account that is itself secured by a registered hypothec, each Quebec Borrower shall inform the Canadian Lender accordingly and shall supply all the information that the Canadian Lender may request in this connection.

          Without in any way affecting the hypothecs contemplated herein, where any of a Quebec Borrower’s Canadian Borrower Accounts is at any time subject to the provisions of the Financial Administration Act (Canada), such Quebec Borrower hereby sells, assigns and transfers the same absolutely to the Canadian Lender, so that, upon a withdrawal of authorization as referred to herein, the Canadian Lender shall be free to complete the formalities required to make such assignment fully enforceable.

          The extinction or reduction of the Canadian Obligations of a Quebec Borrower for any reason whatsoever shall not in any way extinguish or reduce the hypothecs granted hereby and, unless expressly cancelled in whole or in part by the mutual consent of the parties, such hypothecs, to the extent not so cancelled, shall subsist with respect to any Canadian Obligations of such Quebec Borrower thereafter incurred by such Quebec Borrower from time to time and such Quebec Borrower hereby agrees that by the mere act of incurring any Canadian Obligations it obligates itself again for the purposes of and to the extent required by Article 2797 of the Civil Code of Quebec.

The hypothecs created pursuant to this Section 14.2 are in addition to and not in substitution of or in replacement for any other hypothec or security held by the Canadian Lender.

          Each Quebec Borrower undertakes to perform all acts and execute all deeds and documents (including notices of renewal) necessary to give full effect to the hypothecs created pursuant to this Section 14.2 and to ensure that they are fully opposable to third persons.

          Notwithstanding the provisions of Sections 13.17 and 13.18 of this Agreement, the validity and enforceability of these hypothecs and the recourses thereunder shall be governed by the laws of the Province of Quebec.

14.3.English Language.

          This Agreement has been negotiated in English and will be or have been executed in the English language. Les soussigne ont expressement demande que ce document soit redige en langue anglaise. All paper writings given or delivered pursuant to this Agreement and the other Loan Documents shall, if requested by the Agent, be in the English language or, if not, shall be accompanied by a certified English translation thereof. The English language version of any document shall, absent manifest error, control the meaning and interpretation of the matters set forth herein.

[signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

NORTEK, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:V.P. & Treasurer

BROAN-NUTONE LLC

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

NUTONE INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

LINEAR CORPORATION

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

NORDYNE INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

GOVERNAIR CORPORATION

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

MAMMOTH, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

TEMTROL, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

WEBCO, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

GREAT LAKES WINDOW, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

KROY BUILDING PRODUCTS, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

NAPCO, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

NAPCO WINDOW SYSTEMS, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

VARIFORM, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

RANGAIRE LP

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

JENSEN INDUSTRIES, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

MULTIPLEX TECHNOLOGY, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

XANTECH CORPORATION

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

RICHWOOD BUILDING PRODUCTS, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

THERMAL-GARD, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

AUBREY MANUFACTURING, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

RANGAIRE LP, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

BROAN-NUTONE CANADA INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

VENMAR VENTILATION INC.

By:/s/ Edward J. Cooney
Name:
Title:Treasurer

VENMAR CES, INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

VENMAR VENTILATION (H.D.H.) INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

VENTROL AIR HANDLING SYSTEMS INC.

By:/s/ Edward J. Cooney
Name:Edward J. Cooney
Title:Treasurer

FLEET CAPITAL CORPORATION,
as Administrative Agent and as a Lender

By:/s/ David Ritchay
Name:David Ritchay
Title:Senior Vice President

FLEET CAPITAL CANADA CORPORATION,
as Canadian Agent and as the Canadian Lender

By:/s/ John Gilbert
Name:John Gilbert
Title:Vice President

FLEET NATIONAL BANK,
as Issuing Bank

By:/s/ Mark Adkins
Name:Mark Adkins
Title:Vice President

[LIST OTHER LENDERS]

APPENDIX A

GENERAL DEFINITIONS

          When used in the Loan and Security Agreement dated as of July 25, 2002, by and among Fleet Capital Corporation, individually and as Administrative Agent, Fleet Capital Canada Corporation, individually and as Canadian Agent, the other financial institutions which are or become parties thereto and the Borrowers named therein, (a) the terms Account, Inventory, Proceeds, Security and Security Entitlement have the respective meanings assigned thereto under the UCC; (b) all terms reflecting Collateral having the meanings assigned thereto under the UCC shall be deemed to mean such Property, whether now owned or hereafter created or acquired by Borrowers or in which any Borrower now has or hereafter acquires any interest; (c) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan and Security Agreement; and (d) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

Account Debtor - any Person who is or may become obligated under or on account of any Account.

          Acquired Indebtedness - with respect to any Person, Indebtedness of such Person (i) assumed in connection with an acquisition of assets or properties from such Person or (ii) existing at the time such Person becomes a Subsidiary of any other Person provided such Person was not immediately prior thereto a Subsidiary (in each case other than any Indebtedness incurred in connection with, or in contemplation of, such acquisition or such Person becoming such a Subsidiary).

          Administrative Agent - Fleet Capital Corporation in its capacity as Administrative Agent for the Lenders under the Agreement and any successor in that capacity appointed pursuant to subsection 11.11 of the Agreement.

Administrative Questionnaire - an Administrative Questionnaire in a form supplied by the Administrative Agent.

          Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

          Aggregate Percentage - with respect to each Lender, the percentage equal to the quotient of (i) such Lender’s Domestic Revolving Credit Loan Commitment divided by (ii) the aggregate of all Domestic Revolving Credit Loan Commitments.

          Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A, as each of the same may be amended from time to time.

Allocable Amount - as defined in Section 12.7(b) of the Agreement.

          Alternate Transaction - a transaction involving a change of ownership of Parent on terms similar to the Kelso Transaction which involve the continued operation of Parent by existing management and control of Parent’s equity by an equity sponsor acceptable to Administrative Agent and Majority Lenders.

          Applicable Margin - from the Closing Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to Base Rate Loans, Canadian Base Rate Loans, LIBOR Loans, Canadian Fixed Rate Loans and the Unused Line Fee:

Base Rate Loans	.50%
Canadian Base Rate Loans	2.00%
LIBOR Loans	2.00%
Canadian Fixed Rate Loans	2.00%
Unused Line Fee	.375%

          The percentages set forth above will be adjusted on the third Business Day following delivery by Borrowers to Administrative Agent of a Borrowing Base Certificate pursuant to subsection 8.1.4 (each such date an “Adjustment Date”), effective prospectively, by reference to the Excess Availability in existence on such Adjustment Date in accordance with the following:

	Base Rate	LIBOR Loans,
	Loans	Canadian Base
		Rate Loans and	Unused
		Canadian	Line Fee
Excess		Fixed Rate
Availability		Loans

$150,000,000.50%		2.00%	.375%
<$150,000,000 but $100,000,000.75%		2.25%	.375%
<$100,000,000	1.00%	2.50%	.500%

Approved Fund - any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          Assignment and Assumption - an Assignment and Assumption in substantially the form attached to the Agreement as Exhibit 1.3 pursuant to which a Lender assigns to an Eligible Assignee all or any portion of any of such Lender’s Commitment and Loans as permitted pursuant to the terms of the Agreement.

          Availability - the amount of additional money which Borrowers are entitled to borrow from time to time as Domestic Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Domestic Revolving Credit Loans then outstanding (including any amounts which Administrative Agent or any Lender may have paid for the account of Domestic Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by Domestic Borrowers), the Swing Line Loans outstanding, the Dollar Equivalent of Canadian Revolving Credit Loans outstanding, the LC Obligations and any reserves is subtracted from the Domestic Borrowing Base (as calculated without reference to the Permanent Reserve Amount). If the amount outstanding is equal to or greater than the Domestic Borrowing Base as calculated pursuant to this definition, Availability is $0.

          Base Rate - the rate of interest announced or quoted by Fleet National Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Fleet National Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Fleet National Bank as a standard, a comparable reference rate designated by Fleet National Bank as a substitute therefor shall be the Base Rate.

Base Rate Loan - any Loan which bears interest at a rate determined with reference to the Base Rate.

Borrower Representative - Parent.

Borrowing Base - the Domestic Borrowing Base and the Canadian Borrowing Base.

          Borrowing Base Certificate - a certificate by a responsible officer of Borrower Representative, substantially in the form of Exhibit 8.1.4-1, in the case of each Detailed Borrower, and Exhibit 8.1.4-2, in the case of each Summary Borrower (or, in each case, another form acceptable to Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to Administrative Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrower Representative and certified to Administrative Agent; provided, that Administrative Agent shall have the right to review and adjust, in the exercise of its sole judgment, any such calculation after giving notice thereof to the Borrower Representative, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that Administrative Agent determines that such calculation is not in accordance with this Agreement.

          Business Day - (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are closed, (b) with respect to any disbursements and payments in and calculations pertaining to any Canadian Revolving Credit Loan, any day which is a Business Day in clause (a) above and which is also not a day on which commercial banks in Toronto, Canada and New York, New York are authorized or required by law to close and (c) with respect to the making, continuing, prepaying or repaying of any LIBOR Loan or Canadian Offshore Rate Loan, any day which is a Business Day described in clauses (a) and (b) above and which is also a day on which dealings in U.S. Dollars are carried on in the London interbank eurodollar market.

          Canadian Agent - Fleet Canada in its capacity as Canadian Agent for the Canadian Lender and the Canadian Participating Lenders under the Agreement and any successor in that capacity appointed pursuant to subsection 11.11 of the Agreement.

Canadian BA - a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of a draft drawn by a borrower and accepted by a Canadian lender.

          Canadian BA Rate - for the applicable Interest Period of a Canadian BA Rate Loan, the rate of interest per annum equal to the annual rate of interest quoted by the Canadian Agent as being the rate of interest applicable to Canadian BAs for a face amount similar to the amount of the applicable Canadian BA Rate Loan and for the applicable Interest Period, plus 0.25%.

Canadian BA Rate Loan - a Canadian Revolving Credit Loan in Canadian Dollars maintained at the Canadian BA Rate.

          Canadian Base Rate - (i) with respect to an obligation denominated in U.S. Dollars for any day, the annual rate of interest in effect for such day as publicly announced from time to time by the Canadian Lender as its “reference rate” for commercial loans made by it to customers in Canada denominated in U.S. Dollars, plus 0.25%, and (ii) with respect to an obligation denominated in Canadian Dollars for any day, the Canadian Prime, plus 0.25%. The “reference rate” is a rate set by the Canadian Lender based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by the Canadian Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

Canadian Base Rate Loan - a Loan in U.S. Dollars or Canadian Dollars made by the Canadian Lender to the Canadian Borrower, bearing interest at the Canadian Base Rate.

Canadian Borrower - as defined in the preamble to the Agreement.

Canadian Borrower Accounts - an Account of a Canadian Borrower.

          Canadian Borrower Collateral - all of the Property and interests in Property of a Canadian Borrower described in Section 5 of the Agreement, and all other Property and interests in Property of a Canadian Borrower that now or hereafter secure the payment and performance of any of the Canadian Obligations.

Canadian Borrower Intellectual Property - Intellectual Property of a Canadian Borrower.

Canadian Borrower Inventory - Inventory of a Canadian Borrower.

Canadian Borrowing Base - as at any date of determination thereof, the Dollar Equivalent of an amount equal to the lesser of:

(i) the Canadian Revolving Credit Sub-Limit; or

(ii) an amount equal to the sum of

(a) 85% of the net amount of Eligible Accounts of Canadian Borrowers outstanding at such date; plus

(b) the lesser of (i) 50% of the value of Eligible Inventory of Canadian Borrowers at such date or (ii) 87.5% of the Net Orderly Liquidation Value of all Eligible Inventory of Canadian Borrowers.

          The limitations set forth in the immediately preceding sentence and each of the advance rates set forth above may be adjusted downward by Canadian Agent, as Canadian Agent shall deem necessary or appropriate in its reasonable credit judgment, including, without limitation, adjustments with respect to statutory claims, deemed trusts or inventory subject to rights of suppliers under Section 81.1 of Bankruptcy and Insolvency Act (Canada). For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Canadian Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time and (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP.

Canadian Borrowing Base Amount - an amount equal to the lesser of (i) $15,000,000 and (ii) the Canadian Borrowing Base.

Canadian Dollars and cdn$ - each, lawful currency of Canada.

Canadian Fixed Rate - either the Canadian BA Rate or the Canadian Offshore Rate.

Canadian Fixed Rate Loan - a Canadian Revolving Credit Loan maintained as a Canadian Offshore Rate Loan or a Canadian BA Rate Loan.

          Canadian Fixed Rate Loan Request - a notice in writing (or by telephone confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from Borrower Representative to Administrative Agent and Canadian Agent requesting that interest on a Canadian Revolving Credit Loan be based on the Canadian Offshore Rate or the Canadian BA Rate, specifying: (i) the first day of the Interest Period (which shall be a Business Day); (ii) the length of the Interest Period; (iii) whether the Canadian Fixed Rate Loan is a new Loan, a conversion of a Canadian Base Rate Loan, or a continuation of a Canadian Fixed Rate Loan, and (iv) the amount and currency of the Canadian Fixed Rate Loan, which shall be in an amount not less than (a) in the case of Canadian Fixed Rate Loans denominated in U.S. Dollars, $1,000,000 or an integral multiple of $100,000 in excess thereof and (b) in the case of Canadian Fixed Rate Loans denominated in Canadian Dollars, cdn$1,000,000 or an integral multiple of cdn$100,000 in excess thereof.

Canadian Lender - Fleet Canada, in its capacity as provider of Canadian Revolving Credit Loans.

Canadian Loan Account - as defined in subsection 3.6 of the Agreement.

          Canadian Obligations - all Loans made by the Canadian Lender and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest (including, without limitation, whether accruing prior to or subsequent to the commencement of a bankruptcy or similar proceeding with a Canadian Borrower as a debtor thereof and whether or not such interest is an allowed claim in any such proceeding), fees and other charges thereon, owing, arising, due or payable from Canadian Borrowers to Canadian Agent, for its own benefit, from Canadian Borrowers to Canadian Agent for the benefit of the Canadian Lender or from Canadian Borrowers to any Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including without limitation any Product Obligations owing to Canadian Agent, the Canadian Lender or any Affiliate of Canadian Agent or any Lender and all present and future obligations of the Canadian Borrowers under any Interest Rate Agreement, Currency Agreement, or Commodity Agreement to which any Lender is a party.

          Canadian Offshore Rate - for any Interest Period, with respect to Canadian Offshore Rate Loans comprising part of the same borrowing, based on LIBOR (but without giving effect to the last sentence of the definition of LIBOR), plus 0.25%.

Canadian Offshore Rate Loan - a Loan in U.S. Dollars made by the Canadian Lender to the Canadian Borrowers bearing interest at the Canadian Offshore Rate.

          Canadian Participating Lender - each Lender that has a Canadian Participation as identified on Exhibit 1.1; it being understood and agreed that any Lender with funding capability in Canada shall be a Canadian Participating Lender and that any participation pursuant to subsection 1.1.2 and/or any funding pursuant to subsection 3.2.6 shall be effected through such Canadian Participating Lender’s affiliate in Canada.

          Canadian Percentage - relative to the Canadian Lender and any Canadian Participating Lender, the applicable percentage relating to such Person’s obligation to fund Canadian Revolving Credit Loans pursuant to subsection 3.2.6 of the Agreement as set forth opposite its name on Exhibit 1.1 to the Agreement or set forth in an Assignment and Assumption under the Canadian Percentage column, as such percentage may be adjusted from time to time pursuant to Assignment and Assumption executed by such Lender and its Eligible Assignee and delivered pursuant to subsection 11.9 of the Agreement. A Lender shall not have any Canadian Percentage if its percentage under the Canadian Percentage column is zero or is blank.

          Canadian Prime - the annual rate of interest announced by the Canadian Agent as its “reference rate” for commercial loans made by it in Canada in Canadian Dollars. The “reference rate” is a rate set by the Canadian Agent based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by the Canadian Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

Canadian Revolving Credit Exposure - at any date, the amount equal to the Dollar Equivalent of the aggregate principal amount of all Canadian Revolving Credit Loans.

Canadian Revolving Credit Loan - as defined in subsection 1.1.2 of the Agreement.

Canadian Revolving Credit Sub-Limit - $15,000,000, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

          Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year and are capitalized, including the total principal portion of Capitalized Lease Obligations.

Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash - all cash and Cash Equivalents shown on the balance sheet of any Person as determined in accordance with GAAP.

          Cash Collateral Cure Event - shall be deemed to have occurred on the date that Excess Availability, after the occurrence of the initial Cash Collateral Event, shall be greater than $40,000,000 during a period of six consecutive months.

          Cash Collateral Event - shall be deemed to have occurred at any time (i) an Event of Default has occurred and is continuing or (ii) if Excess Availability shall be less than $40,000,000 for a period of five consecutive days.

          Cash Equivalents - (i) any evidence of Indebtedness, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed or insured by the United States of America, or an instrumentality or agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) any certificate of deposit, overnight bank deposit or bankers’ acceptance, maturing not more than 365 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution having unsecured long-term debt (or whose holding company has unsecured long-term debt) rated, at the time as of which any Investment therein is made, BBB- or better by S&Por Moody’s or the equivalent of such rating by a successor rating agency, (iii) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of any Borrower) organized and existing under the laws of the United States of America or any State thereof or the District of Columbia which is rated, at the time as of which any Investment therein is made, P-1 or better by Moody’s or A-1 or better by S&P,or the equivalent of such rating by a successor rating agency, (iv) Investments in mutual funds, money market funds, investment pools and other savings vehicles, substantially all of the assets of which are invested in Investments described in clause (i), (ii) or (iii) above, and (v) in the case of the Canadian Borrowers, (a) any evidence of Indebtedness, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed or insured by Her Majesty the Queen in right of Canada or any instrumentality or agency thereof (provided that the full faith and credit of Her Majesty the Queen in right of Canada is pledged in support thereof), (b) any certificate of deposit, overnight bank deposit or bankers’ acceptance, maturing not more than 365 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution having unsecured long-term debt (or whose holding company has unsecured long-term debt) rated, at the time as of which any Investment therein is made, A or better by Dominion Bond Rating Service Limited or the equivalent of such rating by a successor rating agency and (c) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of any Borrower) organized and existing under the laws of Canada or any province thereof which is rated, at the time as of which any Investment therein is made, R-1 (low) or better by Dominion Bond Rating Service Limited or the equivalent of such rating by a successor rating agency.

          Closing Date - the date on which all of the conditions precedent in Section 9 of the Agreement are satisfied or waived and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

Code - the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

          Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

Commercial Letter of Credit - as defined in subsection 3.1.5(b) of the Agreement.

Commitment - the Domestic Revolving Credit Loan Commitment and the Canadian Revolving Credit Sub-Limit.

Commodity Agreement - any agreement or arrangement designed to protect against fluctuations in the prices of commodities used in the ordinary course of business.

Compliance Certificate - as defined in subsection 8.1.3 of the Agreement.

Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

          Consolidated Tangible Assets - the book value, determined on a consolidated basis in accordance with GAAP, of all assets of Parent and its Subsidiaries, excluding any item which would be treated as an intangible asset in accordance with GAAP, including without limitation, goodwill, and Intellectual Property.

          Currency Agreement - any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect against fluctuations in currency values.

          Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

Default Rate - as defined in subsection 2.1.2 of the Agreement.

Detailed Borrower - each of Broan-NuTone LLC, Great Lakes Window, Inc., Linear Corporation, Mammoth, Inc., Napco, Inc., NuTone Inc., Temtrol, Inc. and Variform, Inc.

          Distribution - in respect of any Person means and includes: (i) the payment of any dividends or other distributions on Securities (except distributions in such Securities) and (ii) the redemption or acquisition of Securities of such Person, as the case may be, unless made contemporaneously from the net proceeds of the sale of Securities.

Dollars, dollars, U.S. Dollars and $ - each, lawful currency of the United States.

          Dollar Equivalent - at any time (i) as to any amount denominated in U.S. Dollars, the amount thereof at such time and (ii) as to any amount denominated in Canadian Dollars, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the spot rate for the purchase by the Canadian Agent of such Canadian Dollars with U.S. Dollars through a foreign exchange trading office selected by the Canadian Agent or such other rate which the Canadian Agent may select based on reasonable commercial practices.

Domestic Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

(i) the Domestic Revolving Loan Credit Commitment at such date; or

(ii) an amount equal to the sum of

(a) 85% of the net amount of Eligible Accounts of Domestic Borrowers outstanding at such date, plus

          (b) the lesser of (i) 50% of the value of Eligible Inventory of Domestic Borrowers at such date or (ii) 87.5% of the Net Orderly Liquidation Value of all Eligible Inventory of Domestic Borrowers, minus

(c) the Tangible Property Reserve, minus

(d) the Permanent Reserve Amount.

          The limitations set forth in the immediately preceding sentence and each of the advance rates set forth above may be adjusted downward by Administrative Agent, as Administrative Agent shall deem necessary or appropriate in its reasonable credit judgment. For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Administrative Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time and (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP.

Domestic Borrower - as defined in the preamble of the Agreement.

Domestic Borrower Accounts - an Account of a Domestic Borrower.

          Domestic Borrower Collateral - all of the Property and interests in Property of a Domestic Borrower described in Section 5 of the Agreement, and all other Property and interests in Property of a Domestic Borrower that now or hereafter secure the payment and performance of any of the Domestic Obligations.

Domestic Borrower Inventory - Inventory of a Domestic Borrower.

Domestic Borrower Intellectual Property - Intellectual Property of a Domestic Borrower.

Domestic Loan Account - as defined in subsection 3.6 of the Agreement.

          Domestic Obligations - all Loans, all LC Obligations and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest (including, without limitation, whether accruing prior or subsequent to the commencement of a bankruptcy or similar proceeding with a Domestic Borrower as a debtor thereof, and whether or not such interest is an allowed claim in any such proceeding), fees and other charges thereon, owing, arising, due or payable from Borrowers to Administrative Agent and Canadian Agent, for its own benefit, from Borrowers to Administrative Agent and Canadian Agent for the benefit of any Lender, from Borrowers to any Lender or from Borrowers to Issuing Bank or any other Affiliate of Administrative Agent, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including without limitation any Product Obligations owing to Administrative Agent and Canadian Agent, any Lender, Issuing Bank or any Affiliate of Issuing Bank or Agent or any Lender and all present and future obligations of the Domestic Borrowers under any Interest Rate Agreement, Currency Agreement or Commodity Agreement to which any Lender is a party.

          Domestic Revolving Credit Commitment - as to any Lender, the obligation of such Lender to make Domestic Revolving Credit Loans to the Domestic Borrowers hereunder and to participate in Swing Line Loans made to, and Letters of Credit issued for the account of, the Domestic Borrowers and to refund Canadian Revolving Credit Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth below such Lender’s name on Exhibit 1.1 hereto under the heading “Domestic Revolving Credit Commitment,” as such amount may be reduced from time to time in accordance with the provisions of this Agreement. The Domestic Revolving Credit Commitments of all the Lenders shall not exceed $200,000,000, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

          Domestic Revolving Credit Exposure - at any date, (a) as to all Lenders, the amount equal to the aggregate principal amount of all Domestic Revolving Credit Loans, the Dollar Equivalent of the aggregate principal amount of all Canadian Revolving Credit Loans, all Swing Line Loans and all L/C Obligations then outstanding and (b) as to any Lender, the amount equal to (i) the aggregate principal amount of all then outstanding Domestic Revolving Credit Loans made by such Lender, (ii) such Lender’s Percentage of the Dollar Equivalent of the aggregate principal amount of all then outstanding Canadian Revolving Credit Loans and (iii) such Lender’s Percentage of the then outstanding aggregate principal amount of all L/C Obligations and Swing Line Loans.

Domestic Revolving Credit Loans - as defined in subsection 1.1.1 of the Agreement.

Domestic Subsidiary - any Subsidiary other than a Foreign Subsidiary.

          Dominion Account - a special bank account or accounts of Administrative Agent or Canadian Agent, as the case may be, established by Borrowers pursuant to subsection 6.2.4 of the Agreement at banks selected by Borrowers, but acceptable to Administrative Agent or Canadian Agent, as the case may be, in its reasonable discretion, and over which Administrative Agent or Canadian Agent, as the case may be, shall have sole and exclusive access and control for withdrawal purposes.

          EBITDA - with respect to any period, the sum of net earnings (or loss) before Interest Expense, income taxes, depreciation and amortization for such period (but excluding any extraordinary gains or losses for such period), all as determined for Parent and its Subsidiaries on a Consolidated basis and in accordance with GAAP; provided, however, that the following shall be excluded from EBITDA:

(i) any non-cash item relating to net gains or losses in respect of dispositions of assets other than in the ordinary course of business;

          (ii) any non-cash item relating to gains or losses from currency exchange transactions not in the ordinary course of business, consistent with past practice and as a result of an isolated, non-recurring currency fluctuation;

          (iii) any non-cash item relating to gains or losses realized from the termination of any employee pension benefit plan to the extent no cash payments were required to be made by a Borrower or any of its Subsidiaries in connection therewith;

(iv) any non-cash item relating to gains or losses realized upon the refinancing or retirement of any Indebtedness;

(v) any non-cash item relating to gains or book losses arising from the destructions of property or assets due to fire or other casualty;

(vi) any non-cash item relating to gains or losses from changes in accounting or the revaluation of non-current assets or liabilities;

          (vii) the excess of (a) the consolidated compensation expenses recorded by Parent in the computation of net earnings of Parent in respect of shares of Capital Stock (other than Redeemable Stock) or other equity interests awarded, pursuant to a plan or other arrangement approved by the Board of Directors of Parent (or of another Borrower if applicable), to or for the benefit of any employee stock ownership plan or similar trust for the benefit of any such employee, officer or director, over (b) the amount of consolidated income tax benefit recorded by Parent in connection with such consolidated compensation expense of Parent;

(viii) reasonable and customary expenses related to a Permitted Acquisition to the extent agreed to by the Administrative Agent; and

(ix) items relating to the Kelso Transaction or the Alternate Transaction described on Exhibit 1.2 to the Agreement.

8 7/8% Senior Notes - Parent’s 8 7/8% Senior Notes due 2008 issued pursuant to the 8 7/8% Senior Note Indenture.

8 7/8% Senior Note Indenture - the Indenture, dated as of July 31, 1998, between Parent and State Street Bank and Trust Company, as trustee, pursuant to which the 8 7/8% Senior Notes were issued.

Eligible Account - an Account arising in the ordinary course of the business of Borrowers from the sale of goods or rendition of services. No Account shall be an Eligible Account if:

(i) it arises out of a sale made or services rendered by any Borrower to a Subsidiary of any Borrower or an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(ii) it remains unpaid more than 60 days (30 days in the case of Linear Corporation) after the original due date shown on the invoice;

(iii) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts, but only to the extent of such excess;

(iv) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached;

          (v) the Account Debtor is also a creditor or supplier of any Borrower or any Subsidiary of Borrower, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to any Borrower or any Subsidiary of any Borrower, or the Account otherwise is or may become subject to right of setoff by the Account Debtor;

          (vi) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws, as now constituted or hereafter amended, has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

          (vii) (I) in the case of Domestic Borrowers, it arises from a sale made or services rendered to an Account Debtor outside the United States of America, unless the sale is either (1) to an Account Debtor located in Ontario, Quebec or any other province or territory of Canada in which the PPSA or similar legislation has been adopted in substantially the same form or with the same effect as currently in effect in Ontario or (2) on letter of credit, guaranty or acceptance terms, in each case acceptable to Administrative Agent in its sole judgment and (II) in the case of Canadian Borrowers, it arises from a sale made or services rendered to an Account Debtor outside Canada, unless the sale is either (1) to an Account Debtor located in the United States of America or (2) on letter of credit, guaranty or acceptance terms, in each case acceptable to the Administrative Agent and the Canadian Agent in its sole judgment;

          (viii) (1) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or any other repurchase or return basis; or (2) it is subject to a reserve established by Borrowers for potential returns or refunds, to the extent of such reserve;

          (ix) the Account Debtor is the United States of America or Her Majesty the Queen in right of Canada or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Administrative Agent, in a manner satisfactory to Administrative Agent, in its reasonable credit judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C.ss.203 et seq., as amended);

          (x) it is not at all times subject to Administrative Agent’s or Canadian Agent’s, as the case may be, duly perfected, first priority security interest or is subject to a Lien that is not a Permitted Lien;

          (xi) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by any Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale;

(xii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

          (xiii) any Borrower or a Subsidiary of any Borrower has made any agreement with the Account Debtor for any extension, compromise, settlement or modification of the Account or deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account;

(xiv) 25% or more of the Accounts owing from the Account Debtor are not Eligible Accounts hereunder;

(xv) any Borrower has made an agreement with the Account Debtor to extend the time of payment thereof;

(xvi) it represents service charges, late fees or similar charges; or

(xvii) it is not either (a) otherwise acceptable to or (b) subject to a reserve acceptable to, Administrative Agent or Canadian Agent, as the case may be, in its sole judgment.

          Eligible Assignee - (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) the Issuing Bank, and (iii) unless a Default or Event of Default has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Borrower or any of the Borrowers’ Affiliates or Subsidiaries or a competitor of a Borrower or Affiliate of such a competitor as determined by the reasonable judgment of the Borrower Representative.

Eligible Inventory - raw material and finished goods Inventory of Borrowers (other than packaging materials and supplies, tooling, samples and literature). No Inventory shall be Eligible Inventory if:

(i) it is finished goods Inventory which does not meet the specifications of the purchase order or contract for such Inventory, if any;

(ii) it is raw materials that are not, in Administrative Agent’s opinion, readily marketable in its current form;

(iii) if finished goods Inventory, it is not in good, new and saleable condition; or

(iv) it is slow-moving, obsolete or unmerchantable; or

(v) it does not meet all standards imposed by any governmental agency or authority; or

(vi) it does not conform in all respects to any covenants, warranties and representations set forth in the Agreement; or

          (vii) it is not at all times subject to Administrative Agent’s or Canadian Agent’s, as the case may be, duly perfected, first priority security interest or is subject to a Lien that is not a Permitted Lien; or

          (viii) other than as provided in clause (ix) below, it is not situated at a location in compliance with the Agreement, provided that Inventory situated at a location not owned by a Borrower will be Eligible Inventory only if Administrative Agent or Canadian Agent, as the case may be, has either (a) received a satisfactory landlord’s agreement or bailee letter, as applicable, with respect to such location (it being understood and agreed that such agreements and letters shall be delivered for each location listed on Exhibit 6.1.1 on (1) the Closing Date, with respect to each location indicated as a “Closing Date Location” therein and (2) prior to the date which is the 45th day after the Closing Date, with respect to each other location therein) or (b) with respect to a location the aggregate value of the Collateral at which is less than $500,000, established a three-month rent reserve; or

          (ix) it is located on premises owned, leased or rented by a customer of any Borrower, is stored or located at an outside processor, or placed on consignment; provided, that Inventory placed on consignment with an aggregate book value of up to U.S. $10,000,000 (or the Dollar Equivalent thereof) owned by Nordyne, Inc. shall consist of Eligible Inventory if such Inventory is clearly segregated from all Inventory of such customer, all UCC filings deemed necessary or desirable by Administrative Agent have been made, and a satisfactory collateral access agreement has been delivered to Administrative Agent by such customer; or

(x) it is in transit; or

(xi) it is not either (a) otherwise acceptable to or (b) subject to a reserve acceptable to, Administrative Agent or Canadian Agent, as the case may be, in its sole judgment.

          Environmental Claim - any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), remedial action costs, tangible or intangible property damage, natural resource damages, nuisance relating to Hazardous Material, pollution, any adverse effect on the environment caused by any Hazardous Material, or fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

          Environmental Laws - all applicable federal, provincial, state, municipal or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and, to the extent legally enforceable, the Emergency Planning and Community Right-to-Know Act, the Environmental Protection Act (Ontario) or any other act, rule, guideline or policy of Canada or any jurisdiction thereof.

          Environmental Permit - any applicable permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

ERISA - the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

          ERISA Affiliate - any trade or business (whether or not incorporated) that, together with a Domestic Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

Event of Default - as defined in Section 10.1 of the Agreement.

          Excess Availability - the amount by which the sum of (i) the Domestic Borrowing Base (as calculated without reference to the Permanent Reserve Amount) plus (ii) the Canadian Borrowing Base Amount exceeds the Obligations.

Fee Letter - as defined in Section 2.3 of the Agreement.

          Fixed Charge Coverage Ratio - as of any date, the ratio of (a) EBITDA for the period of twelve consecutive fiscal months ended on (or most recently before) such date, minus all Capital Expenditures made and all Federal, state, local and foreign income taxes paid by Parent or any of its Subsidiaries, in each case during the period of twelve consecutive fiscal months ended on (or most recently before) such date to (b) the sum of (i) Interest Expense for the period of twelve consecutive fiscal months following such date, plus (ii) the aggregate amount of scheduled payments of principal on all Indebtedness of Parent and its Subsidiaries to be made during the period of twelve consecutive fiscal months following such date (excluding the Obligations and the 9 1/4% Senior Notes). In calculating EBITDA for purposes of this definition, all acquisitions or dispositions of any Person or line of business occurring during such twelve-month period shall be treated as if occurring on the first day of such period.

Fleet - Fleet Capital Corporation and any successor or assignee thereof.

Fleet Canada - Fleet Capital Canada Corporation and any successor or assignee thereof

          Foreign Subsidiary - any Subsidiary of a Borrower that is organized under the laws of a jurisdiction other than the United States of America or any state thereof of the District of Columbia and is not a Borrower.

          Foreign 956 Subsidiary - any Subsidiary that is a Foreign Subsidiary where a guaranty of the Obligations by such Subsidiary would result in material adverse tax consequences as a result of a deemed dividend of its current and accumulated earnings and profits under section 956 of the Code or would result in a material adverse tax consequence under any similar foreign tax law.

          Fund - means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          Further Taxes - any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 2.12 of the Agreement.

          GAAP - generally accepted accounting principles in the United States of America as promulgated as of March 31, 2001, provided, that, if Borrower Representative notifies the Administrative Agent that Borrower Representative requests an amendment of any provision of the Agreement to eliminate the effect of any change occurring after March 31, 2001 in GAAP or in the application thereof (of if the Administrative Agent notifies Borrower Representative that the Majority Lenders request an amendment of any provision for such purpose, which notice shall be delivered no later than one year after such proposed change has become effective), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended.

          Governmental Authority - any nation or government, any state, province, territory or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Guarantor - (i) in the case of the Domestic Obligations, Parent, each Domestic Borrower, each Material Domestic Subsidiary of Parent or any Domestic Borrower and each other Person who now or hereafter guarantees payment or performance of the whole or any part of the Domestic Obligations and (ii) in the case of the Canadian Obligations, Parent, each Borrower, each Material Domestic Subsidiary of Parent or any Borrower and each other Person who now or hereafter guarantees payment or performance of the whole or any part of the Canadian Obligations.

Guarantor Payment - as defined in Section 12.7 of the Agreement.

          Guaranty Agreements - the Guaranty Agreement which is to be executed on the Closing Date by each Material Domestic Subsidiary of each Borrower, in form and substance satisfactory to Administrative Agent or Canadian Agent, as the case may be, together with each other guaranty hereafter executed by any Guarantor, any such guaranty to be in form and substance satisfactory to the Administrative Agent.

          Hazardous Materials - all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, friable asbestos or asbestos-containing materials, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes regulated pursuant to any Environmental Law and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          Indebtedness - with respect to any Person, without duplication, any indebtedness, contingent or otherwise, (i) with respect to borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or consisting of reimbursement obligations with respect to letters of credit, (ii) the Obligations and (iii) representing the deferred and unpaid balance of the purchase price of any property excluding any such balance that constitutes a trade payable or an accrued liability, in each case arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, and shall also include, to the extent not otherwise included, (a) any Capitalized Lease Obligation, (b) the maximum fixed repurchase price of any Redeemable Stock, (c) indebtedness secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, (d) guaranties of items that would be included within this definition to the extent of such guaranties, and (e) net liabilities in respect of Commodity Agreements, Currency Agreements and Interest Rate Agreements. For purposes of the immediately preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, provided that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication (y) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (z) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any property or asset subject to a Lien securing the Indebtedness of others or the amount of the Indebtedness secured. The amount of any Indebtedness issued at a discount shall be equal to the gross proceeds of such issuance (and not the face amount of any bond, note, debenture or similar instrument representing such Indebtedness).

          Intellectual Property - all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

          Interest Expense - with respect to any period, interest expense paid or accrued for such period, including without limitation the interest portion of Capitalized Lease Obligations, plus the Letter of Credit fees owing for such period, all as determined for Borrower and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

          Interest Payment Date - as to any LIBOR Loan or Canadian Fixed Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan or Canadian Base Rate Loan, the first day of each calendar quarter; provided, however, that if any Interest Period for a LIBOR Loan or Canadian Fixed Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          Interest Period - as applicable to any LIBOR Loans or Canadian Fixed Rate Loans, a period commencing on the date such LIBOR Loan or Canadian Fixed Rate Loan is advanced, continued or converted, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by Borrower Representative;provided, that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Administrative Agent’s or Canadian Agent’s custom in the market to which such LIBOR Loans or Canadian Fixed Rate Loans relates; (ii) there remains a minimum of one (1) month, two (2) months, three (3) months or six (6) months (depending upon which Interest Period Borrower Representative selects) in the Term, unless Borrower Representative and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

          Interest Rate Agreement - any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect against fluctuation in interest rates.

          Investment - with respect to any Person, (i) any direct or indirect loan or other extension of credit (other than extensions of trade credit by such Person on commercially reasonable terms and relating to the sale of property or services in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or (ii) any purchase or acquisition by such Person of any capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person.

IRS - the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

Issuing Bank - with respect to each Letter of Credit, Fleet National Bank and any successor or assignee thereof.

Kelso - Kelso & Company, L.P.’s and its affiliates (including without limitation K Holdings, Inc., Kelso Investment Associates VI, L.P. and KEP VI, LLC).

Kelso Designees - any Person that is an Affiliate of, and controlled by, Kelso and is otherwise acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld).

Kelso Transaction - the proposed acquisition of Parent as described in the documentation delivered pursuant to subsection 9.17 of the Agreement.

LC Amount - at any time, the Dollar Equivalent of the aggregate undrawn available amount of all Letters of Credit and LC Guaranties then outstanding.

          LC Guaranty - any guaranty pursuant to which Administrative Agent or any Affiliate of Administrative Agent shall guaranty the payment or performance by a Domestic Borrower of its reimbursement obligation under any Letter of Credit.

LC Obligations -the sum of the Dollar Equivalent of (i) the LC Amount, plus (ii) all Obligations that arise from any draw against any Letter of Credit or an LC Guaranty.

LC Participant - as defined in subsection 1.2.3 of the Agreement.

LC Sub-Limit - as defined in subsection 1.2.1 of the Agreement, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

Lender - as defined in the Preamble to this Agreement.

Letter of Credit - as defined in subsection 3.1.5(b) of the Agreement.

          LIBOR - as applicable to any LIBOR Loans, for the applicable Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/8 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Period on the Reuters Page “LIBO” (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the first day of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by Administrative Agent. The principal London office of each of the major London banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period. In the event that Administrative Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a Interest Period cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

LIBOR Loans - the option granted pursuant to Section 3.1 of the Agreement to have the interest on all or any portion of the principal amount of the Revolving Credit Loans based on the LIBOR.

          LIBOR Request - a notice in writing (or by telephone confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from Borrower Representative to Administrative Agent requesting that interest on a Domestic Revolving Credit Loan be based on the LIBOR, specifying: (i) the first day of the Interest Period (which shall be a Business Day); (ii) the length of the Interest Period; (iii) whether the LIBOR Loan is a new Loan, a conversion of a Base Rate Loan, or a continuation of a LIBOR Loan, and (iv) the dollar amount of the LIBOR Loan, which shall be in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

          Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term “Lien” shall also include hypothecs rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

Loan Account - as defined in subsection 3.6 of the Agreement.

Loan Documents - the Agreement, the Other Agreements and the Security Documents.

Loans - as the context may require, a Domestic Revolving Credit Loan, a Canadian Revolving Credit Loan or a Swing Line Loan.

London Banking Day - any date on which commercial banks are open for business in London, England.

          Majority Lenders - as of any date, Lenders holding 51% of the Revolving Loan Commitments determined on a combined basis and following the termination of the Revolving Loan Commitments, Lenders holding 51% or more of the outstanding Loans, LC Amounts and LC Obligations not yet reimbursed by Borrowers or funded with a Revolving Credit Loan;provided, that prior to termination of the Revolving Loan Commitments, if any Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment.

          Management Investors - the officers (including without limitation Richard L. Bready, Almon C. Hall and Kevin W. Donnelly) and certain employees of Merger Co, Parent or any of its Subsidiaries at any time when Kelso beneficially owns (as defined in subsection 10.1.10(b)) more than 30% of the total ordinary voting power of the capital stock of Merger Co and (b) a greater percentage of the total ordinary voting power of the capital stock of Merger Co than is then beneficially owned in the aggregate by the officers and employees of Merger Co.

Margin Stock - as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States

          Material Adverse Effect - (i) a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of Borrowers and its Subsidiaries taken as a whole, (ii) a material adverse effect on the rights and remedies of Administrative Agent, Canadian Agent or Lenders under the Loan Documents, or (iii) the material impairment of the ability of any Borrower or any of its Subsidiaries to perform its obligations hereunder or under any Loan Document.

          Material Domestic Subsidiary - (i) in the case of Domestic Borrowers, any Subsidiary of such Domestic Borrower organized under the laws of any jurisdiction within the United States that has EBITDA of $10,000,000 or more of the consolidated EBITDA of such Domestic Borrower and (ii) in the case of Canadian Borrowers, any Subsidiary of such Canadian Borrower organized under the laws of any jurisdiction within Canada that has EBITDA of the Dollar Equivalent of $2,000,000 or more of the consolidated EBITDA of such Canadian Borrower.

Merger Co - Nortek Holdings, Inc., a Delaware corporation.

Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

          Net Asset Sale Proceeds - the cash proceeds of the sale or disposition of assets (including by way of merger), and the cash proceeds of any insurance payments or condemnation awards on account of the destruction or loss of property, by the Borrowers and its Subsidiaries (other than Foreign Subsidiaries that are not Guarantors) after the Closing Date, net of (a) any Indebtedness permitted by Section 8.2.3(xii) of the Agreement (purchase money Indebtedness and Capitalized Leases) secured by assets being sold in such transaction required to be paid from such proceeds, (b) income taxes that, as estimated by Parent in good faith, will be required to be paid by Parent or any of its Subsidiaries in cash as a result of, and within 16 months after, such sale or disposition (provided that any such amounts that are not actually paid in taxes within such period shall automatically become Net Asset Sale Proceeds), (c) reasonable reserves for liabilities, indemnification, escrows and purchase price adjustments resulting from the sale of assets, (d) transfer, sales, use and other similar taxes payable in connection with such sale or disposition and (e) all reasonable expenses of Parent or any of its Subsidiaries payable in connection with the sale or disposition; provided, however, that “Net Asset Sale Proceeds” shall not include cash proceeds of asset sales permitted by subsections 8.2.9(i), (ii), (iii) and (iv) of the Agreement.

          Net Debt Proceeds - cash proceeds (net of reasonable out-of-pocket transaction fees and expenses) from the incurrence by any of the Borrowers or any of their Subsidiaries (other than Foreign Subsidiaries that are not Guarantors) after the Closing Date of Indebtedness other than permitted pursuant to subsection 8.2.3 of the Agreement.

          Net Equity Proceeds - the cash proceeds (net of reasonable out-of-pocket fees and expenses) received by any of the Borrowers and its Subsidiaries (other than Foreign Subsidiaries that are not Guarantors) in connection with any public issuance after the Closing Date of any shares of its capital stock, other equity interests or options, warrants or other purchase rights to acquire such capital stock or other equity interests to, or receipt of a capital contribution from, any Person (other than any Obligors or their officers, employees and directors), other than proceeds received pursuant to the Kelso Transaction or the Alternate Transaction.

          Net Orderly Liquidation Value - the estimated net proceeds that could be realized from an orderly liquidation sale, as described in the appraisal report dated June 2002 by Great American Appraisal & Valuation Services, L.L.C., as the same may be updated at Administrative Agent’s request from time to time by Great American Appraisal & Valuation Services, L.L.C., or such more recent appraisal report from such other firm as Administrative Agent may select.

9 1/4% Senior Notes - Parent’s 9 1/4% Senior Notes due 2007 issued pursuant to the 9 1/4% Senior Note Indenture.

9 1/4% Senior Note Indenture - the Indenture, dated as of March 17, 1997, between Parent and State Street Bank and Trust Company, as trustee, pursuant to which the 9 1/4% Senior Notes were issued.

9 1/8% Senior Notes - Parent’s 9 1/8% Senior Notes due 2007 issued pursuant to the 9 1/8% Senior Note Indenture.

9 1/8% Senior Note Indenture - the Indenture, dated as of September 1, 1997, between Parent and State Street Bank and Trust Company, as trustee, pursuant to which the 9 1/8% Senior Notes were issued.

9 7/8% Senior Subordinated Notes - Parent’s 9 7/8% Senior Subordinated Notes due 2011 issued pursuant to the 9 7/8% Senior Note Indenture.

          9 7/8% Senior Subordinated Note Indenture - the Indenture, dated as of June 12, 2001, between Parent and State Street Bank and Trust Company, as trustee, pursuant to which the 9 7/8% Senior Subordinated Notes were issued.

Obligations - the Domestic Obligations and the Canadian Obligations.

          Organizational I.D. Number - with respect to any Person, the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

          Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any Subsidiary of any Borrower or any other third party and delivered to Administrative Agent, Canadian Agent or any Lender in respect of the transactions contemplated by the Agreement.

Parent - Nortek, Inc., a Delaware corporation.

Participant - as defined in clause (b) of subsection 11.9 of the Agreement.

PBGC - the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          Percentage - relative to any Lender, the applicable percentage relating to Domestic Revolving Credit Loans set forth opposite its name on Exhibit 1.1 to the Agreement under the Domestic Revolving Credit Loan Commitment column or set forth in a Lender Assignment and Assumption under the Domestic Revolving Credit Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Assignment and Assumption executed by such Lender and its Eligible Assignee and delivered pursuant to Section 11.9 of the Agreement. A Lender shall not have any Domestic Revolving Credit Loan Commitment if its percentage under the Domestic Revolving Credit Loan Commitment column is zero or is blank.

          Permanent Reserve Amount - $20,000,000 (the “Ceiling Amount”), as such Ceiling Amount may be reduced from time to time by the Majority Lenders and subsequently increased by the Majority Lenders up to the Ceiling Amount, in each case without the consent of the Borrowers.

Permitted Acquisition - as defined in subsection 8.2.1 of the Agreement.

          Permitted Holders - Kelso, the Kelso Designees, the Management Investors, any employee stock ownership plan established by Parent for the benefit of the employees of Parent, the Borrower or any other Subsidiary (an “ESOP”) and their Permitted Transferees; provided,however, that for purposes of subsection 10.1.10, if the capital stock of Merger Co held by ESOPs represent in the aggregate in excess of 10% of the total ordinary voting power of the capital stock of Merger Co, then such ESOPs will not be considered to be Permitted Holders with respect to such excess.

          Permitted Investments - any of the following: (i) Cash Equivalents; (ii) any Investment by Broan-NuTone Canada, Inc. and/or any Canadian Subsidiary in debt securities or debt instruments having maturities of 10 years or less and issued or fully guaranteed or insured by Her Majesty the Queen in right of Canada or an instrumentality or agency thereof or rated, at the time of such Investment, BBB- or better by Dominion Bond Rating Service Limited or the equivalent of such rating by a successor rating agency, so long as the aggregate amount of all such Investments by Broan-NuTone Canada, Inc. and any Canadian Subsidiaries does not exceed $15,000,000 at any one time outstanding; (iii) loans and advances to officers and directors of any Borrower or any Subsidiary of any Borrower made in the ordinary course of business or pursuant to any employee benefit plan, up to $10,000,000 in the aggregate at any one time outstanding; (iv) loans and advances to vendors, suppliers and contractors and made in the ordinary course of business; (v) the receipt of consideration other than Cash proceeds in any Disposition made in compliance with the terms of this Agreement; (vi) so long as no Default or Event of Default shall have occurred and be continuing, other Investments not exceeding in the aggregate at any time outstanding (A) $40,000,000, if at the time of the making of such Investment the Senior Notes and Senior Subordinated Notes are not rated BB+ or better by S&Por Bal or better by Moody’s, or (B) $50,000,000, if at the time of the making of such Investment the Senior Notes and Senior Subordinated Notes are rated BB+ or better by S&Por Bal or better by Moody’s; and (vii) Investments not exceeding in the aggregate $10,000,000 at any one time outstanding in Cash Equivalents described in clause (ii) of the definition of such term herein; provided that for purposes of this clause (vii) an instrument referred to in such clause (ii) may be issued by any commercial banking institution having capital and surplus of not less than $100,000,000.

Permitted Liens - any Liens specified in Section 8.2.5 of the Agreement.

          Permitted Transferees - (a) in the case of Kelso, (i) any Affiliate, (ii) any managing director, general partner, limited partner, director, officer or employee of Kelso or any Affiliate (collectively, “Kelso Associates”), (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Kelso Associate or Kelso Designee and (iv) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Kelso Associate or Kelso Designee, his spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants, and (b) in the case of any Management Investors, (i) his executor, administrator, testamentary trustee, legatee or beneficiaries, (ii) his spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only the Management Investor, as the case may be, and his spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants.

          Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          Plan - (i) in the case of a Domestic Subsidiary, an employee benefit plan (as defined in Section 3(3) of ERISA) subject to ERISA which any Borrower or any ERISA Affiliate sponsors or maintains or to which each Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or otherwise has any liability, and (ii) in the case of a Canadian Borrower, (a) a “pension plan” or “plan” which is a “registered pension plan” as defined in the Income Tax Act (Canada) and is subject to the funding requirements of the Supplemental Pension Plans Act (Quebec) or similar pension benefits standards legislation in any jurisdiction of Canada and is applicable to employees resident in Canada of a Canadian Borrower and (b) any other defined benefit, supplemental pension benefit plan or similar arrangement applicable to employees of a Canadian Borrower.

PPSA - the Personal Property Security Act (Ontario) as in effect from time to time.

          Product Obligations - every obligation of Borrowers under and in respect of any one or more of the following types of services or facilities extended to Borrowers by Administrative Agent, Canadian Agent, Issuing Bank, any Lender or any Affiliate thereof: (i) credit cards, (ii) cash management or related services including the automatic clearing house transfer of funds for the account of Borrowers pursuant to agreement or overdraft, and (iii) cash management, including controlled disbursement services.

          Projections - Borrowers’ forecasted Consolidated and consolidating (i) balance sheets, (ii) profit and loss statements, (iii) cash flow statements, and (iv) capitalization statements, all prepared on a consistent basis with the historical financial statements of Borrowers and their Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          Purchase Money Obligations - any Indebtedness incurred to finance the acquisition or construction of any property or business (including Indebtedness incurred within one year following such acquisition or construction), including Indebtedness of a Person existing at the time such Person becomes a Subsidiary of Parent or assumed by Parent or a Subsidiary of Parent in connection with the acquisition of assets from such Person; provided, however, that (i) any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed and (ii) at no time shall the aggregate principal amount of outstanding Indebtedness secured thereby be increased.

          Quebec Borrowers - each of (i) Venmar Ventilation Inc. and Venmar Ventilation (H.D.H.) Inc., each organized under the laws of the Province of Quebec, and (ii) Ventrol Air Handling Systems Inc., organized under the Canada Business Corporation Act and with Property located within the Province of Quebec.

Recapitalization Plan - the Agreement and Plan of Recapitalization, dated June 20, 2002, by and among Nortek, Inc., Nortek Holdings, Inc. and K Holdings, Inc.

          Redeemable Stock - any equity interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the stated maturity of the Senior Notes and Senior Subordinated Notes), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the stated maturity of the Senior Notes and Senior Subordinated Notes.

Related Parties - with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

          Release - any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injection, escaping, leaching, dumping, disposing, or depositing, or threat thereof, of any Hazardous material in, into, onto or through the environment.

Rentals - all payments which the lessee is required to make by the terms of any lease.

Reportable Event - with respect to a Plan of a Domestic Borrower, any of the events set forth in Section 4043(c) of ERISA.

          Requirement of Law - as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          Reserve Percentage the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against “Euro-currency Liabilities” as defined in Regulation D.

          Restricted Investment - any Investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

(i) Investments by each Borrower, to the extent existing on the Closing Date, in one or more Subsidiaries of such Borrower;

(ii) Property to be used in the ordinary course of business;

(iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrowers or any of their Subsidiaries;

          (iv) Investments in direct obligations of the United States of America, Her Majesty the Queen in right of Canada or any agency thereof or obligations guaranteed by the United States of America, Her Majesty the Queen in right of Canada or any agency thereof, in each case provided that such obligations mature within one year from the date of acquisition thereof;

(v) Investments in certificates of deposit maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

(vi) Investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

(vii) Investments in money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities;

(viii) intercompany loans permitted under subsection 8.2.3(ix) of the Agreement;

(ix) Investments existing on the date hereof and listed on Exhibit 8.2.12 to the Agreement;

(x) Permitted Investments;

          (xi) the purchase by Parent of capital stock of Merger Co or Parent in connection with the Kelso Transaction or the Alternate Transaction; provided, however, that (1) no Default or Event of Default shall have occurred and be continuing and (2) the sum of (a) average Availability plus (b) Unrestricted Cash, on a pro forma basis after giving effect to such purchases, for the immediately preceding sixty consecutive day period is greater than or equal to $50,000,000; and

(xii) Investments otherwise expressly permitted pursuant to the Agreement, including, without limitation, permitted by subsection 8.2.1 of the Agreement.

Revolving Credit Loan - collectively, the Domestic Revolving Credit Loans and Canadian Revolving Credit Loans made by any Lender pursuant to Section 1.1 of the Agreement.

          Security - all shares of stock, partnership interests, membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.

          Security Agreement - the Security Agreements which is to be executed on the Closing Date by each Guarantor in form and substance satisfactory to Administrative Agent or Canadian Agent, as the case may be, together with each other securities agreement hereafter executed by any Guarantor, each such security agreement to be in form and substance satisfactory to the Administrative Agent.

Security Documents - the Security Agreements and Guaranty Agreements and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

Senior Notes - collectively, the 9 1/4% Senior Notes, the 9 1/8% Senior Notes and the 8 7/8% Senior Notes.

          Senior Note Documents - collectively, the 9 1/4% Senior Note Indenture, the 9 1/8% Senior Note Indenture and the 8 7/8% Senior Note Indenture, and all other documents entered into or delivered in connection with each therewith, as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

Senior Subordinated Notes - the 9 7/8% Senior Subordinated Notes of Parent.

          Senior Subordinated Note Documents - the 9 7/8% Senior Subordinated Note Indenture, and all other documents entered into or delivered in connection with each therewith, as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

          Solvent - as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the New York Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities, but applying the reasonably anticipated liability, after giving effect to payments under insurance policies and indemnity agreements which such Person reasonably expects to receive) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital; in each case for clauses (a) through (e) above, giving effect to all rights of indemnification and contribution of such Person to or from any Affiliate of such Person.

Standby Letter of Credit - as defined in subsection 3.1.5(b) of the Agreement.

          Subordinated Debt - Indebtedness of any Borrower or any Subsidiary of Borrower that is subordinated to the Obligations in a manner satisfactory to Administrative Agent and Canadian Agent, and contains terms, including without limitation, payment terms, satisfactory to Administrative Agent and Canadian Agent, including, without limitation, the Senior Subordinated Notes.

          Subsidiary - of a Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Parent;provided, however, that for the purpose of determining compliance with Sections 7, 8, 9 and 10 of the Agreement, “Subsidiary” shall not include a Foreign Subsidiary that is not a Borrower or a Guarantor unless otherwise provided therein; provided, further, however, that notwithstanding the foregoing proviso, all determinations of Material Adverse Effect in said Sections 7, 8, 9 and 10 of the Agreement shall include each Foreign Subsidiary.

Summary Borrower - each Borrower other than a Detailed Borrower.

Swing Line Loans - as defined in subsection 1.1.3 of the Agreement.

          Tangible Property - any interest in any kind of Property or asset, whether real, personal or mixed, excluding any item which would be treated as an intangible asset in accordance with GAAP, including without limitation, goodwill, and Intellectual Property.

          Tangible Property Reserve - an additional reserve (which shall be in addition to any and all other reserves established from time to time by the Administrative Agent) in an amount up to $20,000,000 which may be established, and at the direction of the Majority Lenders shall be established, by the Administrative Agent in the event that dispositions after the Closing Date of the portion of Property constituting Tangible Property pursuant to subsection 8.2.9 of the Agreement exceed an aggregate amount equal to 25% of Consolidated Tangible Assets as of the Closing Date. Such Tangible Property Reserve shall remain in effect for such period as Administrative Agent may determine in its reasonable credit judgment, or for such period as may be directed by the Majority Lenders in their reasonable credit judgment, and may be reduced, increased, modified or eliminated by the Administrative Agent in its reasonable credit judgment (if established by Administrative Agent) or at the direction of Majority Lenders (if established at the direction of Majority Lenders) after the date of imposition of such Tangible Property Reserve.

Target - as defined in subsection 8.2.1 of the Agreement.

Term - as defined in Section 4.1 of the Agreement.

Total Credit Facility - $200,000,000, as reduced from time to time pursuant to the terms of the Agreement.

Type of Organization - with respect to any Person, the kind or type of entity by which such Person is organized, such as a corporation or limited liability company.

UCC - the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement, as it may be amended or otherwise modified.

UCP - as defined in subsection 3.1.5(c) of the Agreement.

Unrestricted Cash - Cash which is not restricted as to use.

Unused Line Fee - as defined in Section 2.5 of the Agreement.

          Voting Stock - Securities of any class or classes of a corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).

          Wholly-Owned Subsidiary - of a Person means any corporation in which (other than directors’ qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by such Person, or by one or more of the other Wholly-Owned Subsidiaries, or both.

Withdrawal Liability - the liability to a Multiemployer Plan, as defined in Section 4201 of ERISA

Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

          Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

LOAN AND SECURITY AGREEMENT
Dated July 25, 2002
$200,000,000

FLEET SECURITIES, INC.
FLEET CAPITAL CORPORATION
FLEET CAPITAL CANADA CORPORATION

Exhibit 1.1
Commitments; Percentages

	Total	Domestic		Canadian
	Commitment $	Sublimit %		Sublimi $
Fleet	40,000,000.00	0.20		5,333,333.33
Congress	25,000,000.00	0.12		5,333,333.33
GE Capital	25,000,000.00	0.12		3,333,333.33
CIT	22,500,000.00	0	.11250	3,333,333.33
PNC	22,500,000.00	0	.11250	3,000,000.00
AmSouth	18,500,000.00	0	.09250
Siemens	18,500,000.00	0	.09250
IBJ Whitehall	14,000,000.00	0	.07000
Sovereign	14,000,000.00	0	.07000
	200,000,000.00			15,000,000.00

Canadian
Sublimit %

35.555556%
22.222222%
22.222222%
20.000000%

Exhibit 1.2
EBITDA Adjustments

1. Advisory fees and expenses

2. Financing and commitment fees

3. Consent solicitation fees

4. Professional fees

5. Government filing fees

6. Environmental investigation costs

7. Shareholder litigation costs

8. Proxy and consent costs

Exhibit 1.3
Assignment and Assumption

          This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the"Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan and Security Agreement identified below (as amended, the "Loan Agreement"), receipt of a copy of which is hereby aclrnowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether lrnown or unlrnown, arising under 0r in connection with the Loan Agreement, any other documents or instruments. delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: _________________________________

2.	Assignee: _________________________________

3.	Borrower(s): _________________________________

4.	Administrative Agent: _____________________, as the administrative agent under the Loan Agreement

5	Loan Agreement:	Loan and Security Agreement, dated as of July __, 2002, among Nortek, Inc. and certain of its subsidiaries, as Borrowers, the Lenders party thereto and Fleet Capital Corporation, as Administrative Agent.
6.	Assigned Interest:

Aggregate Amount of
Commitment/Loans for all	Amount of	Percentage Assigned of
Lenders	Commitment/Loans Assigned	Commitment/Loans
$	$	%

7.	Canadian Funding Operations: _________________________________

8.	Trade Date: ______________________][1]

Effective Date:______________________,20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By: ___________________________
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By: ___________________________
Name:
Title:

[Consented to and Accepted[2]:

FLEET CAPITAL CORPORATION, as
Administrative Agent

By: ___________________________
Name:
Title:

Consented to:[3]

NORTEK, INC.

By: ___________________________
Name:
Title:

_____________________________

1To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
2To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.
3To be added only if the consent of the Borrower Representative is required by the terms of the Loan Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

          1.1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2.Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a foreign lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of subsection 2.12 of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to,1 on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves."

          3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit 6.1.1
Business and Collateral Locations

Broan-NuTone LLC

Owned and Leased Locations:

1946 E. 46th St., Vernon, CA
525 Bridge St., Old Forge, PA
926 W. State St., Hartford, WI

Outside Warehouses or Consignment Locations

Steel Craft, 1140 Madison Drive, Hartford, WI 53207

NuTone, Inc.

Owned and Leased Locations:

1949 E. 46th Street, Vernon, CA
Madison & Red Bank Roads, Cincinnati, OH
Outside Warehouses or Consignment Locations
None over $500,000

Linear Corporation

Owned and Leased Locations:

2055 Corte Del Nogal, Carlsbad, CA
2580 Pioneer Avenue, Vista, CA

Outside Warehouses or Consignment Locations

None over $500,000

Nordyne Inc.

Owned and Leased Locations:

2501 Boonslick Drive (PLANT), Boonville, MO
8000 Phoenix Parkway, O'Fallon, MO
1747 Cravens (Russell Stover), Poplar Bluff, MO
7100 S. Grand Ave, St. Louis, MO
4501 Gustine, St. Louis, MO
448 Richard Street, Tipton, MO
1010 Turner Blvd. - Mixing Warehouse, St. Peters, MO

Outside Warehouses or Consignment Locations

65 Industrial Road, Elizabethtown, PA
30 Turner Place, Piscataway, NJ
PO Box 3529, Jackson, MS
7892 Baymeadows Way, Jacksonville, FL
5507 E. Chelsea Street, Tampa, FL
1600 Lowry Street, Winston Salem, NC
700 Colorado Avenue South, Golden Valley, MN
712 Massman Drive, Nashville, TN
651 Corporate Circle, Golden CO
666 E. H. Crump Boulevard PO Box 646, Memphis TN
220 John B White Street, Spartanburg, SC

Governair Corporation

Owned and Leased Locations:

4840 N. Sewell, Oklahoma City, OK

Outside Warehouses or Consignment Locations

None over $500,000

Mammoth, Inc.

Owned and Leased Locations:

4433 Holland Avenue, Holland, MI
101 West 82nd Street, Chaska, MN

Outside Warehouses or Consignment Locations

None over $500,000

Temtrol, Inc.

Owned and Leased Locations:

15 East Oklahoma Ave, Okarche, OK

Outside Warehouses or Consignment Locations

None over $500,000

Webco, Inc.

Owned and Leased Locations:

711 North Prince Lane, Springfield, MO
720/730 North Cedarbrook, Springfield, MO
620 N. Cedarbrook, Springfield, MO

Outside Warehouses or Consignment Locations

None over $500,000

Great Lakes Window, Inc.

Owned and Leased Locations:

2121 Woodville Road, Oregon, OH
30499 Tracy Road, Walbridge, OH

Outside Warehouses or Consignment Locations

None over $500,000

Kroy Building Products, Inc.

Owned and Leased Locations:

Andrew Jackson Hwy 76 SW, Far Bluff, NC
520-521 West 26th Street, York, NE

Outside Warehouses or Consignment Locations

None over $500,000

Napco, Inc.

Owned and Leased Locations:

150 Bonnie Drive, Butler, PA
125 McFann Road At Route 8, Valencia, PA

Outside Warehouses or Consignment Locations

615 East Butler Road, Butler, PA
DM Bowman, 9935 Governor Lane Boulevard, Williamsport, MD

Napco Windows Systems, Inc.

Owned and Leased Locations:

300 North Pike Road, Sarver, PA

Outside Warehouses or Consignment Locations

None over $500,000

Variform, Inc.

Owned and Leased Locations:

8201 E 23rd Street Interstate Warehouse, Kansas City, MO
303 West Major, P.O. Box 559, Kearney, MO
1274 Industry Blvd., I-24 & Brewder Switch Rd, Jasper, TN
91 Variform Drive, Martinsburg, WV

Outside Warehouses or Consignment Locations

Carefree Industrial Park, 1600 N. State Rt. 291, Independence, MO
Expedited Warehouse, 861 Pennsylvania Avenue, Hagerstown, MD

Rangaire LP

Owned and Leased Locations:

501 S Wilhite Shaffer Street, Cleburne, TX

Outside Warehouses or Consignment Locations

None over $500,000

Aubrey Manufacturing, Inc.

Owned and Leased Locations:

6709 South Main St., Union, IL

Outside Warehouses or Consignment Locations

None over $500,000

Jensen Industries, Inc.

Owned and Leased Locations:

1949 E. 46th Street, Vernon, CA

Outside Warehouses or Consignment Locations

None over $500,000

Multiplex Technology, Inc.

Owned and Leased Locations:

3001 Enterprise Street, Brea, CA

Outside Warehouses or Consignment Locations

None over $500,000

Xantech Corporation

Owned and Leased Locations:

12950 Bradley Avenue, Slymar, CA

Outside Warehouses or Consignment Locations

None over $500,000

Richwood Buildings Products, Inc.

Owned and Leased Locations:

7180 New Buffington Road, Florence, KY
315 Shorland Drive, Richwood, KY

Outside Warehouses or Consignment Locations

None over $500,000

Thermal-Gard, Inc.

Owned and Leased Locations

708 Cherry Street Bldg 1, Punxutawney, PA
707-709 Cherry Street Bldg 2, Punxutawney, PA
400 N. Walnut Street Bldg 3, Punxutawney, PA

Outside Warehouses or Consignment Locations

7501 Orr Road, Charlotte, NC

Broan-NuTone Canada Inc.

Owned and Leased Locations:

2008 48 Street SE, Calgary Alberta, CN
2110 48 Street SE, Calgary Alberta, CN
2264 48 Street SE, Calgary Alberta, CN
2121 50 Street SE, Calgary Alberta, CN
2129 50 Street SE, Calgary Alberta, CN
2139 50 Street SE, Calgary Alberta, CN
2109-2117 50 Street SE, Calgary Alberta, CN
11125 184th Street, Edmonton, Alberta, CN
1887 6 Avenue SW, Medicine Hat, Albert, CN
#8 4622 61 Street, Red Deer Alberta, CN
666 Henderson Drive, Regina SK, CN
331 105th Street E, Saskatoon SK, CN
1140 Tristar Drive, Mississaugq, Ontario, CN

Outside Warehouses or Consignment Locations

None over $500,000

Venmar Ventilation Inc.

Owned and Leased Locations:

389, Notre-Dame, N.-D.-du-Bon-Conseil, Quebec, CN
1715, Haggerty, Drummondville, Quebec, CN
550, Boul. Lemire, Drummondville, Quebec, CN

Outside Warehouses or Consignment Locations

None over $500,000

Venmar Aston Inc.

Owned and Leased Locations:

50, Courchesne, St-Leonard d'Aston, Quebec, CN
626, Lauziere, St-Leonard d'Aston, Quebec, CN
9100, du Parcours St., Anjou, Quebec, CN

Outside Warehouses or Consignment Locations

200, rue Carter St. Leonard d'Aston, Quebec, CN

Venmar CES Inc.

Owned and Leased Locations:

2525B Wentz Ave., Saskatoon, SK, CN
4-2642 Millar Ave., Saskatoon, SK, CN
76 Dawson Road, Guelph, ON, CN

Outside Warehouses or Consignment Locations

None over $500,000

Venmar Ventilation (H.D.H.) Inc.
Owned and Leased Locations:

Outside Warehouses

Ventrol Air Handling Systems, Inc.

Owned and Leased Locations:

626, Lauziere, St-Leonard d'Aston, Quebec, CN

Outside Warehouses or Consignment Locations

9100, du Parcours St., Anjou, Quebec, CN

Exhibit 7.1.1
Subsidiary Information

Aubrey Manufacturing, Inc.

Parent Company:	Broan-NuTone LLC

Date of Incorporation:	December 18, 1986

State of Incorporation:	Delaware

Federal Tax ID:	05-0432841

Charter	2111585

Business Address:	6709 South Main Street
Union, IL 60180

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	3,000

Issues Shares:	100

Outstanding Shares:	100

History:	Name changed from NTK/GAC Acquisition Corp. to present name on February 27, 1989.

Foreign Jurisdictions:

State	Qualification Date
Illinois	Reinstated July 12, 1990

Broan-NuTone Canada Inc.

Parent Company:	Nortek, Inc.

Date of Incorporation:	December 19, 1972

State of Incorporation:	Ontario, Canada

Charter:	1334108

Business Address:	1140 Tristar Drive
Mississauga, Ontario
Canada L5T 1H9

Statutory Address	1140 Tristar Drive
Mississauga, Ontario
Canada L5T 1H9

Authorized Shares:	Unlimited

Issues Shares:	4,802,001

Outstanding Shares:	4,802,001

History:	Articles of Amendment filed on May 26, 1999 to
change to name from NuTone Canada Inc.
to present name.

NuTone Canada Inc. and Broan Limited
amalgamated on January 1, 1999 under
the name NuTone Canada Inc.

Broan Limited and Nortron Industries Limited
amalgamated on January 1, 1987 under the
name Broan Limited. Nortron Industries Limited was
acquired by 685487 Ontario Inc. on October 15,
1986.

685487 Ontario Inc. (a wholly-owned subsidiary of
Nortek, Inc.) was incorporated on October 9, 1986.

Broan Limited originally incorporated December 17, 1972.

Broan-NuTone Group, Inc.

Parent Company:	Nortek, Inc.

Date of Incorporation:	December 30, 1998

State of Incorporation:	Delaware

Federal Tax ID:	05-0503589

Charter:	2986409

Business Address:	c/o Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	3,000

Issues Shares:	0

Outstanding Shares:	0

Broan-NuTone LLC

Parent Company:	Nortek, Inc.

Date of Incorporation:	April 4, 1999

State of Incorporation:	Delaware

Federal Tax ID:	05-0504397

Charter	3015634

Business Address:	926 West State Street
Hartford, WI 53027

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	N/A

Issues Shares:	N/A

Outstanding Shares:	N/A

History:	Effective as of September 17, 1999, Nortek
contributed all of the capital of Rangaire GP, Inc.,
Rangaire LP, Inc. and NuTone Inc. to Broan-NuTone LLC.

Certificate of Amendment filed on September 27,
1999 to change name from Broan LLC to present name.

History of Conversion to LLC (all effective as of April 4, 1999):
1. Certificate of Formation of Broan Mfg. Co. LLC filed in the state of Delaware on March 11, 1999 (effective date as of April 4, 1999)
2. Amendment to Certificate of Formation of Broan Mfg. Co. LLC to change name to Broan LLC filed on March 25, 1999 (effective date as of April 4, 1999)
3. Certificate of Incorporation for MJSRGC, Inc. filed in the state of Delaware on March 29, 1999.
4. Capital contribution agreement between Nortek, Inc., Broan LLC and MJSRGC, Inc. contributing the capital of Broan Mfg. Co., Inc. (a Wisconsin company) to Broan LLC.
5. Articles of Merger of Broan Mfg. Co., Inc. (a Wisconsin company) and MJSRGC, Inc. filed in the state of Wisconsin on April 2, 1999 (effective as of April 4, 1999).
6. Certificate of Ownership merging Broan Mfg. Co., Inc. into MJSRGC, Inc. filed in the state of Delaware on April 1, 1999 (effective date should have been as of April 4, 1999).
7. Certificate of Merger merging MJSRGC, Inc. into Broan LLC filed in the state of Delaware on April 4, 1999 (effective as of April 4, 1999).

Foreign Jurisdictions:

State	Qualification Date
California	September 21, 1999
Pennsylvania	September 28, 1999
Wisconsin	September 20, 1999

Commercial Environmental Systems Group, Inc.

Parent Company:	Nordyne Inc.

Date of Incorporation:	March 14, 1977

State of Incorporation:	Delaware

Federal Tax ID:	73-1015781

Charter	0835707

Business Address:	c/o Nordyne Inc.
1801 Park 270 Drive, Suite 600
St. Louis, MO 63146-4020

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	3,000

Issues Shares:	1,000

Outstanding Shares:	1,000

Foreign Qualifications:	Oklahoma, December 16, 1994

Governair Corporation

Parent Company:	Commercial Environmental Systems Group, Inc.

Date of Incorporation:	September 13, 1937

State of Incorporation:	Oklahoma

Federal Tax ID:	73-0261240

Charter	720261240

Business Address:	4841 North Sewell
Oklahoma City, OK 73118

Statutory Address	Corporation Service Company
115 S.W. 89th Street
Oklahoma, OK 73139-8511

Authorized Shares:	400,000

Issues Shares:	380,000

In addition to the 380,000 shares held by Commercial Environmental Systms Group, Inc., there are also 15,0000 Treasury shares issued.

Outstanding Shares:	395,000

Great Lakes Window, Inc.

Parent Company:	Ply Gem Industries, Inc.

Date of Incorporation:	November 24, 1986

State of Incorporation:	Ohio

Federal Tax ID:	34-1548026

Charter	689097

Business Address:	30499 Tracy Road
Walbridge, OH 43465

Statutory Address	CSC - Lawyers Incorporating Service
16 East Broad Street
Columbus, OH 43215

Authorized Shares:	750

Issues Shares:	100

Outstanding Shares:	100

History:	Originally incorporated as GLW Acquisition Corp. Certificate of Amendment filed December 29, 1986 to change to present name.

Foreign Jurisdictions:

State	Qualification Date
California	April 8, 1993
New York	June 12, 1992

Jensen Industries, Inc.

Parent Company:	Nortek, Inc.

Date of Incorporation:	October 16, 1984

State of Incorporation:	Delaware

Federal Tax ID:	05-0411438

Charter	2046359

Business Address:	1946 East 46th Street
Los Angeles, CA 90058-2096

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	1,000

Issues Shares:	100

Outstanding Shares:	100

History:	Jensen Export Corporation (a Corporation incorporated under the laws of the territory of Guam) merged into Jensen Industries, Inc. effective May 13, 1992.

Jensen Aero Products, Jensen Export Company, Jensen Capital Corporation and Jensen General Corporation (all California corporations) and Jensen General Corporation (a Delaware corporation) merged into Jensen Industries, Inc. effective as of May 31, 1988.

Jensen Industries, Inc. (a California company) merged into NTK Investment Co. and assumed the name Jensen Industries, Inc. effective in the State of Delaware on March 19, 1985 and March 29, 1985 in the State of California.

Originally incorporated as NTK Investment Co. on October 16, 1984.

Foreign Jurisdictions:

State	Qualification Date
California	February 15, 1985

Kroy Building Products, Inc.

Parent Company:	Ply Gem Industries, Inc.

Date of Incorporation:	August 21, 1994

State of Incorporation:	Delaware

Federal Tax ID:	04-3248415

Charter	2431496

Business Address:	520-521 West 26th Street
York, NE 68467

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	3,000

Issues Shares:	100

Outstanding Shares:	100

History:	Originally incorporated as Kroy Acquisition, Inc. Certificate of Amendment filed on October 17, 1994 to change name to Kroy Industries, Inc. Certificate of Amendment filed on August 27, 1996 to change to present name.

Foreign Jurisdictions:

State	Qualification Date
Nebraska	October 21, 1994
North Carolina	January 25, 2001

Linear Corporation

Parent Company:	Nortek, Inc.

Date of Incorporation:	May 29, 1961

State of Incorporation:	California

Federal Tax ID:	95-2159070

Charter	414680

Business Address:	2055 Corte Del Nogal
Carlsbad, CA 92083

Other Locations:	2580 Pioneer Avenue
Carlsbad, CA 92083

Statutory Address	Corporation Service Company
2730 Gateway Oaks Drive; Suite 100
Sacramento, CA 95833

Authorized Shares:	50,000,000

There are also 50,000,000 Preferred shares (no par value) authorized but none outstanding.

Issues Shares:	100

Outstanding Shares:	100

History:	Linear Plastics, Inc. and Lincom Incorporation merged with and into Linear Corporation effective as of May 27, 1993.

Colorado Electro-Optics, Inc.; Varnek Limited; Linear Canada, Inc.; and Security Sciences Corporation of America (wholly-owned subsidiaries) were merged into Linear Corporation on May 3, 1993.

Nortek Sub, Inc. merged with and into Linear Corporation on February 22, 1988.

Unique Solutions, Inc. merged into Linear Corporation on March 2, 1981. Amendments to merger filed on August 11, 1981.

Originally incorporated as Linear Electronics Corporation. Name change amendment filed on April 19, 1962 to change to present name.

Linear Foreign Sales Corporation

Parent Company:	Linear Corporation

Date of Incorporation:	March 20, 1985

State of Incorporation:	U.S. Virgin Islands

Business Address:	c/o Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903

Statutory Address	55-11 Curacao Gade
St. Thomas
U.S. Virgin Islands

Authorized Shares:	1,000

Issues Shares:	1,000

Outstanding Shares:	1,000

Comments:	Company currently inactive.

Linear H.K. LLC

Parent Company:	Linear Corporation

Date of Incorporation:	February 24, 2000

State of Incorporation:	Delaware

Federal Tax ID:	05-0516222

Charter:	3182348

Business Address:	c/o Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	N/A

Issues Shares:	N/A

Outstanding Shares:	N/A

History:	Name change amendment filed January 17, 2001 to change the name from Nordyne-Mexico LLC to present name.

This limited liability company was incorporated in connection with the Mexican entity for Nordyne Inc. (Mexican entity did not occur; LLC held onto for future use.)

Mammoth China Ltd.

Parent Company:	Mammoth, Inc.

Date of Incorporation:	September 20, 1999

State of Incorporation:	Delaware

Federal Tax ID:	05-0516119

Charter:	3091399

Business Address:	c/o Mammoth, Inc.
101 West 82nd Street
Chaska, MN 55318-9663

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	3,000

Issues Shares:	100

Outstanding Shares:	100

Mammoth, Inc.

Parent Company:	Commercial Environmental Systems Group, Inc.

Date of Incorporation:	June 19, 1986

State of Incorporation:	Delaware

Federal Tax ID:	43-1413077

Charter:	2094097

Business Address:	101 West 82nd Street
Chaska, MN 55318-9663

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	1,000

Issues Shares:	100

Outstanding Shares:	100

History:	Originally incorporated as Intertherm Investments Inc. Name changed to present name on December 4, 1992.

Foreign Jurisdictions:

State	Qualification Date
Michigan	July 9, 1986
Minnesota	July 9, 1986

Multiplex Technology, Inc.

Parent Company:	Linear Corporation

Date of Incorporation:	September 8, 1983

State of Incorporation:	California

Federal Tax ID:	33-0000349

Charter:	1210486

Business Address:	3001 Enterprise Street
Brea, Ca 92621

Statutory Address	Corporation Service Company
2730 Gateway Oaks Drive; Suite 100
Sacramento, CA 95833

Authorized Shares:	100,000

Issues Shares:	100

Outstanding Shares:	100

Napco Window Systems, Inc.

Parent Company:	Great Lakes Window, Inc.

Date of Incorporation:	August 22, 2000

State of Incorporation:	Delaware
Federal Tax ID:	06-1592534

Charter:	3278169

Business Address:	300 N. Pike Road
Sarver, PA 16055-9737

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	3,000

Issues Shares:	100

Outstanding Shares:	100

History:	Company became operational as of October 1, 2000.

Foreign Jurisdictions:

State	Qualification Date
Pennsylvania	September 21, 2000

Napco, Inc.

Parent Company:	Ply Gem Industries, Inc.

Date of Incorporation:	January 13, 989

State of Incorporation:	Delaware

Federal Tax ID:	13-3637496

Charter:	2184313

Business Address:	125 McFann Road
Valencia, PA 16059

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	2,000

Issues Shares:	20

Outstanding Shares:	20

History:	Originally incorporated as PGI Investments, Inc. on January 13, 1989. Name changed to 2001 Investments, Inc. on December 14, 1994.

On October 9, 1998, Napco, Inc. and NVP, Inc. (both Pennsylvania corporations) merged with and into 2001 Investments, Inc. under the name Napco, Inc.

Foreign Jurisdictions:

State	Qualification Date
Pennsylvania	October 8, 1998

Nordyne Inc.

Parent Company:	Nortek, Inc.

Date of Incorporation:	April 1, 1985

State of Incorporation:	Delaware

Federal Tax ID:	05-0414381

Charter:	2058386

Business Address:	8000 Phoenix Parkway
O'Fallon, MO 63366

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	1,000

Issues Shares:	100

Outstanding Shares:	100

History:	Originally incorporated as Nortek Sub, Inc. on April 1, 1985.

Intertherm Inc., a Missouri corporation, merged with and into Nortek Sub, Inc. on June 10, 1985 under the name Intertherm, Inc.

Name Change Amendment filed on May 6, 1987 to change name from Intertherm Inc. to Nordyne, Inc. and again on April 15, 1993 to change name to Nordyne Inc.

Foreign Jurisdictions:

State	Qualification Date
Arizona	August 31, 1987
California	July 7, 1987
Indiana	September 18, 1987
Michigan	July 9, 1987
Mississippi	August 19, 1987
Missouri	May 24, 1987
Pennsylvania	August 10, 1987
Texas	August 10, 1987

Nortek, Inc.

Parent Company:	None

Date of Incorporation:	October 14, 1986

State of Incorporation:	Delaware

Federal Tax ID:	05-0314991

Charter:	2104379

Business Address:	50 Kennedy Plaza
Providence, RI 02903

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	40,000,000 Common
5,000,000 Special Common
7,000,000 Preference

Issues Shares:	18,879,708 Common
800,487 Special Common
0 Preference

Outstanding Shares:	10,492,773
510,318 Special Common
0 Preference

History:	Nortek, Inc. (a Rhode Island corporation) merged with and into Nortek, Inc. (a Delaware corporation) on April 21, 1987.

Foreign Jurisdictions:

State	Qualification Date
Rhode Island	April 23, 1987

NuTone Inc.

Parent Company:	Broan-NuTone LLC

Date of Incorporation:	January 10, 1985

State of Incorporation:	Delaware

Federal Tax ID:	95-3959551

Charter:	2052526

Business Address:	Corner Madison and Red Bank Road
Cincinnati, OH 45227

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	3,000

Issues Shares:	100

Outstanding Shares:	100

History:	NTK Sub, Inc. merged with and into NuTone, Inc. on October 21,1998. MICA Acquisition Corporation merged with and into NuTone on December 26, 1991.

NAC Holdings Corporation merged with and into NuTone on June 30, 1987.

SMAS Inc. merged with and into NuTone on May 15, 1987.

Certificate of Amendment filed with the State of Delaware on May 20, 1985 to change topresent name.

Originally incorporated on January 10, 1985 as NT Acquisition Corp.

Foreign Jurisdictions:

State	Qualification Date
California	July 28, 1992
Massachusetts	August 27, 1985
New Jersey	March 14, 1986
New York	August 27, 1985
North Carolina	August 29, 1985
Ohio	October 28, 1985
Pennsylvania
Texas	August 26, 1985

Ply Gem Industries, Inc.

Parent Company:	Nortek, Inc.

Date of Incorporation:	April 6, 1987

State of Incorporation:	Delaware

Federal Tax ID:	11-1727150

Charter:

Business Address:	50 Kennedy Plaza
Providence, RI 02903

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	n/a

Issues Shares:	n/a

Outstanding Shares:	n/a

Foreign Jurisdictions:

State	Qualification Date
New York	June 1, 1987

Rangaire GP, Inc.

Parent Company:	Broan-NuTone LLC

Date of Incorporation:	December 23, 1996

State of Incorporation:	Delaware

Federal Tax ID:	05-0494327

Charter:	2698770

Business Address:	501 S. Wilhite
Cleburne, TX 76031

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	3,000

Issues Shares:	100

Outstanding Shares:	100

Foreign Jurisdictions:

State	Qualification Date
Texas	January 15, 1997

Rangaire LP

Parent Company:	Rangaire GP, Inc.

Date of Incorporation:	December 23, 1996

State of Incorporation:	Delaware

Federal Tax ID:	05-0494328

Charter:	2700456

Business Address:	501 S. Wilhite
Cleburne, TX 76031

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	n/a

Issues Shares:	n/a

Outstanding Shares:	n/a

History:	This company is a Delaware Limited Partnership. It is 99% held by Rangaire LP, Inc.and 1% by Rangaire GP, Inc.

Foreign Jurisdictions:

State	Qualification Date
Texas	January 15, 1997

Rangaire LP, Inc.

Parent Company:	Broan-NuTone LLC

Date of Incorporation:	August 29, 1995

State of Incorporation:	Delaware

Federal Tax ID:	74-2759900

Charter:	253822

Business Address:	501 S. Wilhite
Cleburne, TX 76031

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	3,000

Issues Shares:	100

Outstanding Shares:	100

Foreign Jurisdictions:

State	Qualification Date
Texas	September 22, 1995

Richwood Building Products, Inc.

Parent Company:	Ply Gem Industries, Inc.

Date of Incorporation:	November 16, 1992

State of Incorporation:	Delaware

Federal Tax ID:	61-1228850

Charter:	2315999

Business Address:	Richwood Industrial Park
315 Shorland Drive
Richwood, KY 19805

Statutory Address	Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

Authorized Shares:	2,000

Issues Shares:	10

Outstanding Shares:	10

Hisotry:	Originally incorporated as The PGVA Corporation on November 16, 1992. Name changed to Vagedes Industries, Inc. on November 23, 1992 and again to present name on February 18, 1993.

Foreign Jurisdictions:

State	Qualification Date
Kentucky	November 19, 1992

Temtrol, Inc.

Parent Company:	Commercial Environmental Systems Group, Inc.

Date of Incorporation:	August 12, 1995

State of Incorporation:	Oklahoma

Federal Tax ID:	73-0603996

Charter:	730603996

Business Address:	15 East Oklahoma Ave.
P. O. Box 409
Okarche, OK 73762

Statutory Address	Corporation Service Company
115 S.W.89th Street
Oklahoma City, OK 73139-8511

Authorized Shares:	1,000

Issues Shares:	669.5

In addition to the 669.5 shares issued to Commercial Environmental Systems Group, Inc., there are also 176.5 Treasury shares outstanding.

Outstanding Shares:	846

Foreign Jurisdictions:

State	Qualification Date
Texas	September 2, 1986

Thermal-Gard, Inc.

Parent Company:	Ply Gem Industries, Inc.

Date of Incorporation:	January 25, 1999

State of Incorporation:	Pennsylvania

Federal Tax ID:	25-1832352

Charter:	2857315

Business Address:	400 Walnut Street
Punxsutawney, PA 15767

Statutory Address	c/o Corporation Service Company
319 Market Street
Harrisburg, PA 17101

Authorized Shares:	10,000

Issues Shares:	1,000

Outstanding Shares:	1,000

Hisotry:	Originally incorporated as Caradon Thermal-Gard, Inc. Amendment filed to change to present name on April 27, 1999.

Comments:	As a result of the acquisition on April 23, 1999, Nortek and its affiliates can not use the name Caradon.

Foreign Jurisdictions:

State	Qualification Date
North Carolina	March 22, 1999

Variform, Inc.

Parent Company:	Ply Gem Industries, Inc.

Date of Incorporation:	February 25, 1964

State of Incorporation:	Missouri

Federal Tax ID:	43-0799731

Charter:	00111906

Business Address:	P. O. Box 559
303 W. Major
Kearney, MO 64060

Statutory Address	Corporation Service Company
221 Bolivar Street
Jefferson City, MO 65101

Authorized Shares:	67,000 (64,000 preferred and 3,000 common)

Issues Shares:	2,732

Outstanding Shares:	2,732

Hisotry:	Originally incorporated as Variform Plastics Inc. Name changed to present name on August 1, 1985.

Ayers Plastics Company, Inc. merged into Variform Plastics Inc. on February 28, 1977.

Foreign Jurisdictions:

State	Qualification Date
Pennsylvania	June 7, 1971
Tennessee	December 31, 1991
West Virginia	March 13, 1987

Venmar Aston Inc.

Parent Company:	Venmar CES, Inc.

Date of Incorporation:	June 1, 1994

State of Incorporation:	Quebec, Canada

Charter:	853048

Business Address:	200, rue Carter
St-Leonard D'Aston
Quebec, Canada J0C 1M0

Authorized Shares:	Unlimited

Issues Shares:	1,475,000

Outstanding Shares:	1,475,000

History:	Name change amendment filed on June 15, 2000 to change name from Industries Aston Inc. to present name.

(In the process of being dissolved.)

Venmar CES, Inc.

Parent Company:	Venmar Ventilation Inc.

Date of Incorporation:	June 2, 1981

State of Incorporation:	Saskatchewan, Canada

Charter:	280978-8

Business Address:	2525 Wentz Avenue
Saskatoon, Saskatchewan
Canada SK7 3L7

Authorized Shares:	Unlimited

Issues Shares:	200,070 Class A

Outstanding Shares:	200,070 Class A

History:	Name changed from CES-Conservation Energy Systems Inc. to present name effective as of July 10, 1999.

CES-Conservation Energy Systems Inc. amalgamated with 2809010 Canada Ltd. Effective July 9, 1999.

Name changed from 103005 Canada Inc. to CES-Conservation Energy Systems Inc. on November 27, 1980.

Venmar Ventilation (H.D.H.) Inc.

Parent Company:	Venmar Ventilation Inc.

Date of Incorporation:	May 20, 1993

State of Incorporation:	Quebec, Canada

Charter:	3089-8365

Business Address:	550 Lemire Blvd.
Drummondville, Quebec
Canada J2C 7W9

Authorized Shares:	Unlimited

Issues Shares:	100

Outstanding Shares:	100

Venmar Ventilation Inc.

Parent Company:	Broan-NuTone Canada Inc.

Date of Incorporation:	January 12, 2001 (amalgamation)

State of Incorporation:	Quebec, Canada

Charter:	1146435699

Business Address:	550 Lemire Blvd.
Drummondville, Quebec
Canada J2C 7W9

Other Locations:	1715 Haggerty Street
Drummondville, Quebec
Canada J2C 5P7

Authorized Shares:	Unlimited

Issues Shares:	1

Outstanding Shares:	1

History:	9025-7205 Quebec Inc. and Venmar Ventilation Inc. amalgamated effective January 1, 1997. The name of the new company is Venmar Ventilation Inc.

Ventrol Air Handling Systems, Inc.

Parent Company:	Commercial Environmental Systems Group, Inc.

Date of Incorporation:	June 12, 1998

State of Incorporation:	Canadian Federal Corporation, organized under the Canada Business Corporations Act.

Charter:	350374-7

Business Address:	9100 du Parcours Street
Anjou QC H1J 2Z1
Canada

Authorized Shares:	Unlimited

Issues Shares:	100

Outstanding Shares:	100

Webco, Inc.

Parent Company:	J.A.R. Industries, Inc.

Date of Incorporation:	January 25, 1977

State of Incorporation:	Missouri

Federal Tax ID:	43-1098679

Charter:	00188984

Business Address:	711 N. Prince Lane
Springfield, MO 65802-7231

Other Locations:	720/730 North Cedarbrook
620 N. Cedarbrook
Springfield, MO

Statutory Address:	Corporation Service Company
221 Bolivar Street
Jefferson City, MO 65101

Authorized Shares:	100,000

Issues Shares:	22,000

Outstanding Shares:	22,000

History:	Originally incorporated as Webco Engineering Co. Amendment filed on November 20, 1989 to change to present name.

Xantech Corporation

Parent Company:	Linear Corporation

Date of Incorporation:	December 12, 1969

State of Incorporation:	California

Federal Tax ID:	95-2631552

Charter:	C0587321

Business Address:	12950 Bradley Avenue
Sylmar, CA 91342

Statutory Address:	Corporation Service Company
2730 Gateway Oaks Drive; Suite 100
Sacramento, CA 95833

Authorized Shares:	100

Issues Shares:	100

Outstanding Shares:	100

Exhibit 7.1.13
Surety Obligations

1.	Ply Gem Industries, Inc. is the guarantor of the lease for the facility occupied by SNE Enterprises, Inc. located at 1000 Southview Drive, Mosinee, Wisconsin.

2.	Ply Gem Industries, Inc. is the guarantor of the lease for the facility formerly occupied by Goldenberg Group located at 11852 and 11854 South Alameda Street, Lynwood, California.

3.	Ply Gem Industries, Inc. is the cotenant of a facility formerly occupied by Studley Products, Inc. located at 95 INIP Drive, Inwood, California

4.

Ply Gem Industries, Inc. is the guarantor under certain truck, trailer and automobile financing leases by and among its former subsidiaries, Allied Plywood Corporation and Goldenberg Group, and General Electric Capital and LeasePlan USA.

5.

Nortek, Inc. is a parental guarantor (as a matter of law) for worker's compensation obligations in the states where its subsidiaries are qualified self-insurers, such as, Missouri (for Nordyne Inc.) and in Ohio (for NuTone and Great Lakes Window, Inc.).

6.	Nortek, Inc. is an indemnitor for its subsidiaries under certain surety obligations, such as supply bonds and workers' compensation bonds, issued primarily by CNA.

Exhibit 7.1.15
Brokers

None.

Exhibit 7.1.16
Intellectual Property

TRADEMARKS

AUBREY MANUFACTURING, INC.

Trademark	Country	Reg. No./Serial No.

AUBREY	USA	1,377,097
A AND DESIGN	USA	1,351,570
BIG HEAT	USA	1,351,565
CHEF AIRE	USA	1,292,086
RANGEMASTER	USA	684,452

BROAN-NUTONE LLC

Trademark	Country	Reg. No./Serial No.

AIRCHOKE (re: Guardian Plus)	USA	76375356
	Canada	1136916
AIRDIFFUSE (re: Guardian Plus)	USA	76375032
	Canada	1136914
AIRDUO (re: Guardian Plus)	USA	76375029
	Canada	1136917
AIR SCENTRY	Canada	225,445
AIRSNAPS (re: Guardian Plus)	USA	76375030
	Canada	1136918
ALL THE COMFORTS OF HOME	Canada	464,784
	Mexico	471,705
ALLURE	USA	2,409,408
	Europe	001253244
	Canada	TMA565264
BEST BY BROAN	USA	2,231,561
	Canada	536,957
BROAN
(Ceiling Fans)	USA	1,367,494
(Electric Chime)	USA	1,381,125
(Non-electric Chime)	USA	1,558,755
(Chimes/Vac/Intercom)	Australia	508,964
(Chimes/Vac-Intercom)	New Zealand	193,007
(Light Fixtures)	USA	699,352
(Range Hood, Exhaust Fans, etc.)	USA	694,566
(Trash Compactor)	Canada	125,548
	Australia	508,965
	New Zealand	193,004
	Argentina	1,430,477
	Argentina	1,406,010
	Brazil	608,730,890
	Chile	303,188
	Colombia	89,449
	USA	1,370,934
BROAN	European	000190223
	USA	2,131,034
BROAN - DESIGN OF HOUSE	USA	932,587
	USA	2,184,419
	European	000190280
	Canada	314,037
	Mexico Class 7	468,564
	Mexico Class 9	463,186
	Mexico Class 11	513,634
	Mexico Class 20	518,957
HOUSE DESIGN	Mexico Class 7	458,313
	Mexico Class 9	458,314
	Mexico Class 11	463,184
	Mexico Class 20	513,633
BROAN - FRESH AIR PEOPLE	Canada	196,098
HOUSE LOGO	USA	76055299
BROAN-NUTONE	USA	76074223
CHUCK WAGON	USA	1,220,749
COLONY HOUSE	USA	860,081
ECLIPSE	USA	1,730,295
FILTERGLIDE (re: Guardian Plus)	USA	76375033
	Canada	1136919
FINESSE	USA	2,003,163
	Canada	486,518
	Mexico	529,396
FINESSE (PLUS DESIGN)	Mexico	485,311
GALLERY COLLECTION (medicine cabinets)		not registered
HD - HEAVY DUTY	USA	1,847,320
HEPA HEALTHY HOME (Service Mark)		not registered
INCREDIBLY RELIABLE - UNBELIEVABLY	USA	2,419,313
QUIET
LO-SONE	USA	855,551
	Canada	314,038
LOSONE SELECT	USA	2,364,212
	Canada	1025301
MICROMATE	USA	1,415,716
MICROTEK	USA	1,339,096
Canada 314,039
MONARCH BROAN (Medicine Cabinets)	USA	1,369,033
MOTORDOR	USA	549,963
NAUTILUS
(Central Vac)	USA	859,667
(Door Chimes)	USA	1,397,462
(Fans & Heaters)	USA	1,371,189
(Timers/Controls)	USA	1,494,038
(Ducted Range Hood)	USA	1,067,621
(Ductless Range Hood)	USA	684,450
(Hoods/Fans/Vac/Intercom)	Canada	266,145
	Australia	508,963
	New Zealand	193,005
PERFECTFIT	USA	2,407,231
	Canada	1025302
PRESS RITE	USA	76316326
	Canada	1117900
PRESS RITE & Design	USA	76315538
	Canada	1116694
SENSAIRE	USA	76236075
	Canada	437,933
	Mexico	449,409
SENSAIRE-ULTRA SILENT (Plus Design)	Mexico	527,937
SENSONIC	USA	76334825
SENSONIC and design	USA	76334826
SILHOUETTE	USA	1,543,413
	Canada	396,144
SOFTLINKAGE (re: Guardian Plus)	USA	76375031
	Canada	1136915
SOLITAIRE	USA	1,692,771
	Canada	430,471
SOLITAIRE-ULTRA SILENT (Plus Design)	USA	2,112,772
	Canada	496,973
	Mexico	527,936

GREAT LAKES WINDOW, INC.

Trademark	Country	Reg. No./Serial No.

A BEAUTIFUL WELCOME HOME	USA	76098565
ALTERRA	USA	75932211
COLLINGVIEW	USA	75932212
EASY-CLEAN	USA	1,874,924
FIBER BEAM	USA	76412630
GOLD (and Design)	USA	75862141
GREAT LAKES	USA	1,374,796
GREAT LAKES	USA - Ohio	TM13043
LIGHTHOUSE DESIGN	USA	76098564
R-CORE	USA	1,715,792
REGAL	USA	626,764
STAY-CLEAN	USA	75858656
UNIFRAME	USA	1,865,795

KROY BUILDING PRODUCTS, INC.

Trademark	Country	Reg. No./Serial No.

BEYOND BLACK	USA	76389458
CLASSIC MANOR	USA	2,464,125
FENCE BY THE YARD	USA	76389457
ITS A SNAP	USA	2,553,082
IT'S A SNAP	USA	76331516
FENCE design	USA	76279558
FENCE design	USA	76068882
FENCE PANEL	USA	76068883
KROY	USA	76389461
ODESSY	USA	76389459
TIMBERLAST	USA	2,436,296

LINEAR CORPORATION

Trademark	Country	Reg. No./Serial No.

ACCESSPRO	USA	2,024,376
ALERTLINK	USA	1,815,349
CODE SAFE	USA	76366280
DOOR SENTRY	USA	2,042,151
DVS	USA	2,274,747
DX BY LINEAR	USA	2,172,25
HOUSEWORKS	USA	76121025
KEEPSAFER	USA	1,512,390
	Canada	370,278
LINEAR	USA	874,667
	Italy	991932
LINEAR and Design	France	1,515,200
	Benelux	356,678
MEGACODE	USA	2,145,812
MEGACODE and Design	USA	1,843,520
MULTI-CODE	USA	1,477,458
MULTI-CODE PROTECTOR	USA	2,194,098
MULTI-ELMAC	USA	1,135,612
21ST SENTRY and Design	USA	1,732,746

MAMMOTH, INC.

Trademark	Country	Reg. No./Serial No.

GOVERNAIR	USA	76348003
MAMMOTH	USA	924,261
	Canada	TMA433412
VARI-ZONE	USA	76349035
HYDROBANK	USA	1,069,790
VARI-CONE	USA	1,552,577

MULTIPLEX TECHNOLOGY, INC. *

Trademark	Country	Reg. No./Serial No.

CABLEVISION	USA	2,290,668
GLASSLINK	USA	2,168,033
GLASSLINK & DESIGN	USA	2,155,358
CHANNEL PLUS & design	USA	2,021,764
CHANNEL PLUS (all products)	USA	2,020,339
(video multiplexers)	USA	1,331,810
MTEXPRESS	USA	2,179,176
MULTIPLEX TECHNOLOGY & design
(all products)	USA	2,020,324
(video multiplexers)	USA	1,334,094
OPEN HOUSE	USA	2,387,962
	Canada	1,073,724
	Mexico	447,148
	uropean	001848837
	Australia	849,336
	New Zealand	622,515
	China	2,000,152,316
	Japan (pending)	106629/2000

NAPCO, INC.

Trademark	Country	Reg. No./Serial No.

1776 COLLECTION	USA	not registered
A LIFETIME OF BEAUTY	USA	2,556,213
A LIFETIME OF BEAUTY	USA	78078301
AMERICAN '76 COLLECTION	USA	2,169,431
AMERICAN COMFORT	USA	1,895,104
AMERICAN HERALD	USA	2,169,432
AMERICAN HERALD	USA	2,457,106
AMERICAN SPLENDOR	USA	2,464,580
BRIGHTON SERIES	USA	78098770
CEDAR SELECT	USA	1,208,384
CEDAR SELECT	USA	78139789
CHAMPION II	USA	not registered
COLONIAL PREFERENCE	USA	76328003
DOUBLE-GARD	USA	1,332,171
DOUBLE-GARD	USA	1,388,027
DURA BUILT	USA	1,383,016
DURA BUILT	USA	76385081
GALLERIA COLLECTION	USA	78096945
KENSINGTON SERIES	USA	78098767
MONTICELLO	USA	1,137,575
MONITCELLO	USA	76053585
NAPCO	USA	912,193
NAPCO	USA	1,687,554
NHC BUILDING PRODUCTS	USA	76023190
NHC	USA	76023192
OLDE PROVIDENCE	USA	2,169,430
PROVIDENCE SERIES	USA	78098766
RIGITUCK	USA	2,468,449
SEVENTY-SIX COLLECTION	USA	2,567,611
SILICONE-3	USA	999,911
SUNNYBROOK	USA	1,868,312
WHAT THE BEST HOMES ARE WEARING	USA	2,495,084
WHAT THE BEST HOMES ARE WEARING	USA	75828394
XACT-FIT	USA	75708013

NORDYNE INC.

Trademark	Country	Reg. No./Serial No.

AQUAHEAT	USA	1,926,375
CERTIDUCT	USA	1,737,534
CERTIHEAT	USA	76393949
CERTIHOME	USA	76394007
CERTIUNIT	USA	76393590
DESERTKING	USA	1,162,629
HEATRITE	USA	1,230,993
HOT WATER HEAT WITHOUT PLUMBING	USA	1,229,535
I	USA	794,063
INTERTHERM	USA	887,886
INTERTHERM POLARIS	USA	1,385,148
MEDALLION	USA	1,155,470
MILLER	USA	806,367
NORDYNE	USA	1,537,341
PARTNERS CHOICE	USA	1,652,033
PLATINUM SERIES	USA	78062961
POWERMISER	USA	1,788,843
POWERMISER	USA	1,231,790
ROOFKING	USA	1,230,992
ROOFKING	USA	76367225
SMARTLITE	USA	76363411
THE HOT ONE	USA	1,275,032
THE SERVICE PRO	USA	1,020,062
ULTRAFLEX	USA	1,230,991
VENTALARM	USA	2,138,027
WALL-KING	USA	1,370,021

NUTONE INC.

Trademark	Country	Reg. No./Serial No.

ADVANTAGE (Central Vac)	USA	2,419,272
CONCERTO (Electric Door Chimes)	USA	1,249,709
CORONADO	USA	1,957,531
HALL MACK
Stylized (Bathroom Accessories)	USA	940,309
Stylized (Bathroom Accessories)	USA	552,422
Stylized (Medicine Cabinets)	Philippines	32161
	Canada	25433
HEAT-A-LITE (exhaust fans, electric heaters	USA	2,069,776
& light/fan combos)	USA	0569332
HEAT-A-VENT (radiant heater & exhaust fan)	USA	0719316
HEAT-A-VENT LITE (electric heater-light-exhaust fan)	USA	671,477
MERCURY	Canada	122122
METROPOLITAN	USA	759,524
MIAMI CAREY (Bathroom electric timer switches, exhaust USA		1,942,410
fans, heaters, range hoods, bath cabinets, ironing
centers, bathroom hardware accessories)
Class 9	Mexico	490099
Class 11	Mexico	490098
Class 20	Mexico
Class 21	Mexico	518123
METROPOLITAN	USA	759,524
NUBREEZE (Electric fans)	USA	2,005,264
NUTONE (Pants pressing machine, electric food centers, USA		1,983,445
electric door chimes, door bells, electric switches
for ceiling fans, heaters, exhaust fans, attic fans,
intercoms, central vacs, range hoods, exhaust fans,
space heaters, whole-house fans, fluorescent lighting,
bathroom electric lighting fixtures)
(Radio Intercoms)	USA	0664998
(Ventilating fans, heat/light combos)	USA	0591087
Stylized (Central Vacs commercial/residential & bath	USA	1127802
cabinets)
Stylized (Electric Food Blender)	USA	0623972
(Stylized (Door Chimes, door signals)	USA	0505582
	Canada	468831
	European	000141176
(Electric Food Blender, Chimes, Alarms)	France	1415517
(Central Vac, Bath Cabinets)	France	1455121
	Great Britain	835866
	Great Britain	835867
(Ventilating fans and hoods)	Ireland	089045
Covered under European registration	Ireland	112376
Covered under European registration	Ireland	112377
Covered under European registration	Spain	820052
(Intercoms, Central Vac, Electric Chimes)	Spain	550256
(ventilation fans and hoods)	Australia	B295868
(intercoms, electric chimes)	Australia	B295867
(non-electric chimes)	Australia	B295866
	Argentina	1,415,887
	Argentina	1,415,888
	Argentina	988,534
	Chile	512344
	Chile	513943
	Chile	513944
	Chile	513945
(intercoms, speakers, chimes)	China	1223089
(exhaust fans, hoods, heaters, lighting)	China	1187760
(ironing board, bath cabinets & mirrors)	China	1166045
	Ecuador	2371-97
(In Chinese characters)	Hong Kong	323, 324, & 325 1976
	Hong Kong	624, 625 & 626 1977
NUTONE and Design	Japan	597,671
NUTONE	Mexico	180995
	Mexico	538928
	Mexico	518122
	Mexico	624648
	Mexico	624649
(bath cabinets)	Puerto Rico	20550
(intercoms, exhaust fans, hood, chimes)	Puerto Rico	20552
	South Africa,	1307/47
	Bophuthatswana
QUIETTEST (Ventilation and exhaust fans)	USA	2126024
SATURNISK (Design) (Central Vacs)	USA	2,419,312
SENSONIC (Speakers & Accessories)	USA	76334825
	Canada	1127046
SENSONIC, plus design (Speakers & Accessories)	USA	76334826
	Canada	1127045
SMARTSENSE (Exhaust fans, fan/light combos)	USA	2047568
VALUETEST (Electric heaters, Electric fans)	USA	2024501
VENT-A-LITE (Electric light & fan units)	USA	0671478
VILLAGE BY NUTONE
(Electric range hoods, vent fans, vent fans with	USA	1423651
heaters)
(Electric Door Chimes)	USA	1269663
WE REFLECT YOUR STYLE	USA	2,102,365
(Bath Cabinets, metal switchplates, metal safety grab bars for bath tubs & commodes, bathroom accessories)
WHISPAIRE (Range Hoods)	USA	2,430,264

RANGAIRE LP

Trademark	Country	Reg. No./Serial No.

FROST QUEEN (STYLIZED)	USA	829,766
R & DESIGN	USA	1,312,223
RANGAIRE	USA	1,312,224
	Canada	TMA156423
RANGER	USA	1,312,225
SENSI-TOUCH	USA	1,336,379
SIMPL-CLEAN	USA	2,040,363
VISTALITE	USA	747,543

RICHWOOD BUILDING PRODUCTS, INC.

Trademark	Country	Reg. No./Serial No.

BESTLINE	USA	2,568,598
E-Z BLOCK	USA	1,534,322
	Canada	TMA400,012
J-BLOCK	USA	1,535,320
	Canada	TMA360,316
J-VENT	Canada	TMA363,158
RICHWOOD	USA	1,869,612
RICHWOOD	USA	1,908,481
RICHWOOD COMPONENTS	USA	2,279,667
RICHWOOD DISTRINCTIONS	USA	2,244,879

TEMTROL, INC.

Trademark	Country	Reg. No./Serial No.

T TEMTROL	USA	1,923,518
TEMTROL	Canada	TMA455047

THERMAL-GARD, INC.

Trademark	Country	Reg. No./Serial No.

AMERICA'S #1 INSULATED REPLACEMENT	USA	1,814,572
WINDOW
AMERICA'S #1 INSULATED REPLACEMENT	USA	2,438,051
WINDOW
DEFEND-DOOR	USA	2,116,583
EXPAND YOUR WORLD	USA	2,114,054
FEATHER GLIDE	USA	76302273
SECURING THE CASTLE YOU CALL HOME	USA	2,044,524
THERMAL-GARD PATIO ROOMS	USA	2,132,156
THERMAL-GARD PATIO ROOMS Stylized	USA	2,123,302
UV-GARD	USA	2,478,681

VARIFORM, INC.

Trademark	Country	Reg. No./Serial No.

ACCU-LOCK	USA	2,446,720
CAMDEN POINTE	USA	2,460,437
CEDAR SELECT	USA	1,208,384
CHATEAU	USA	1,104,337
CHATEAU LEGACY	USA	2,223,916
CHATEAU NOBILITY	USA	2,300,667
CONFIDENT CHOICE, THE	USA	2,486,293
CONTRACTOR'S CHOICE	USA	2,151,221
DURAGRAIN	USA	1,507,184
HAMPTON III	USA	1,508,151
INVISION EXTERIOR DESIGN & COLOR	USA	2,455,268
SELECTOR AND DESIGN
MARKET MASTER	USA	2,453,241
MILESTONE	USA	78097535
MILESTONE EX	USA	78097532
MYSTIQUE	USA	76388342
NOSTALGIA SERIES	USA	2,398,656
NOSTALGIA SERIES	USA	78139772
PARK AVENUE	USA	78096344
PLY GEM	Poland	117,049
PRO GUARD	USA	2,521,484
TIMBER OAK	USA	1,595,408
VARIBEST	USA	1,060,712
VARIFORM	USA	1,614,886
	China	1,150,037
	Poland	114,552
	Thailand	Kor54843
VARIGRAIN	USA	1,196,830
VARIGRAIN PREFERRED	USA	2,312,507
VARITEK	USA	2,418,431
VICTORIA HARBOR	USA	2,504,634
WINNING RENOVATIONS	USA	2,184,963

VENMAR CES, INC.

Trademark	Country	Reg. No./Serial No.

ENERGYPACK	USA	75523647
	Canada	520,384
CUSTOMPACK	USA	2,382,439
	Canada	524,516
ECONOMIZER PLUS	Canada	Pending
VANEE	USA	1,317,962

VENMAR VENTILATION INC.

Trademark	Country	Reg. No./Serial No.

AFS HEPA & DESIGN	USA	76062469
AFS HEPA & DESSIN	Canada	1,051,944
AFS HP & DESIGN	USA	76062468
AFS HP & DESSIN	Canada	1,051,943
AVS DUO & DESIGN	USA	2,512,090
AVS DUO & DESSIN	Canada	1,051,945
AVS SOLO & DESIGN	USA	2,529,336
AVS SOLO & DESSIN	Canada	1,051,946
CONNAISSEUR	Canada	807,048
CONNAISSEUR	USA	2,128,193
CONSTRUCTO & DESSIN	Canada	TMA468346
DE L'INNOVATION DANS	Canada	880,735
L'AIR, VENMAR & DESSIN
DEPENDABLE AIR CARE FOR TODAY'S	Canada	415,367
HOME
DUO & DESSIN	Canada	781,373
HARMONY	Canada	790,544
HOMESHIELD	Canada	781,971
INNOVATIVE AIR SOLUTIONS VENMAR &	USA	2,538,823
DESSIN
INNOVATIVE AIR SOLUTIONS, VENMAR &	Canada	880,734
DESSIN
KLIMA	Canada	604,503
LA HAUTE FIDELITE DANS L'AIR	Canada	403,823
SIGNATURE	Canada	790,645
SILENTSURE	Canada	781,372
SMARTVENT	Canada	898,737
SUPER COMPACT & DESSIN	Canada	781,374
TANDEM & DESSIN	Canada	1,109,050
TANDEM & Design	USA	76289055
UNIVENT	Canada	294,662
VENMAR	USA	2,258,319
VENMAR	USA	2,096,127
	Canada	251,161
VENMAR & DESIGN	USA	2,538,824
	Canada	346,399
VENMAR CELESTA SERIES & DESIGN	USA	76265946
VENMAR CELESTA SERIES & DESSIN	Canada	1,104,088
VENMAR DESSIN	Canada	880,736
VENMAR VENTILATION INC	Canada	399,814

VENTROL AIR HANDLING SYSTEMS, INC.

Trademark	Country	Reg. No./Serial No.

VENTROL	Canada	888513

WEBCO, INC.

Trademark	Country	Reg. No./Serial No.

REDI-CAD	USA	1,940,008
STAG	USA	1,997,961

XANTECH CORPORATION

Trademark	Country	Reg. No./Serial No.

2ND ROOM	United Kingdom	1,501,361
ACCU-LEARN	USA	76290780
	Australia	900468
	Canada	1,128,467
	Europe	002546349
LA PORTE	USA	76290782
MRTV	USA	1,474,006
PHANTOM LINK	USA	1,831,922
SMART PAD	USA	76345907
	Australia	no number assigned
	Canada	1142227
	Europe	002728293
VIDEO LINK	USA	1,739,516
	Canada	1,224,073
	United Kingdom	1,334,065
	France	1,530,983
VL VIDEO LINK	USA	1,224,073
XANTECH	USA	2,389,728
	Australia	779,504
	Canada	TMA235726
	China	no number assigned
	Europe	1,004,290
	Mexico	726,510
	New Zealand	301,684
	Taiwan	90,022,856
XANTECH HOME	USA	2,501,277
XTRA LINK	USA	2,581,678
	China	no number assigned
	Mexico	726,511
	Taiwan	9003873

PATENTS

BROAN-NUTONE LLC

POINT OF SALE MERCHANDISE STAND	D333,928
GAS FIRED ARTIFICIAL LOG FIREPLACE ASSEMBLY	231,644 (New Zealand)
DAMPER FLAP AND DUCT CONNECTOR ASSEMBLY	6,203,423
AIR DEFLECTORS TO ACCOMMODATE MULTIPLE SIZE VENTILATOR OUTLETS	6,168,378
VENTILATING EXHAUST FAN	6,261,175
RANGE HOOD	D439,650
RANGE HOOD	D439,649
VENTILATION FAN	4,510,851
FAN FOR VENTILATION	4,594,940
DOWNDRAFT RANGE VENTILATOR	5,062,410
RANGE HOOD	D380,823
EXHAUST FAN FOR BATHROOMS AND THE LIKE	4,867,640
COMBINATION DEODORIZER AND LIGHT	D288,007
RANGE HOOD	D450829
METHOD AND APPARATUS FOR JOINING CORIAN BASE MATERIAL	09/827299
VENTILATING EXHAUST FAN	2,328,670 (Canada)
VENTILATING EXHAUSE FAN	6,261,175
RANGE HOOD	29/153063
UNIVERSAL DOOR CHIME HOUSING	09/998954

GREAT LAKES WINDOW, INC.

FOLDAWAY WINDOW CRANK	5,400,473
INSULATED PLASTIC FRAMES	4,516,356

JENSEN INDUSTRIES, INC.

ADJUSTABLE SHELD PERSONAL CARE CABINET	5,405,196
STORAGE CABINET WITH SELECTIVELY MOUNTED INDEPENDENTLY SUPPORTED SHELVES	6,089,685

KROY BUILDING PRODUCTS, INC.

FENCE PANEL	D455,502
FENCE PANEL	D455,220
FENCE PANEL	D454,965
FENCE PANEL	D454,964
FENCE PANEL	D454,963
DECK SYSTEM WITH DECK CLIP	6,314,699
FENCE RAIL	D446,315
FENCE SYSTEM	6,202,987
METHOD OF ASSEMBLING A FENCE	6,041,486
FENCE SYSTEM	5,988,599
REAIL ATTACHMENT BRACKET WITH SNAP-ON COVER	5,873,671
FENCE PLANK	D405,546
FENCE PLANK	D405,545
DECORATIVE COVER FOR POSTS	5,853,167

LINEAR CORPORATION

ELECTRICALLY PROGRAMMABLE TRANSCEIVER SECURITY SYSTEMS AND INTEGRATED CIRCUIT	4,859,990

MAMMOTH, INC.

BLOWER UNLOADING DEVICE "VARI-CONE"	4,808,068

MULTIPLEX TECHNOLOGY, INC. *

VIDEO CAMERA WALL MOUNTING BRACKET	D343,786
APPARATUS FOR TRANSMITTING ELECTRICAL POWER AND BROADBAND COMMUNICATIONS SIGNALS THROUGH A DIELECTRIC	5,612,652
APPARATUS AND METHOD FOR TRANSMITTING ELECTRICAL POWER AND BROADBAND RF COMMUNICATIONS SIGNALS THROUGH A DIELECTRIC	086813 (China)
APPARATUS AND METHOD FOR TRANSMITTING ELECTRICAL POWER AND BROADBAND RF COMMUNICATIONS SIGNALS THROUGH A DIELECTRIC	5,929,718
ELECTRONICS COMPONENT MOUNTING SYSTEM	6,266,250
ELECTRONICS COMPONENT MOUNTING SYSTEM	09/912,640
VIDEO SIGNAL DISTRIBUTION SYSTEM	6,177,963
VIDEO SIGNAL SPLITTER W/DC SHORT CIRCUIT PROTECTION	5,384,693
CAMERA MOUNTING PLATE & LOCK	6,033,129
IN-WALL VIDEO MODULATOR	D389,122
SURFACE MOUNT MODULATOR	D389,801
BI-LEVEL VOLTAGE SURGE PROTECTION	10/072,699
HOME VIDEO SIGNAL DISTRIBUTION SYSTEM	6,177,963
ANTI-LOADING CATV INTERFACE CIRCUIT	09/303481

NORDYNE INC.

BLOWERLESS AIR CONDITIONING SYSTEM	09/790,400
HIGH-EFFICIENCY FURNACE FOR MOBILE HOMES	5,992,410
COMPACT HEAT PUMP	5,619,864
CONVERTIBLE TOP SINGLE PACKAGE HEAT PUMP UNIT	5,377,503
LOUVERED HEAT EXCHANGER FIN STOCK	5,099,914
HIGH-EFFICIENCY FURNACE FOR MOBILE HOMES	4,924,848
VEHICLE ROOFTOP AIR CONDITIONER HOUSING	D306,341
SELF-ADJUSTING TELESCOPING CONCENTRIC FLUE ASSEMBLY	4,865,013
CEILING-MOUNTED OUTLET BOX FOR CONDITIONED AIR	D300,777
ELECTRIC RESISTANCE HEATER AND LIMIT SWITCH ASSEMBLY	4,710,610
UNI-DIRECTIONAL FIN-AND-TUBE HEAT EXCHANGER	4,709,753
CEALING DISTRIBUTOR DUCT ASSEMBLY FOR ROOFTOP AIR CONDITIONERS	4,709,623
SUPPLEMENTAL VENTILATION APPARATUS FOR MANUFACTURED HOUSING	4,633,768

NUTONE INC.

COMMUNICATION SYSTEM	1,208,823
COMBINATION CEILING LIGHT AND VENT GRILLE	D287,888
COMBINED CEILING LIGHT AND VENT INTAKE FOR BATHROOM AND THE LIKE	D282,972
DRAW-DOWN CYCLONIC VACUUM CLEANER	5,080,697
QUICK CONNECT AND DISCONNECT DOOR AND HINGE APPARATUS	6,624,170
COMBINED LENS AND GRILL COVER FOR A BATHROON EXHAUST FAN WITH INTEGRAL LIGHT FIXTURE	D372,775
DRAW-DOWN CYCLONIC VACUUM CLEANER	5,254,147
DUAL CONE RECESSED LIGHTING FIXTURE	4,930,054
VENTILATOR CONTROLLER WITH VARIABLY ADJUSTABLE FAN AND LIGHT	5,690,093
KITCHEN RANGE HOOD	76463 (Canada)
KITCHEN RANGE HOOD	8939 (Mexico)
KITCHEN RANGE HOOD	D392,380
MODULAR COVER	5,820,247
ACTIVE SUB-WOOFER SPEAKER SYSTEM	466,487
RECONFIGURABLE SPEAKER SYSTEM	456,676
UNIVERSAL HOSE END CONNECTOR FOR A CENTRAL VACUUM SYSTEM	430,651

RICHWOOD BUILDING PRODUCTS, INC.

ADJUSTABLE SHUTTER WITH REVERSABLE END CAP	5,617,688
BRACKET FOR MOUNTING A FIXTURE ON A WALL	1, 269, 970 (Canada)
INTERNALLY FLASHED SIDING CHANNEL	2,105,825 (Canada)
TRIM ASSEMBLY FOR FINISHING A FIXTURE ON A	5,526,619
BUILDING EXTERIOR	2,144,286 (Canada)
SHUTTER ASSEMBLY	5,924,255
2,258,359 (Canada)
SOFFIT VENT	2,144,377 (Canada)

THERMAL-GARD, INC.

LOCKING SYSTEM FOR A DOUBLE-HUNG WINDOW	6,139,071
ss	2,229,794
HEADER ASSEMBLY	5,144,776
METHOD OF PRODUCING A WINDOW SASH	5,379,518
WINDOW SASH AND AN ASSOCIATED METHOD OF MAKING A WINDOW SASH	5,570,548

VARIFORM, INC.

PERIMETER SKIRTING ELEVATED STRUCTURES	D402,063
SIDING PANEL WITH INTERLOCK	6,065,260
PERIMETER SKIRTING FOR ELEVATED STRUCTURES	D404,504
METHOD AND APPARATUS FOR NOTHING VINYL PANELS	08/965,790
VINYL SHEET ARTICLE PRESENTING STRIATED COLOR PATTERNS AND METHOD OF MAKING THE SAME	5,232,751
METHOD AND APPARATUS FOR CREATING CONTROLLED COLOR PATTERNS IN FORMED VINYL SHEET ARTICLE	5,053,176
SIDING PANEL	6,341,463
METHOD AND APPARATUS FOR CREATING RANDOM SHADOW PATTERNS IN FORMED VINYL SHEET PARTICLE	4,352,771
SIDING INTERLOCK PANEL	D382,351
MOBILE HOME SKIRT SYSTEM	4,400,919
SIDING PANEL WITH INTERLOCK	6,341,464
VERTICAL HEIGHT IMPACT TESTING APPARTUS	09/877,812
VINYL SIDING TRANSPORT RACK AND METHOD OF CONSTRUCTION	09/949,422

VENMAR VENTILATION INC.

AIR DUCT VALVE	2,349,341 (Canada)
AIR INLET/EXHAUST PORT	2001-1361 (Canada)
AIR INLET/EXHAUST PORT	29/150,715
AIR VENTILATION GRILL	2001-1362 (Canada)
AIR VENTILATION GRILL	29/150,716
DEFROSTABLE VENTILATION SYSTEM	2,059,195 (Canada)
DEFROSTABLE VENTILATION SYSTEM	5,193,610
ENCEINTE POUR VENTILATEUR POUR UN MUR	1995-1561 (Canada)
EXTERIOR INLET/EXHAUST INLET	2,349,332 (Canada)
FRONT PORTION OF A KITCHEN HOOD	D367,319
FRONT PORTION OF A KITCHEN HOOD	D361,376
GRILLE	1995-1401 (Canada)
GRILLE	1995-1402 (Canada)
GRILLE	1995-1403 (Canada)
GRILLE	1995-1404 (Canada)
LID FOR VENTILATION CONTROL BOX	no number assigned yet
UNITARY HEAT EXCHANGER FOR THE AIR-TO-AIR TRANSFER OF WATER VAPOR AND SENSIBLE HEAT	5,771,707
UNITARY HEAT EXCHANGER FOR THE AIR-TO-AIR TRANSFER OF WATER VAPOR AND SENSIBLE HEAT	2,195,282 (Canada)
VENTILATION CONTROL BOX	no number assigned yet
VENTILATOR HOUSING	D366,522
VENTILATOR HOUSING	D340,109
VENTILATION METHOD AND DEVICE	2,349,970 (Canada)
VENTILATION SYSTEM	2,134,188 (Canada)
VENTILATION SYSTEM	6,209,622
VENTILATION SYSTEM	09/770,021
VENTILATION SYSTEM	no number assigned yet
VENTILATION UNIT	6,209,622 (USA)
2,134,168 (Canada)
VIBRATION ATTENUATOR MOUNTING MEANS	2,056,946 (Canada)

XANTECH CORPORATION

INFRARED EXTENTION SYSTEM	4,509,211
2,140,182 (United Kingdom)
182 (Hong Kong)
25991 (Taiwan)
1,200,024 (Canada)
WALL PENETRATOR FITTING	5,447,400
CURRENT SENDING WAFTER	6,081,109
INFRARED CONTROL SYSTEM	09/716,186
BACKGROUND MUSIC CONTROLLER	09/589,945
VERTICAL BLANKING INTERVAL STANDARDIZER CIRCUIT	4,803,552
REMOTE CONTROL UNIT INTEGRATOR CONSOLE	4,709,412

__________________________________________
*

A security interest in intellectual property was granted by Multiplex Technology, Inc. ("MTI") (among other entities unrelated to Nortek, Inc.) to Societe Generale, as agent. The Security Agreement is dated as of January 19, 1999, and was recorded with the Patent Office on June 24, 1999. Nortek, Inc. acquired MTI in May 1999.

LICENSE AGREEMENTS

LINEAR CORPORATION (as licensee)	Westinghouse Corporation (as licensor) for
Westinghouse trademark (Agreement requires
Westinghouse's consent for a change of control,
including the Kelso Transaction) (Agreement
prohibits assigning the right to, or granting a
security interest in, the trademarks.)

MULTIPLEX TECHNOLOGY, INC	TERK TECHNOLOGIES CORPORATION (for
(as Licensor)	GlassLink technology)
CLIPSAL (for OpenHouse grid - pending)
ELK PRODUCTS (for OpenHouse grid)
TERK TECHNOLOGIES CORPORATION (for surge protection technology pending)

MULTIPLEX TECHNOLOGY, INC	CRESTRON ELECTRONICS, INC.
(as Licensee)	LUCENT TECHNOLOGIES, INC.
XANTECH CORPORATION

NORDYNE INC. (as licensee)	Westinghouse Corporation (as licensor) for
Westinghouse trademark (Agreement requires
Westinghouse's consent for a change of control,
including the Kelso Transaction) (Agreement
prohibits assigning the right to, or granting a
security interest in, the trademarks.)

NORDYNE INC. (as licensee)	White Consolidated Industries Inc. (as licensor)
for Frigidaire, Philco, Tappan, Kelvinator and
Gibson. (Agreement requires Westinghouse's consent
for a change of control, including the Kelso
Transaction) (Agreement prohibits assigning the
right to, or granting a security interest in, the
trademarks.)

NORDYNE INC. (as licensee)	Maytag Corporation (as licensor) for the Maytag
mark (Agreement requires Westinghouse's consent
for a change of control, except for the Kelso
Transaction) (Agreement prohibits assigning the
right to, or granting a security interest in, the
trademarks.)

XANTECH CORPORATION (as	For Infrared Extention System:
Licensor)	Terk Technologies
Maxview
QED
Teleste/Labgear
Multiplex Technologies

CLAIMS OF INFRIGNEMENT

1.

Allegations that Venmar Ventilation and Venmar CES have and continue to infringe on SEMCO's patent for "High Efficiency Sensible and Latent Heat Exchange Media With Selected Transfer For A Total Energy Recovery Wheel" by making, using, selling and/importing into the US sensible and latent heat exchange media embodying the claims of the SEMCO patent.

2.

Supplier Agreement by and between Lemelson Medical, Education and Research Foundation LP ("Lemelson") and Nortek, Inc. dated August 26, 1999 executed in connection with settled claim by Lemelson that some of the manufacturing processes of Nortek's subsidiaries allegedly infringed on patents for machine vision, bar coding, and/or flexible manufacturing owned by Lemelson. Nortek, Inc. has the option to purchase additional licenses for businesses acquired after the date of this agreement, which are not already covered by a separate agreement with Lemelson.

3.	Settlement and License Agreement executed in connection with settled patent infringement claim by Chamberlain against Linear Corporation.

4.

License Agreement by and between NuTone, Inc. and NuTone S.A. de C.V. for the (y) nonexclusive use of certain of NuTone's trademarks in the manufacture of products in Mexico, and (z) use of the word "NuTone" in its name.

5.	Claim by Universal Electronics made against Xantech Corporation for patent infringement on programmable, learning and macro functions of its electronic products.

Exhibit 7.1.19
Restrictions

None.

Exhibit 7.1.20
Litigation

Hoover Treated Wood Products, Inc.	The State of Georgia identified HTWP and five other parties located near HTWP's Thompson, Georgia plant, believed to contain arsenic and other hazardous substances. HTWP has reached an agreement with Johnson Controls to share the expenses attributable to HTWP equally. Five PRPs have agreed to share equally, bringing HTWP's share to 1/10th. To date, approximately $900,000 has been spent at the site, of which HTWP contributed $75,000. The PRPs agreed to a $100,000 (of which HTWP will pay $10,000) study to determine the extent of the contamination at the site and to locate other potential PRPs. There is no estimate of potential remediation costs.

Hoover Treated Wood Products, Inc.	William F. Bryan, individually, William Brandon Bryan, a male minor by his next friend William F. Bryan, his father, Cendy Still Bryan, Betty R. Still and Ashley Nicole Bryan v. Boone A . Knox, et al, including Hoover Universal, Inc. and Hoover Treated Wood Products, Inc.	Attempted class action of approximately 200 person who live in homes in the immediate vicinity of the Williams-Mesena Road Landfill allege that the landfill has resulted in the release of hazardous toxic materials, particularly from a September 1999 fire at the Landfill which plaintiffs allege resulted in the release of toxic fumes into the adjoining vicinity. Action brought to recover for alleged: (a) lost rental value of properties; (b) FMV of non-repairable damage to property: (c) special damages including cost of repair and replacement; (d) discomfort, unhappiness and annoyance; (e) personal injuries including medical expenses, lost earnings, mental and physical pain and suffering; and (f) punitive damages.

Kroy Building Products, Inc.	Certainteed Corporation v. Kroy Building Products, Inc.	Declaratory Judgment action in which plaintiff seeks judgment that it has not infringed on Kroy's trade dress or patents and that certain of Kroy's patents are invalid, unenforceable and not infringed by Certainteed.

MPDC, Inc.	In re Air Crash Near Point Magu, California, on January 31, 2000	This matter arises from the crash of Alaska Airlines Flight 261 off the coast of California in January 31, 2000. All 88 persons aboard the crash died. A total of 89 wrongful death lawsuits have been files in at least seven different states which have been assigned, under the Multi-District Litigation rules in federal court, to the US District Court for the Northern District of California in San Francisco. The Peacock Engineering Division of MPDC, Inc., a wholly-owned subsidiary of Nortek, the business of which was sold in 1991, manufactured and sold a jack screw assembly to McDonnell Douglas in 1990.

Nortek, Inc.	Various shareholder litigation regarding the Kelso & Company, L.P. transaction	Purported class action Complaint against Nortek, its directors and Kelso alleging breaches of fiduciary duty for having entered into an agreement with Kelso and management which will not maximize value for Nortek's public shareholders. Settled subject to Kelso transaction closing.

Ply Gem Industries, Inc.	Dana Snyder v. Ply Gem Industries, Inc. and Nortek, Inc.	Alleged breach of employment contractfor payment of the balance of performance awards in the amount of $1,163,786.43. Suit originally filed in the State of New York and then transferred to Rhode Island.

Ply Gem Industries, Inc.	General Electric Capital v. Ply Gem Industries, Inc.	Action seeking $1,276,240 plus interest and late fees from 3/1/2001 pursuant to Ply Gem's alleged guarantee of truck leases entered into by Allied Plywood Corporation ($647,455) and Goldenberg Group, Inc. ($628,785)

Ply Gem Industries, Inc.	Andrew Klotz, et al. V. Furman Selz LLC	Action to recover damages on behalf of Ply Gem stockholders for Furman Selz's alleged failure to obtain the highest possible price for the Ply Gem stockholders. New York courts have stayed the action pending the results of the action in Delaware of the Ply Gem shareholders litigation.

Ply Gem Industries, Inc.	INIP Co. (Landlord) v.Ply-Gem Industries, Inc. and Studley Products, Inc. (Tenant) and Ben Elias Industries Corp. (Subtenant) and Cargo Connection Logistics Corp., Cargo Connection Logistics Mid-Atlantic, LLC; CDI Management, Inc.; Midcoast Management, Inc.; and Enderwing International LLC (Occupants)	Hold over proceeding and counter suit regarding 90/95 Inip Drive, Inwood, NY. Ply Gem Industries, Inc. is a co-tenant of the facility located at INIP Drive formerly occupied by Studley Products, Inc. Ply Gem is responsible for the lease payments at this facility during the term of the lease which runs through August 2001. The rent obligation is about $90,000/month.

Ply Gem Industries, Inc.	Andrew Klotz v. Ply Gem Industries, Inc., Jeffrey S. Silverman, Dana R. Snyder, Herbert P. Dooksin, Elihu H. Modlin, Joseph M. Goldenberg, Albert Hersh, and William Lilley, III	Shareholder action to recover damages arising out of Nortek's acquisition of Ply Gem Industries, Inc.

Ply Gem Industries, Inc.	St. Paul Properties v. Ply Gem Industries, Inc. and Nortek, Inc.	Ply Gem Industries guarantees the lease for the Goldenberg Group facility in Lynwood, CA. US Wood, the successor to Goldenberg and Allied Plywood went bankrupt and Ply Gem remains a guarantor of the lease. No payments have been made since early 2000. The lease runs through 6/20/05. Total lease obligations run about $92,000/month. As of the beginning of 2002 there is a claimed arrearage of approximately $1.9 million. The property is listed at a rate substantially above our guaranteed lease rate.

Venmar Inc.	Les Industries Dettson Inc. v. Germain Courchesne et al. And Venmar	Judgment granted in favor of Dettson for $4,499,655 (Canadian) from Venmar and the former shareholders of Aston arising out of Venmar's purchase of Aston's shares by Venmar on June 3, 1994. Dettson claims that the Aston shareholders were contractually committed to sell their shares of Aston to Dettson prior to Venmar's purchase and hence the Aston shareholders has reached an enforceable agreement of sale. Aston was sold to Venmar for $1.8 million. Plaintiff argues that the value to them was greater because of extraordinary synergies. Venmar is indemnified by the shareholders of Venmar pursuant to the stock purchase agreement. $300,000 is held in trust.

Venmar Ventilation Inc.	SEMCO Incorporated v. Venmar Ventilation, Inc. and Venmar CES, Inc.	Allegations that Venmar Ventilation and Venmar CES have and continue to infringe on SEMCO's patent for "High Efficiency Sensible and Latent Heat Exchange Media With Selected Transfer For A Total Energy Recovery Wheel" by making, using, selling and/importing into the US sensible and latent heat exchange media embodying the claims of the SEMCO patent.

Exhibit 7.1.22
Leases

Capitalized Lease Obligations

1.	Nordyne, Inc. - Poplar Bluff Facility

2.	Great Lakes Window, Inc. - Agreement with LeaseNet for AS400

3.	Variform, Inc. - Jasper Facility

Exhibit 7.1.23 Pension Plans

COMPANY	PLAN

Aubrey Manufacturing, Inc.	Broan Group 401(k) Plan for Employees
(includes Aubrey Manufacturing, Inc. and Jensen Industries, Inc.)

Broan-NuTone LLC	Broan Group 401(k) Plan for Employees
(includes Aubrey Manufacturing, Inc. and Jensen Industries, Inc.)
Broan Mfg. Co., Inc. 401(k) Profit Sharing Plan

Governair Corporation	401(k) CES Flexible Savings Plan

Great Lakes Window, Inc.	Great Lakes Window, Inc. 401(k) Savings Plan

Jensen Industries, Inc.	Broan Group 401(k) Plan for Employees
(includes Aubrey Manufacturing, Inc. and Jensen Industries, Inc.)

Kroy Building Products, Inc.	Kroy Building Products 401(k) Profit Sharing Plan

Linear Corporation	Linear Corporation 401(k) Plan

Mammoth Inc.	Mammoth, Inc. Negotiated Pension Plan
Mammoth, Inc. Negotiated Hourly 401(k) Plan
401(k) CES Group Flexible Savings Plan

Multiplex Technology, Inc.	Multiplex Technology, Inc. 401(k) Savings Plan

Napco, Inc.	Napco, Inc. Profit Sharing Plan and Trust
Napco, Inc. Salary Investment Plan

Napco Window Systems, Inc.	Napco Window Systems 401(k) Savings Plan
Napco Window Systems Profit Sharing Plan

Nordyne Inc.	Nordyne Inc. 401(k) Savings Plan

Nortek, Inc.	Nortek, Inc. 401(k) Savings Plan
Nortek, Inc. Retirement Plan (including without limitation, the Universal Rundle Pension Plan)
Amended and restated Nortek, Inc. Supplemental Executive Retirement Plan dated as of February 11, 2002
Nortek, Inc. Supplemental Executive Retirement Plan B

NuTone Inc.	NuTone, Inc. Retirement Plan (merged into the Nortek, Inc. Plan)
NuTone, Inc. Hourly Retirement Plan
NuTone, Inc. 401(k) Savings Plan

Ply Gem Industries, Inc.	Ply Gem Group Pension Plan
Ply Gem Group 401(k)/Profit Sharing Plan

Rangaire LP	Rangaire LP 401(k) Plan
Rangaire LP 401(k) Savings Plan (Union)

Richwood Building Products,	Richwood Building Products, Inc. 401(k) Savings Plan
Inc.

Temtrol Inc.	401(k) CES Flexible Savings Plan

Thermal-Gard, Inc.	Thermal-Gard, Inc. 401(k) Savings Plan

Variform, Inc.	Variform, Inc. 401(k) Savings Plan

Webco, Inc.	401(k) CES Flexible Savings Plan

Xantech Corporation	Xantech 401(k) Plan

Former Subsidiaries	Hoover Treated Wood Products, Inc. Retirement Income Plan - was frozen for hourly employees as of December 31, 2001.

          Studley Products, Inc., ("Studley") a former indirect subsidiary of Nortek, Inc., contributed to the Production Service and Sales District Council Pension Fund. In May 1998, the assets of Studley were sold to an unrelated company. Although the buyer assumed the obligations under the collective bargaining agreement with respect to union employees, it did not undertake or assume any responsibility for any withdrawal liability of Studley from the multiemployer plan. Studley ceased to contribute to the fund effective as of the date of the sale. Studley received an Assessment of Withdrawal Liability from the Fund of $7,739,683 total, payable in 80 quarterly payments (20 years) of $89,747.00 which began on January 1, 1999.

Exhibit 7.1.25 Labor Relations

	SUBSIDIARY	LOCATION	BARGAINING UNIT	# OF HOURLY EMPLOYEES AS OF 3/31/02	UNIT	CONTRACT EXPIRATION DATE AND # OF YEARS

1.	Jensen Industries, Inc.	Los Angeles, CA	Teamsters Local 578	84*	84	12/1/99-11/30/02
						3 Years

2.	Napco, Inc.	NVP Plant	United Steel Workers	90	76	1/18/98 - 12/9/03
		(Butler)	of America			5 Years

3.	Nutone Inc.	Cincinnati, OH	UAW Local 2029	496	441	6/9/99 - 6/8/04
						5 Years

4.	Napco Window	Sarver Window	United Steel Workers	163*	163	1/29/01 - 1/17/05
	Systems, Inc.	Plant	of America			4 Years

5.	Rangaire, Inc.	Cleburne, TX	United Paper Workers	233**	233	5/19/99 - 5/18/05
			Local 7424			6 Years

6.	Mammoth, Inc.	Minneapolis, MN	Teamsters Local 970	248*	248	6/16/01 - 6/15/05
						4 Years

7.	Napco, Inc.	Valencia	United Steel Workers	129	124	12/1/01 - 11/30/06
			of America			5 Years

8.	Venmar Ventilation	Drummonville, QUE	Federation Des	120***	110	12/31/2007
	Inc.		Travailleurs du Quebec
			- Local 7785

*	Mandatory that all hourly employees are covered under the union contract
**	Rangaire - all hourly employees are governed under the union contract whether they pay dues or not. Only 53 employees pay the union dues.
***	Mandatory that all hourly employees are covered under the union contract. However, the employees are not in the union until their 3 month probationary period is completed.

Exhibit 7.1.30 Environmental Matters

None.

Exhibit 8.1.3 Form of Compliance Certificate

ON FILE WITH ADMINISTRATIVE AGENT.

Exhibit 8.1.4-1 and Exhibit 8.1.4-2 "Form of Borrowing Base Certificates - Summary and Detailed Borrowers"

Nortek Borrowing Base Certificate @ 5/25/02

Collateral	Gross	Ineligible	Eligible	ROA	Available
Audits
AIR
Inventory
Total Net Gross Availability
Rent Reserve
Net Available per Audits
Desk Top Review:
A/R
Inventory
Net Available per DeskTops
Total Availability
A/R
Inventory
Sub-total
Rent Reserve
Total Availability
Breakdown:
Domestic AiR
Canadian AIR
Total Accounts Receivable
Domestic Inventory
Canadian Inventory
Total Inventory
Domestic Availability
Canadian Availability
Sub-total
Rent Reserve
Total Availability

Nortek Borrowing Base Certificate @ 5/25/02

Accounts Receivable	Total	Current	1-30	31-60	> 60
Broan Manufacturing Company, Inc
Linear Corporation (Nortek)
Great lakes & Window
Mammoth, Inc.
Napco, Inc (Nortek)
NuTone Inc.
Variform, Inc. (Nortek)
Temtrol, Inc.
Nordyne, Inc.
Total

Agings "Desk Tops"	Total	Current	1-30	31-60	> 60

Broan NuTone Canada
Kroy Buildings
Total

Other Agings	Total	Current	1-30	31-60	> 60

Venmar Ventilation Inc
NAPCO Window Systems, Inc.
CES Canada
Multiplex Technology, Inc.
WEBCO
Jensen Industries
Total Due Date Aging

CWD Canada
Governair Corporation
Ventrol
Rangaire
Xantech Corp.
Thermal-Gard, Inc.
Aubrey
Richwood
Total Invoice Date Aging

Total Agings

Nortek Borrowing Base Certificate @ 5/25/02

Accounts Receivable	Gross	Ineligible	Eligible	ROA	Available
Broan Manufacturing Company, Inc.
Linear Corporation
Great Lakes Window
Mammoth, Inc.
Napco, Inc.
NuTone Inc.
Variform, Inc.
Temtrol, Inc.
Nordyne, Inc.

Total AIR Availability (Per Audit)

Nortek Borrowing Base Certificate @ 5/25/02

Inventory

Collateral	Gross	Ineligible	Eligible	ROA	Available
Broan Manufacturinq Company, Inc.
Linear Corporation
Great lakes Window
Mammoth, Inc.
Napco, Inc.
NuTone Inc.
Variform, Inc.
Temtrol, Inc.
Nordyne, Inc.

Total

INVENTORY

	Broan Manufacturing Comapny, Inc.	Linear Corp.	Great Lakes Window, Inc.	Mammoth, Inc.	Napco, Inc.	NuTone Inc.	Variform, Inc.	Temtrol, Inc.	Nordyne Inc.	Desktop Summary	Total

Slow Moving and Obsolete Inventory
Outside Warehouses
WIP
Outside Processors
Standard Cost Variance
Inventory on Trailers
IntercomDanv
Rejected Material
Inventory in transit
Finished goods located in HK
Consigned Inventory (Nordyne eligible cap = 10mm)
Bulk Inventory Adjustment
"F" Items (Canadian Inventory)
Regrind and Compound Inventory
Packaging/Cartons
Shrinkage/Scrap
Transfer Freight
General Reserves (10% of gross desktop summary inventory

TO BE UPDATED AT EACH AUDIT
Unreconciled Differences
Fasteners & Screws
Samples
Custom Finished Goods
Parts in Inspection
Supplies
Misc. Inventory
TOTAL

Nortek Borrowing Base Certificate @ 5/25/02

Agings "Desk Tops"	Total	Current	1-30	31-60	> 60

Broan NuTone Canada
Kroy Buildings
Total "Desk Top"

Other Agings	Total	Current	1-30	31-60	> 60

Venmar Ventilation Inc
NAPCO Window Systems, Inc.
CES Canada
Multiplex Technology, Inc.
WEBCO
Jensen Industries
Total Due Date Aging

CWD Canada
Governair Corporation
Ventrol
Rangaire
Xantech Corp.
Thermal-Gard, Inc.
Aubrey
Richwood
Total Invoice Date Aging

Total "Other" Agings

Total "Desk Top and Other" Agings

Nortek Borrowing Base Certificate @ 5/25/02

A/R Ineligibles	Broan-NuTone Canada	Kroy Building Products	Total
Over 90 days from Invoice
(60 days past due)
General Reserve (10% of
Gross A/R)
Intercompany
Commissions
Total Ineligibles

	Broan-NuTone Canada	Kroy Building Products	Total
Inventory Ineligbles
Slow Moving and Obsolete
General Reserve (10% of Gross Inventory)
Intransit
Supplies - Packaging & Cartons
Misc
Outside Warehouses
Consignment inventory
Inactive
WIP
Total lneligibles

Ineligibles	Venmar Ventilation Inc.	NAPCO Windows Systems, Inc.	CES Canada	Multiplex Technology, Inc.	WEBCO	CWD Canada	Governair Corporation	Ventrol	Rangaire	Xantech Corp.	Thermal-Gard, Inc.	Aubrey	Jensen Industries	Richwood	Total BNC and Kroy	Total
Over 60 from Due Date
Over 90 days from Invoice (60 days past due)
General Reserve (10% of Gross A/R)
Intercompany
Commissions

Total

Ineligibles	Venmar Ventilation Inc.	NAPCO Windows Systems, Inc.	CES Canada	Multiplex Technology, Inc.	WEBCO	CWD Canada	Governair Corporation	Ventrol	Rangaire	Xantech Corp.	Thermal-Gard, Inc.	Aubrey	Jensen Industries	Richwood	Total BNC and Kroy	Total
Parts in Inspection
Slow Moving and Obsolete
General Reserve (10% of Gross Inventory)
Intransit
Supplies - Packaging & Cartons
Misc. Inv.
Outside Warehouses
Consignment Inventory
Located in China
Inactive
WIP

Total

Nortek Borrowing Base Certificate @ 5/25/02

Perpetual "Desk Tops"	FG	WIP	RM	Total
Broan Nutone Canada
Kroy Buildings
Total

Other Perpetual	FG	WIP	RM	Total
Venmar Ventilation Inc.
NAPCO Windows System, Inc.
CES Canada
Multiplex Technology, Inc.
WEBCO
CWD Canada
Governair Corporation
Ventrol
Rangaire
Xantech Corp
Thermal-Gard, Inc.
Aubrey
Jensen Industries
Richwood
Total

Nortek Borrowing Base Certificate @ 5/25/02

Accounts Receivable	Broan Manufacturing Company, Inc.	Linear Corporation	Great Lakes Window	Mammoth, Inc.	Napco, Inc.	NuTone Inc.	Variform, Inc.	Temtrol, Inc.	Nordyne Inc.	Desktop Summary	Total
Over 30 Days Past Due
Over 60 Days Past Due Date (Excludes Notes)
Over 90 from Invoice Date
Past Due Credits
Cross Aged @ 25%
Foreign
Intercompany
Debit Memos
COOP Advertising
Volume Rebates
Returns
Notes Receivable
Commissions, start up and net items - rep payable
Warranty reserve (1 year claims)
Out of Warehouse (OWH)
A/R Reserves (10% of cross desktop accounts receivable)

TO BE UPDATED AT EACH AUDIT
Product on Trailers
Unapplied Cash
Price Protection
Extended Terms
Prebilled Invoices
Floor Planning
Government
Employee
Finance Charges
TOTAL

Exhibit 8.2.3 Existing Indebtedness

DEBTOR	CREDITOR	DATE	OUTSTANDING AMT. as of 12/31/2001
Linear Corporation	Wells Fargo Bank	09/01	$ 695,000
Aubrey Manufacturing Inc.	Mid City National Bank	12/96	$1,435,000
Variform,. Inc.	WV Econ Develop. Revenue Bonds	04/97	$2,152,000
Variform, Inc.	MO Econ Develop. Revenue Bonds	09/90	$ 770,000
Great Lakes Window Inc.	Wood County, OH Revenue Bonds *	10/96	$2,605,000
Great Lakes Window Inc.	Wood County, OH Revenue Bonds *	06/90	$1,815,000
Kroy Building Products, Inc.	York State Bank Revenue Bonds	12/98	$ 572,000
Kroy Building Products, Inc.	Columbus County Industrial Revenue Bonds	06/01	$4,979,000
Kroy Building Products, Inc.	City of York, NE Revenue Bonds	06/98	$5,600,000
Napco Window Systems, Inc.	(Sarver)	12/96	$1,033,000
Napco Window Systems, Inc.	Pennsylvania Econ. Development Finance Authority - Revenue Bonds	04/96	$2,890,000
Napco, Inc.	Pennsylvania Econ. Development	04/96	$2,000,000
s	Finance Authority - Revenue Bonds
Napco, Inc.	PIDA	05/94	$ 337,000
Nordyne Inc.	Poplar Bluff Facility	11/00	$6,752,000
Napco Window System, Inc.	IBM AS400		$ 1,000
Great Lakes Window, Inc.	LeaseNet AS400	07/01	$ 316,000
Variform Inc.	Marion County Environ Develop.	01/92	$7,000,000
Linear Corporation	Michael Stoff	03/99	$ 113,000
Venmar Ventilation Inc.	Government of Quebec, Canada	10/93	$1,014,000
Nortek, Inc.	BMW Finance	12/00	$ 27,000
Xantech Corporation	Xantech Former Owners	12/99	$3,840,000
Broan NuTone Canada Inc.	CIBC LC	1/90	$10,500CDN
Broan NuTone Canada Inc.	CIBC LC	12/93	$175,000CDN
Broan NuTone Canada Inc.	CIBC LC	10/01	$692,000CDN

____________________________________
*	Reimbursement obligation to The Fifth Third Bank of Northwestern Ohio, N.A. in connection with standby letter of credit issued in connection therewith.

Exhibit 8.2.5 Permitted Liens

Name of Debtor	Name of Secured Party	Search Locations	Filing Date	Filing Number	Description of Collateral
Aubrey Manufacturing, Inc.	Crown Credit Company	S/S Delaware	2/1/02	2051289 1	One (1) Crown Lift Truck
Aubrey Manufacturing	Crown Credit Company	S/S Illinois	12/16/96	3626100	One (1) Crown Lift Truck
Aubrey Manufacturing, Inc.	Ameritech Credit Corporation	S/S Illinois	1/2/98	3781090	Leased Telecommunications Equipment
Aubrey Manufacturing (a division of Broan Manufacturing)	Bank Wisconsin	S/S Illinois	5/22/98	3854850	Leased Equipment
Fidelity Investment Co.	Pitney Bowes Credit Corp.	S/S Rhode Island	12/8/99	705337	Leased Pitney Bowes Copier Equipment
Governair Corporation	Toyota Motor Credit Corp. (assignee of Westquip Inc.)	Oklahoma County, OK	8/20/97	043150	One (1) Toyota Forklift
Governair Corporation	Toyota Motor Credit Corp. (assignee of Westquip Inc.)	Oklahoma County, OK	8/20/97	043151	One (1) Toyota Forklift
Governair Corporation	Toyota Motor Credit Corp. (assignee of Westquip Inc.)	Oklahoma County, OK	9/25/97	049389	Two (2) Toyota Forklifts
Governair Corporation	Union Bank and Trust Co. (assignee of BMI Systems Corporation)	Oklahoma County, OK	10/31/97	056207	Leased Equipment
Governair Corporation	Textron Financial Corp. (assignee of LeaseNOW)	Oklahoma County, OK	11/4/99	0055722	Leased Equipment (Telephone System)
Governair Corporation	Union Bank and Trust Co. (assignee of BMI Systems Corporation)	Oklahoma County, OK	12/9/99	0060841	Leased Equipment (Canon Copier)
Governair Corp.	Toyota Motor Credit Corp. (assignee of Westquip Inc.)	Oklahoma County, OK	3/28/01	0017282	One (1) Toyota Forklift
Governair Corporation	Marlin Leasing Corporation	Oklahoma County, OK	4/18/01	0021766	Leased Equipment (Burglar, Fire and Access Control Security System)
Governair Corporation	Americrest Bank	Oklahoma County, OK	1/7/02	B2002000264723	Leased Equipment (Canon Copiers)
Great Lakes Window	Pitney Bowes Credit Corporation	S/S Ohio	12/21/99	AP0204427	Leased Pitney Bowes Equipment
Great Lakes Window Inc. (as Lessee)	IBM Credit Corporation (as Lessor)	S/S Ohio	1/20/98	AP0018971	Leased IBM Equipment
Great Lakes Window, Inc.	Fifth Third Bank, Central Ohio (assignee of LeaseNet, Inc.)	S/S Ohio	6/22/01	AP350926	Leased Equipment
Great Lakes Window, Inc.	Fifth Third Bank, Central Ohio (assignee of LeaseNet, Inc.)	S/S Ohio	6/22/01	AP350925	Leased Equipment
Great Lakes Window, Inc.	Dana Commercial Credit Corporation	S/S Ohio	3/6/00	AP0219096	Two (2) Caterpillar Forklifts
Great Lakes Window, Inc.	Fifth Third Bank of Northwestern Ohio, N.A.	S/S Ohio	2/26/98	AP0028471	All fixed assets (as that term is used therein) of the Debtor and related records, accessories and other property associated thereto
Nutone Inc./NTK Sub, Inc.	BancBoston Leasing Inc.	S/S Ohio	8/4/96	AP0072184	Leased Equipment
Great Lakes Window, Inc. (as Lessee)	IBM Credit Corporation (as Lessor)	Wood County, OH	1/22/98	98-113	Leased IBM Equipment
Great Lakes Window, Inc.	Fifth Third Bank of Northwestern Ohio, N.A.	Wood County, OH	3/6/98	98-384	All fixed assets (as that term is used therein) of the Debtor and related records, accessories and other property associated thereto
Great Lakes Window, Inc.	Dana Commercial Credit Corporation	Wood County, OH	3/6/00	00-339	Two (2) Caterpillar Forklifts
Jensen Industries, Inc.	Toyota Motor Credit Corp.	S/S California	9/17/97	9726560108	Two (2) Toyota Forklifts
Jensen Industries, Inc.	Crown Credit Company	S/S California	8/4/00	0022360288	One (1) Crown Forklift with Charger and Batteries
Kroy Building Products, Inc.	SSD Control Technology, Inc.	S/S Delaware	7/30/01	1082853 8	Equipment located in Nebraska
Kroy Building Products, Inc.	Wells Fargo Financial	S/S Delaware	10/18/01	1143944 2	Leased telecommunications equipment
Kroy Building Products	Tenant Company	S/S Nebraska	1/7/98	755417	One (1) Tenant Power Sweeper
Kroy Building Products	CIT Technology Financing Services Inc.	S/S Nebraska	10/12/01	9901171649-9	One (1) Leased Nortel Phone System
Linear Corp	Pitney Bowes Credit Corporation	S/S California	12/29/98	9900660306	Leased Pitney Bowes Equipment
Mammoth, Inc.	TIE National Leasing Inc.	S/S Minnesota	4/17/95	1753500	Leased Equipment
Mammoth, Inc. (as Lessee)	IBM Credit Corporation (as Lessor)	S/S Minnesota	6/2/98	2042071	Leased IBM Equipment
Mammoth, Inc. (as Lessee)	IBM Credit Corporation (as Lessor)	S/S Minnesota	6/17/98	2045954	Leased IBM Equipment
Mammoth, Inc.	Citicorp Del Lease, Inc.	S/S Minnesota	6/23/98	2047513	One (1) Mitsubishi Lift Truck
Mammoth, Inc.	Herc-U-Lift	S/S Minnesota	8/2/99	2151591	Two (2) Mitsubishi Lift Trucks
Mammoth, Inc.	Citicorp Del Lease, Inc.	S/S Minnesota	10/7/99	2168258	One (1) Mitsubishi Lift Truck
Mammoth, Inc. (as Lessee)	IBM Credit Corporation (as Lessor)	S/S Minnesota	12/28/99	2188690	Leased IBM Equipment	S/S Minnesota
Mammoth Inc. and Commercial Environmental Systems Group, Inc. (as Lessees)	Union Planters Bank, N.A.	S/S Minnesota	1/10/00	2192359	Leased Equipment
Mammoth, Inc.	Mellon Leasing	S/S Minnesota	4/21/00	2221083	One (1) Leased Rider Scrubber/Sweep
Mammoth, Inc.	Citicorp Del Lease, Inc.	S/S Minnesota	10/12/00	2266192	One (1) Caterpillar Lift Truck
Mammoth Air, Inc.	Advance Acceptance Corporation	S/S Minnesota	4/20/98	2029718	One (1) Pro LP Projector and Case
Mammoth, Inc. and Commercial Environmental Systems Group, Inc.	Firstar Bank, N.A.	S/S Minnesota	1/19/00	2194544	Leased Equipment
Mammoth, Inc.	Ervin Leasing Company	S/S Michigan	6/30/98	D39842	Leased Equipment
Mammoth, Inc.	BCL Capital	S/S Michigan	12/12/99	D596878	Leased Minolta Copiers
Mammoth, Inc.	Ervin Leasing Company	S/S Michigan	8/30/00	D688984	One (1) Leased Platform Lift System
Multiplex Technology Inc. DBA Channel Plus	Zenith Electronics Corporation	S/S California	7/17/97	9720360351	All Zenith goods and merchandise of Secured Party held by Debtor
NAPCO, Inc.	Toyota Motor Credit Corporation	S/S Delaware	4/18/02	2114083 3	Two (2) Toyota Forklifts
NAPCO, Inc.	The CIT Group/Equipment Financing, Inc. (assignee of Beckwith Machinery Company)	S/S Pennsylvania	10/10/96	55940845	One (1) Royal Forklift
NAPCO, Inc.	Raymond Leasing Corporation (assignee of Pengate Handling Systems, Inc.)	S/S Pennsylvania	6/5/97	26750778	One (1) Raymond forklift with battery and charger
NAPCO, Inc. (as Lessee)	IBM Credit Corporation (as Lessor)	S/S Pennsylvania	1/26/98	28480185	Leased IBM Equipment
NAPCO, Incorporated	BCL Capital (assignee of Van Dyk Business Systems)	S/S Pennsylvania	6/14/99	30370681	Leased Equipment
NAPCO	BCL Capital (assignee of Van Dyk Business Systems)	S/S Pennsylvania	12/21/99	31070933	Leased Equipment
NAPCO, Inc.	Raymond Leasing Corporation (assignee of Pengate Handling Systems, Inc.)	S/S Pennsylvania	12/23/99	31080788	One (1) Raymond Forklift with battery
NAPCO	BCL Capital (assignee of Van Dyk Business Systems)	S/S Pennsylvania	3/6/00	31350579	One (1) Leased Sharp Copier
NAPCO, Inc.	Raymond Leasing Corporation (assignee of Pengate Handling Systems, Inc.)	S/S Pennsylvania	6/21/00	31760103	One (1) Raymond forklift with battery and charger
NAPCO	BCL Capital (assignee of Van Dyk Business Systems)	S/S Pennsylvania	8/14/00	31960243	Leased Equipment
NAPCO, Inc.	CFC Investment Company	S/S Pennsylvania	4/8/02	36100385	One (1) Alto Sweeper/Scrubber
NAPCO, Inc.	Raymond Leasing Corporation (assignee of Pengate Handling Systems, Inc.)	Butler County, PA	6/5/97	00727	One (1) Raymond Forklift with battery and charger
NAPCO, Incorporated	BCL Capital (assignee of Van Dyk Business Systems)	Butler County, PA	6/15/99	00758	Leased Equipment
NAPCO, Inc.	Raymond Leasing Corporation (assignee of Pengate Handling Systems, Inc.)	Butler County, PA	12/23/99	01644	One (1) leased Raymond Forklift with battery
NAPCO, Inc.	Raymond Leasing Corporation (assignee of Pengate Handling Systems, Inc.)	Butler County, PA	6/21/00	00787	One (1) leased Raymond Forklift with battery and charger
Nordyne, Inc.	Firstar Equipment Finance, a Division of Firstar Bank, N.A.	S/S Delaware	8/22/01	1101159 7	Leased Equipment
Nordyne, Inc.	Wells Fargo Equipment Finance	S/S Delaware	8/30/01	1107101 3	Leased Equipment
Nordyne, Inc.	Banc of America Leasing of Capital, LLC	S/S Delaware	5/1/02	2108607 7
Nordyne, Inc.	Associates Leasing Inc.	S/S Missouri	12/17/99	3102775	One (1) Nissan Forklift with battery and charger
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	S/S Missouri	7/18/97	2812283	Equipment
Nordyne, Inc.	Firstar Bank, N.A.	S/S Missouri	1/29/01	4128476	Leased Machine Tools
Nordyne, Inc.	Wells Fargo Equipment Finance (assignee of Onesource Financial Corp.)	S/S Missouri	2/20/01	4135430	Leased Equipment
Nordyne, Inc.	GTE Leasing Corporation	S/S Missouri	7/9/99	3054839	Leased Equipment
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	S/S Missouri	5/29/97	2795172	Leased Equipment
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	S/S Missouri	6/30/97	2805357	Leased Equipment
Nordyne, Inc.	Copelco Capital, Inc.	S/S Missouri	11/1/99	3089307	Leased Equipment
Nordyne, Inc.	Associates Leasing, Inc.	S/S Missouri	12/18/00	4115733	Leased Equipment
Nordyne, Inc.	GTE Leasing Corporation	S/S Missouri	3/15/00	4022837	One (1) Ampomator CGS IV Machine
Nordyne, Inc.	Associates Leasing, Inc.	S/S Missouri	12/18/00	4115724	One (1) Nissan Forklift with battery
Nordyne, Inc.	GTE Leasing Corporation	S/S Missouri	7/13/99	3055432	Leased Equipment
Nordyne, Inc.	Associates Leasing, Inc.	S/S Missouri	12/17/99	3102788	One (1) Nissan Forklift with battery and charger
Nordyne, Inc.	Wells Fargo Equipment Finance (assignee of Onesource Financial Corp.)	S/S Missouri	6/1/01	4170568	Leased Equipment
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	S/S Missouri	5/4/98	2911579	One (1) JCU Forklift
Nordyne, Inc.	Handling & Storage Concepts, Inc.	S/S Missouri	10/5/00	4093237	Fifteen (15) Nissan Forklifts
Nordyne, Inc.	Crown Credit Company	S/S Missouri	5/30/97	2795504	Two (2) Crown lift trucks with batteries and chargers
Nordyne, Inc.	Tennant Financial Services	S/S Missouri	3/28/01	4148798	One (1) Tenant Model 7400 Scrubber
Nordyne, Inc.	Verizon Credit Inc.	S/S Missouri	2/1/01	4130165	Leased Equipment
Nordyne, Inc.	Mellon First United Leasing	S/S Missouri	7/17/97	2811484	Five (5) Leased Clark Forklifts
Nordyne, Inc.	Associates Leasing, Inc.	S/S Missouri	7/18/00	4067777	One (1) Nissan Forklift
Nordyne, Inc.	Firstar Bank, N.A.	S/S Missouri	5/9/01	4162653	Leased Equipment
Nordyne, Inc.	Nissan Motor Acceptance (assignee of Oram Material Handling Systems, Inc.	S/S Missouri	11/17/97	2851869	Three (3) Nissan Forklifts
Nordyne, Inc.	Wells Fargo Equipment Finance	S/S Missouri	11/14/00	4105470	Leased Equipment
Nordyne, Inc.	GTE Leasing Corporation	S/S Missouri	11/23/99	3096140	Leased Data Equipment
Nordyne, Inc.	LaSalle National Leasing Corporation	S/S Missouri	1/5/00	4000262	Leased Equipment
Nordyne, Inc.	Incentive Financial Services	S/S Missouri	12/3/99	3099338	One (1) Sweeper Scrubber
Nordyne, Inc.	Associates Commercial Corporation (assignee of Associates Commercial Corporation)	S/S Missouri	6/13/00	4056820	One (1) Nissan Forklift with batteries and chargers
Nordyne, Inc.	Associates Commercial Corporation	S/S Missouri	6/23/00	4060591	One (1) Nissan Forklift with batteries and chargers
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts Inc.)	S/S Missouri	5/29/97	2795173	Five (5) Quad Trailers and Two (2) Flat bed Qual Trailer Truckers
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts, Inc.)	S/S Missouri	12/26/97	2865641	Equipment
Nordyne, Inc.	Bobcat Financial Services, a Division of Associates Commercial Corporation	S/S Missouri	4/20/00	4035206	One (1) Nissan Forklift
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	S/S Missouri	6/30/97	2805358	Leased Equipment
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	S/S Missouri	9/2/97	2826263	Leased Equipment
Nordyne, Inc.	Onesource Financial Corp.	S/S Missouri	6/13/00	4056732	Leased Equipment
Nordyne, Inc.	Associates Leasing, Inc.	S/S Missouri	7/29/99	3060458	One (1) Nissan Forklift
Nordyne, Inc.	Associates Leasing, Inc.	S/S Missouri	3/4/99	3009739	One (1) 1999 Nissan Forklift
Nordyne, Inc.	GTE Leasing Corporation	S/S Missouri	7/13/99	3055431	Leased Equipment
Nordyne Incorporated	Associates Leasing, Inc.	S/S Missouri	5/4/01	4161966	Two (2) Nissan Forklifts
Nordyne, Inc.	Associates Leasing, Inc.	S/S Missouri	7/18/00	4067790	One (1) Nissan Forklift
Nordyne, Inc.	Bobcat Financial Services, a Division of Associates Commercial Corporation	S/S Missouri	4/20/00	4035221	One (1) Nissan Forklift
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	S/S Missouri	9/22/97	2833502	One (1) Fork Positioned
Nordyne, Inc.	Nissan Motor Acceptance Corp. (assignee of Oram Material Handling Systems)	S/S Missouri	8/3/98	2942405	One (1) Nissan Forklift
Nordyne, Inc.	Firstar Bank, N.A.	S/S Missouri	5/9/01	4162654	Leased Equipment
Nordyne, Inc.	Crown Credit Company	St. Louis County, MO	5/29/97	6311	Two (2) Crown Lift Trucks with batteries and chargers
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	St. Louis County, MO	6/2/97	6461	Leased Equipment
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	St. Louis County, MO	6/2/97	6462	Five (5) Quad Trailers and two (2) Flat bed Quad Tracker Trailer
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	St. Louis County, MO	6/30/97	7885	Leased Nissan Equipment
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	St. Louis County, MO	6/30/97	7886	Leased Equipment
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	St. Louis County, MO	7/18/97	8759	Leased Equipment
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	St. Louis County, MO	9/2/97	10636	Leased Equipment
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	St. Louis County, MO	9/19/97	11321	One (1) Fork Positioner
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	St. Louis County, MO	12/29/97	15600	Leased Equipment
Nordyne, Inc.	NMAC (assignee of Handling & Storage Concepts)	St. Louis County, MO	5/6/98	5588	One (1) JCU Forklift
Nordyne, Inc.	Associates Leasing, Inc.	St. Louis County, MO	3/8/99	2602	Five (5) Nissan Forklifts
Nordyne, Inc.	GTE Leasing Corporation	St. Louis County, MO	7/12/99	7814	Leased Equipment
Nordyne, Inc.	GTE Leasing Corporation	St. Louis County, MO	7/13/99	7898	Leased Equipment
Nordyne, Inc.	GTE Leasing Corporation	St. Louis County, MO	7/13/99	7900	Leased Equipment
Nordyne, Inc.	Copelco Capital, Inc.	St. Louis County, MO	11/1/99	12205	Leased Equipment
Nordyne, Inc.	Incentive Financial Services	St. Louis County, MO	12/8/99	13473	One (1) Sweeper Scrubber
Nordyne, Inc.	Handling & Storage Concepts, Inc.	St. Louis County, MO	10/5/00	200012287	Fifteen (15) Nissan Forklifts
Nordyne, Inc.	Verizon Credit Inc.	St. Louis County, MO	2/2/01	200101484	Leased Equipment
Nordyne, Inc.	Onesource Financial Corp	Butler County, MO	2/20/01	101269	Leased Equipment
Nordyne, Inc.	Tennant Financial Services	Butler County, MO	3/28/01	101483	One (1) Tennant Scrubber
Nordyne, Inc.	Wells Fargo Equipment Finance (assignee of Onesource Financial Corp.)	St. Charles County, MO	6/1/01	1671	Leased Equipment
Nordyne, Inc.	Wells Fargo Equipment Finance (assignee of Onesource Financial Corp.)	St. Charles County, MO	2/21/01	497	Leased Equipment
Nordyne, Inc.	Wells Fargo Equipment Finance (assignee of Onesource Financial Corp.)	St. Charles County, MO	11/14/00	3253	Leased Equipment
Nordyne, Inc.	Bobcat Financial Services, a Division of Associates Commercial Corporation	St. Charles County, MO	4/21/00	1169	One (1) Nissan Forklift
Nordyne, Inc.	Bobcat Financial Services, a Division of Associates Commercial Corporation	St. Charles County, MO	4/20/00	1158	One (1) Nissan Forklift
Nordyne, Inc.	Nissan Motor Acceptance (assignee of Oram Material Handling Systems, Inc.	St. Charles County, MO	11/17/97	04271	Three (3) Nissan Forklifts
Nordyne, Inc.	Onesource Financial Corp.	St. Charles County, MO	6/12/00	1670	Leased Equipment
Nordyne, Inc.	GTE Leasing Corporation	St. Charles County, MO	11/24/99	04178	Leased Equipment
NuTone Inc./NTK Sub. Inc.	BancBoston Leasing Inc.	S/S Ohio	8/4/98	AP0072184	Leased Equipment
NuTone Inc./NTK Sub. Inc.	BancBoston Leasing Inc.	Hamilton County, OH	8/21/98	98-157367	Leased Equipment
Nortek, Inc.	Verizon Credit Inc.	S/S Delaware	8/29/01	1105720 2	Leased Equipment
Nortek, Inc.	Green Tree Vendor Services Group	S/S Rhode Island	5/7/96	701310	Leased Equipment
Ply Gem Industries, Inc.	Chase Manhattan Trust Company, N.A. (ultimate assignee of PNC Bank, Ohio, N.A., as Trustee and Fifth Third Bank of Northwestern Ohio)	S/S Delaware	9/5/01	1110810 4	Receipts and Revenues attached to real property located in Wood County, OH
Ply Gem Industries, Inc.	Chase Manhattan Trust Company, N.A. (ultimate assignee of PNC Bank, Ohio, N.A., as Trustee and Fifth Third Bank of Northwestern Ohio)	S/S Delaware	12/21/01	2017323 1	Receipts and Revenues attached to real property located in Wood County, OH
The Richwood Building Products, Inc.	Portman Equipment Company	Boone County, KY	6/23/98	268182	One (1) Caterpillar Forklift with battery and charger
The Richwood Building Products, Inc.	Portman Equipment Company	Boone County, KY	6/23/98	268183	One (1) Caterpillar Forklift with battery and charger
Webco Inc.	Copelco Capital, Inc.	S/S Missouri	5/2/00	4040095	Leased Equipment
Webco Inc.	Copelco Capital, Inc.	S/S Missouri	6/19/00	4059103	Leased Equipment
Webco Inc.	TIACC (assignee of Keiser Equipment Company, Inc.)	S/S Missouri	6/7/01	4174004	One (1) Toyota Forklift
Webco Inc.	Sordoni Skanska Const. Co.	S/S Missouri	11/14/97	2851754	Roof Curbs for twelve (12) Air Handling Units
Webco Inc.	TIACC (assignee of Keiser Equipment Company, Inc.)	S/S Missouri	9/30/99	3080457	One (1) Toyota Forklift
Webco Inc.	TIACC (assignee of Keiser Equipment Company, Inc.)	S/S Missouri	2/14/00	4014711	One (1) Toyota Forklift
Webco, Inc.	Sordoni Skanska Const. Co.	S/S Missouri	1/20/98	2872667	Three (3) Air Handling Units
Xantech Corporation	Bank of The West	S/S California	11/20/96	9632660813	Computer Equipment and Automatic Mail Machine
Xantech Corporation	Bank of The West	S/S California	1/8/97	9700960205	One (1) Audio Test Set
Xantech Corporation	Bank of The West	S/S California	7/1/97	9718460934	Video Conferencing Equipment
Xantech Corporation	Bank of The West	S/S California	11/7/97	9731760185	Computer Equipment
Xantech Corporation	Bank of The West	S/S California	4/27/98	9811860673	Corporate and Telephone Equipment
We Monitor America, Inc.	Ervin Leasing Company	Maricopa County, AZ	11/6/97	9991837	Leased Mailing Equipment

1.

Aubrey Manufacturing, Inc. has granted a mortgage, dated December 30, 1996 to The Mid-City National Bank of Chicago on its real property located at 6709 South Main Street, Union, IL in connection with the indebtedness listed on Exhibit 8.2.3.

2.

Linear Corporation has granted a mortgage, dated September 1, 2001 to Wells Fargo Bank on its real property located at 2055 Corte Del Nogal, Carlsbad, CA in connection with the indebtedness listed on Exhibit 8.2.3.

3.

Great Lakes Window, Inc. (through its parent Ply Gem Industries, Inc.) has granted a mortgage, dated October 1, 1989 to The Fifth Third Bank of Northwestern Ohio, N.A. on its real property located at 30499 Tracy Road, Walbridge, OH to secure its reimbursement obligation in connection with the standby letter of credit issued by the bank with respect to the indebtedness listed on Exhibit 8.2.3.

4.

Great Lakes Window, Inc. (through its parent Ply Gem Industries, Inc.) has granted a mortgage, dated June 1, 1992 to The Fifth Third Bank of Northwestern Ohio, N.A. on its real property located at 30499 Tracy Road, Walbridge, OH to secure its reimbursement obligation in connection with the standby letter of credit issued by the bank with respect to the indebtedness listed on Exhibit 8.2.3.

Exhibit 8.1.12 Existing Investments

NORTEK, INC. SHORT-TERM CASH INVESTMENTS - PRUDENTIAL as of July 19, 2002

DESCRIPTION OF INVESTMENT	MATURITY	DATE	COST	ACCRETION
	DATE	PURCHASED

Federal National Mortgage Disc Note	07/24/02	02/05/02	$11,175,888.74	$85,111.26
Federal Home Loan Mortgage Disc Note	07/31/02	03/14/02	$5,037,699.88	$32,300.12
Federal Home Loan Bank Disc Note	08/21/02	03/21/02	$10,101,868.56	$76,131.44
Federal Home Loan Bank Disc Note	08/28/02	06/28/02	$9,320,567.00	$23,433.00
Federal Home Loan Bank Disc Note	08/30/02	05/16/02	$10,386,613.72	$46,386.28
Federal Home Loan Bank Disc Note	09/04/02	05/09/02	$9,136,554.20	$45,445.80
Federal Home Loan Mortgage Disc Note	09/13/02	02/13/02	$15,233,359.49	$147,640.51
			$70,392,551.59	$456,448.41
PLY GEM INDUSTRIES, INC. SHORT-TERM CASH INVESTMENTS - PRUDENTIAL as of July 19, 2002

DESCRIPTION OF INVESTMENT	MATURITY	DATE	COST	ACCRETION
	DATE	PURCHASED

Federal National Mortgage Disc Note	07/31/02	02/05/02	$10,214,455.68	$81,544.32
Federal Home Loan Bank Disc Note	07/31/02	02/06/02	$7,106,591.38	$56,408.62
Federal Home Loan Mortgage Disc Note	07/31/02	03/15/02	$5,158,166.93	$32,833.07
Federal Home Loan Bank Disc Note	08/21/02	03/21/02	$13,209,448.68	$99,551.32
Federal Naitonal Mortgage Disc Note	08/23/02	04/03/02	$5,501,758.61	$38,241.39
Federal Home Loan Mortgage Disc Note	08/23/02	04/23/02	$9,100,012.19	$48,987.81
Federal Home Loan Mortgage Disc Note	8/26/02	4/03/02	$5,497,971.84	$39,028.16
Federal Home Loan Mortgage Disc Note	8/26/02	4/19/02	$20,206,481.47	$116,518.53
Federal Home Loan Mortgage Disc Note	8/30/02	5/02/02	$5,053,245.33	$26,754.67
			$81,048,132.11	$539,867.89

NORTEK, INC. MONEY MARKET INVESTMENTS as of July 19, 2002

DESCRIPTION OF INVESTMENT	PER SHARE	NO. SHARES	MARKET VALUE

Fleet Bank - Galaxy Fund	$1.00	17,820.73	$ 17,820.73

Provident Institutional Fund	$1.00	126,061.71	$ 126,061.71

Fidelity U.S. Treasury Fund	$1.00	69,884,949.83	$69,884,949.83

PLY GEM INDUSTRIES, INC MONEY MARKET INVESTMENTS as of July 19, 2002

DESCRIPTION OF INVESTMENT	PER SHARE	NO. SHARES	MARKET VALUE

Fleet Bank - Galaxy Fund	$1.00	42,249.91	$ 42,249.91

Fidelity U.S. Treasury Fund	$1.00	31,461,234.04	$31,461,234.04

Nortek , Inc. owns 200,000 shares of Oak Ridge Capital Group, Inc. (formerly known as Realco, Inc.) which is publicly traded on the NASDAQ.

Investment in Lear Jet	$ 2,793,035.50
(less Accumulated Amortization)	(764,862.03)	$2,028,173.47

Investment in Fleet Center	$ 1,154,999.88
(less Accumulated Amortization)	(1,154,999.88)

S/T portion Ply Gem Mfg Note	$ 425,000.00
Reserve	(425,000.00)
L/T portion Ply Gem Mfg Note	425,000.00
Reserve	(425,000.00)

Mammoth China - investment in joint venture	$ 332,000.00